Exhibit 10.1:  Master Transaction Agreement, dated February 9, 2005

                          MASTER TRANSACTION AGREEMENT

                                  BY AND AMONG

                           MERITAGE HOMES CORPORATION,

                        MERITAGE HOMES OF FLORIDA, INC.,

                              COLONIAL HOMES, INC.,

                             COLONIAL SHORES, L.L.C.

                                       AND

                              THE COLONIAL COMPANY

                             Dated February 9, 2005

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                               TABLE OF CONTENTS
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ARTICLE I             DEFINITIONS...........................................................    2

         1.1      Definitions...............................................................    2

ARTICLE II            PURCHASE AND SALE OF ASSETS...........................................    8

         2.1      Closing...................................................................    8
         2.2      Assets to be Purchased....................................................    9
         2.3      Excluded Assets Not Being Transferred; Option Agreement...................   11
         2.4      Liabilities...............................................................   12
         2.5      Purchase Price; Adjustment; and Warranty and Reserve Administration.......   14
         2.6      Allocation of Purchase Price..............................................   16
         2.7      Risk of Loss..............................................................   16

ARTICLE III           REPRESENTATIONS AND WARRANTIES OF BUYER AND MERITAGE..................   16

         3.1      Organization and Qualification............................................   16
         3.2      Authority Relative to this Agreement......................................   17
         3.3      No Conflicts..............................................................   17

ARTICLE IV            REPRESENTATIONS AND WARRANTIES OF SELLER..............................   17

         4.1      Organization and Qualification............................................   17
         4.2      Authority Relative to this Agreement......................................   17
         4.3      Legal Capacity and Authority of Selling Parties...........................   18
         4.4      No Conflicts..............................................................   18
         4.5      No Consents...............................................................   18
         4.6      Ownership Interests.......................................................   18
         4.7      Financial Statements......................................................   18
         4.8      Absence of Undisclosed Liabilities........................................   18
         4.9      No Material Adverse Changes...............................................   19
         4.10     Absence of Certain Developments...........................................   19
         4.11     Permitted Liens; Good Title to and Condition of Assets....................   20
         4.12     Legal Descriptions of Real Property.......................................   21
         4.13     Real Property.............................................................   21
         4.14     Acquired Contracts........................................................   24
         4.15     Warranties................................................................   25
         4.16     Environmental Matters.....................................................   25
         4.17     Tax Matters...............................................................   27
         4.18     Restrictions on Business Activities.......................................   29
         4.19     Intellectual Property.....................................................   29
         4.20     Litigation................................................................   29
         4.21     Employees.................................................................   30
         4.22     Employee Benefit Plans....................................................   30
         4.23     Insurance.................................................................   31
         4.24     Affiliate Transactions....................................................   31
         4.25     Compliance with Laws......................................................   32
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                               TABLE OF CONTENTS

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         4.26     Permits...................................................................   32
         4.27     Membership Records; Minute Books..........................................   33
         4.28     Budgets...................................................................   33
         4.29     Hurricane Damage..........................................................   33
         4.30     Disclosure................................................................   33
         4.31     Condominiums..............................................................   33
         4.32     Retail Sales Contracts....................................................   34
         4.33     Covenants, Conditions and Restrictions....................................   34
         4.34     Associations..............................................................   34
         4.35     Coastal Construction Control Line.........................................   35

ARTICLE V             CONDUCT OF COLONIAL PENDING THE CLOSING...............................   35

         5.1      Conduct of Business Pending the Closing...................................   35
         5.2      Business Relationships....................................................   36
         5.3      Notification of Certain Matters...........................................   37
         5.4      Required Approvals........................................................   37

ARTICLE VI            ADDITIONAL AGREEMENTS.................................................   37

         6.1      Employment; Transition Matters............................................   37
         6.2      Break-Up Fee..............................................................   38
         6.3      No Negotiations...........................................................   38
         6.4      Public Announcements......................................................   39
         6.5      Confidentiality...........................................................   39
         6.6      Further Assurances........................................................   39
         6.7      Right to Enter and Inspect................................................   40
         6.8      Tax on Prior Sales........................................................   40
         6.9      Transfer of Permits.......................................................   40
         6.10     Intentionally Omitted.....................................................   41
         6.11     Declarant's and Developer's Rights........................................   41
         6.12     Intentionally Omitted.....................................................   41
         6.13     General Contractor License; Agent.........................................   41
         6.14     Sterling Oaks Subdivision.................................................   41
         6.15     Right of First Refusal....................................................   42
         6.16     Intentionally Omitted.....................................................   42
         6.17     Moody River Lease.........................................................   42
         6.18     Association Reserves......................................................   42

ARTICLE VII           CONDITIONS............................................................   42

         7.1      Conditions to Obligation of Seller........................................   42
         7.2      Conditions to Obligations of Meritage and Buyer...........................   43

ARTICLE VIII          CLOSING...............................................................   45

         8.1      Seller's Obligations......................................................   45
         8.2      Buyer's Obligations.......................................................   47
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                               TABLE OF CONTENTS

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         8.3      Transfer Fees, Title Costs, and Closing Costs and Other Fees; Prorations..   47

ARTICLE IX            SURVIVAL AND INDEMNITIES..............................................   48

         9.1      Survival of Representations and Warranties................................   48
         9.2      Nature of Statements......................................................   48
         9.3      Arbitration...............................................................   48

ARTICLE X             TERMINATION/REMEDIES..................................................   49

         10.1     Termination...............................................................   49
         10.2     Effect of Termination.....................................................   49
         10.3     Specific Performance......................................................   49

ARTICLE XI            GENERAL PROVISIONS....................................................   49

         11.1     Notices...................................................................   49
         11.2     Counterparts..............................................................   50
         11.3     Governing Law; Venue......................................................   50
         11.4     Assignment................................................................   51
         11.5     Gender and Number.........................................................   51
         11.6     Schedules and Exhibits....................................................   51
         11.7     Waiver of Provisions......................................................   51
         11.8     Costs.....................................................................   51
         11.9     Amendment.................................................................   51
         11.10    Severability..............................................................   51
         11.11    Binding Effect............................................................   51
         11.12    Construction..............................................................   52
         11.13    Time Periods..............................................................   52
         11.14    Headings..................................................................   52
         11.15    Commission................................................................   52
         11.16    Access to Records.........................................................   52
         11.17    Entire Agreement..........................................................   52
         11.18    Enforcement of Rights.....................................................   52
         11.19    Radon Gas.................................................................   53
         11.20    Taxes.....................................................................   53
         11.21    CDD.......................................................................   53
         11.22    Association Disclosure....................................................   53
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                               TABLE OF CONTENTS

EXHIBIT LIST

Exhibit A   -   Asset Agreement
Exhibit B   -   Real Property Agreement
Exhibit C   -   Option Agreement
Exhibit D   -   Indemnification Agreement
Exhibit E   -   Dispute Resolution Procedures
Exhibit F   -   Persichilli Employment Agreement
Exhibit G   -   Non-Disclosure and Non-Compete Agreement
Exhibit H   -   Statutory Warranty Deed and Affidavit of Owner
Exhibit I   -   Bill of Sale and Assumption Agreement
Exhibit J   -   License Agreement
Exhibit K   -   Association Disclosure
Exhibit L   -   Memorandum of Right of First Refusal
Exhibit M   -   Form of Memorandum of Agreement

                          MASTER TRANSACTION AGREEMENT

      This Master Transaction Agreement (the "AGREEMENT") is made as of February 9, 2005, by and among Meritage Homes Corporation, a Maryland corporation ("MERITAGE"), Meritage Homes of Florida, Inc., an Arizona corporation ("BUYER"), Colonial Homes, Inc., a Florida corporation and its wholly-owned subsidiary Colonial Shores, L.L.C., a Florida limited liability company (together, "COLONIAL") and The Colonial Company, an Alabama corporation ("PARENT," and together with Colonial, the "SELLER").

                                    RECITALS

      1. Colonial owns and operates the Colonial Homes land development, homebuilding and sales operations in the State of Florida, excluding the Florida Panhandle (the "COLONIAL BUSINESS"). This Agreement shall constitute the master agreement pursuant to which Seller shall sell and Buyer shall have the right to purchase the Colonial Business.

      2. Concurrently herewith, the parties are entering into that Agreement of Purchase and Sale of Assets in the form attached as EXHIBIT A hereto ("ASSET AGREEMENT") which sets forth the terms and conditions pursuant to which Buyer will acquire from Colonial the personal, intangible and intellectual property of the Colonial Business.

      3. Concurrently herewith, the parties are entering into that Agreement of Purchase and Sale of Real Property in the form attached as EXHIBIT B hereto ("REAL PROPERTY AGREEMENT") which sets forth the terms and conditions pursuant to which Buyer will acquire from Colonial (i) the finished lots, substantially finished lots and homes under construction in the residential communities known as Colonial Pointe, Indigo Lakes, Laurel Lakes and Rookery Pointe and (ii) the homes under construction in the residential communities known as Colonial Shores (collectively, the "PURCHASED REAL PROPERTY").

      4. Concurrently herewith, the parties are entering into that Option and Development Agreement in the form attached as EXHIBIT C hereto (the "OPTION AGREEMENT"), including the related form of memorandum of option agreement, which sets forth the terms and conditions pursuant to which Colonial will grant to Buyer an option to acquire the following real property assets: as finished, all of the single family lots and certain of the condominium units within the residential communities known as Colonial Shores and Renaissance and all of the single family lots and certain of the condominium units within the residential communities known as Moody River (excluding the "Marina" project), Smela (Naples
100) and Smeja (Bonita 150) (the "OPTIONED REAL PROPERTY").

      Collectively, the Purchased Real Property and the Optioned Real Property are referred to as the "OWNED REAL PROPERTY".

      5. If Colonial enters into any purchase or option contracts to acquire real property before the Closing, Colonial will assign to Buyer its right under such contracts or options and will obtain any necessary consents for such assignments (such real property referred to herein as "FUTURE CONTRACTED REAL PROPERTY"). As of the date of this Agreement, Colonial has entered into, and will assign to Buyer, the purchase contract for an approximately 328 acre parcel located in Lee County Florida (the "BONITA 328 PROPERTY").

      6. The Option Agreement also sets forth the terms and conditions upon which Buyer is authorized to pursue and control all entitlements and approvals and to manage the construction of onsite and offsite subdivision improvements for the Optioned Real Property.

      7. Concurrently herewith, the parties are entering into that Indemnification Agreement in the form attached as EXHIBIT D hereto (the "INDEMNIFICATION AGREEMENT") which sets forth the terms, conditions and limitations pursuant to which the parties will indemnify each other for certain losses or breaches of the representations and warranties contained in this Agreement and the other agreements delivered at the Closing.

      In consideration of the covenants and mutual agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in reliance upon the representations and warranties contained herein, the parties agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

      1.1 Definitions. The following terms will have the meanings set forth below where used in this Agreement and identified with initial capital letters.

      "ABOVEGROUND STORAGE TANK" will have the meaning ascribed to such term in Sections 6901, et seq., as amended, of RCRA, or any applicable state or local statute, law, ordinance, code, rule, regulation, order ruling or decree governing Aboveground Storage Tanks.

      "ACCOUNTING ARBITRATOR" will have the meaning set forth in Section
2.5B(4).

      "ACQUIRED ASSETS" will have the meaning set forth in Section 2.2A.

      "ACQUIRED CONTRACTS" will have the meaning set forth in Section 1.2I of the Asset Agreement.

      "ADJUSTED BOOK EQUITY" will mean total equity of Colonial (including Colonial's cash balances) as reflected on the Preliminary Closing Balance Sheet and the Final Closing Balance Sheet, as the case may be, which are to be prepared in accordance with Adjusted GAAP.

      "ADJUSTED GAAP" will mean GAAP, including, without limitation, appropriate accruals for warranty and other reserves and bonuses, and except that the Optioned Real Property and Excluded Assets (other than the assets relating to the Sterling Oaks subdivision) and Excluded Liabilities will be omitted.

      "AGREEMENT" means this Master Transaction Agreement.

      "APPLICABLE LAWS" will mean all federal, state, regional, local or other governmental or quasi-governmental statutes, laws, rules, regulations, codes, ordinances, orders, plans, injunctions, decrees, rulings or judicial or administrative interpretations thereof, including without limitation Environmental Laws and the Condominium Act, which are or may be

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applicable to Seller, Buyer, the Colonial Business, the Acquired Assets, the
Owned Real Property or the use, development or condition thereof or otherwise related to any of the Acquired Assets or Owned Real Property.

      "ASSET AGREEMENT" will have the meaning set forth in the recitals.

      "ASSETS" will have the meaning set forth in Section 1.2 of the Asset Agreement.

      "ASSOCIATIONS" will mean all property owners and condominium owners associations applicable to the Owned Real Property.

      "ASSUMED CONSTRUCTION CLAIMS" will have the meaning set forth in Section 2.4A(2).

      "ASSUMED LIABILITIES" will have the meaning set forth in Section 2.4A.

      "BILL OF SALE" will have the meaning set forth in Section 8.1F.

      "BONDS" will have the meaning set forth in Section 4.23.

      "BONITA 328 PROPERTY" will have the meaning set forth in the recitals.

      "BREAK-UP FEE" will have the meaning set forth in Section 6.2A.

      "BUYER" will have the meaning set forth in the recitals.

      "CCRS" will have the meaning set forth in Section 4.33.

      "CLOSING" will have the meaning set forth in Section 2.1.

      "CLOSING DATE" will have the meaning set forth in Section 2.1.

      "CODE" will mean the Internal Revenue Code of 1986, as amended.

      "COLONIAL BUSINESS" will have the meaning set forth in the recitals.

      "CONDOMINIUM ACT" will mean Chapter 718, Florida Statutes, and all rules promulgated by the Division of Florida Land Sales, Condominiums, and Mobile Homes of the Department of Business and Professional Regulation.

      "CONDOMINIUM ASSOCIATION" will have the meaning set forth in Section
4.31B.

      "CONDOMINIUM PROJECTS" will mean the following projects within the Owned Real Property which have been developed or are being development as condominium under the Condominium Act.

      "CONSTRUCTION CLAIMS" will mean all claims, including, without limitation, claims for breach of contract, claims for breach of express or implied warranty, construction defect claims, claims for lost profits, consequential damages and incidental damages (but not punitive damages) with respect to Assumed Construction Claims, and all losses, costs and expenses relating to any

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work which has been done, or any corrective work that is to be done, on a completed Housing Unit or on streets, gradings, landscaping and homeowners' association improvements and all other similar subdivision work.

      "CONTRACT ASSIGNMENTS" will have the meaning set forth in Section 8.1H.

      "DEED" will have the meaning set forth in Section 8.1A.

      "DISAPPROVED TITLE EXCEPTIONS" will have the meaning set forth in Section 5.2C of the Real Property Agreement

      "DISCHARGE" will mean any manner of spilling, leaking, dumping, discharging, releasing or emitting, as any of such terms may further be defined in any Environmental Law, into any medium including, without limitation, ground water, surface water, soil or air.

      "DISPUTE" will have the meaning set forth in EXHIBIT E.

      "DISPUTE NOTICE" will have the meaning set forth in EXHIBIT E.

      "ENVIRONMENTAL LAW" or "ENVIRONMENTAL LAWS" will mean all federal, state, regional, local or other governmental or quasi-governmental statutes, laws, Applicable Laws, rules, regulations, codes, ordinances, orders, plans, injunctions, decrees, rulings or judicial or administrative interpretations thereof, as amended from time to time, which govern or relate to pollution, protection of the environment, protection of endangered or threatened species of flora or fauna, public health and safety, air emissions, water discharges, hazardous or toxic substances, solid or hazardous waste or occupational health and safety, historic preservation, the protection of historic and natural and archeological resources, and the development and use of land as any of these terms are or may be defined in such statutes, laws, rules, regulations, codes, ordinances, orders, plans, injunctions, decrees, rulings or judicial or administrative interpretations thereof, including, without limitation: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986, 42 U.S.C.
Section 9601, et seq. (collectively "CERCLA"); the Solid Waste Disposal Act, as amended by the Resource Conversation and Recovery Act of 1976 and subsequent Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. Sections 6901, et seq. (collectively "RCRA"); the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 1801, et seq.; the Clean Water Act, as amended, 33 U.S.C.
Section 1311, et seq.; the Clean Air Act, as amended, 42 U.S.C. Section 7401-7642; the Toxic Substances Control Act, as amended, 15 U.S.C. Sections 2601, et seq.; the Federal Insecticide, Fungicide, and Rodenticide Act as amended, 7 U.S.C. Section 136-136y ("FIFRA"); the Emergency Planning and Community Right-to-Know Act of 1986 as amended, 42 U.S.C. Sections 11001, et seq. (Title III of SARA) ("EPCRA"); and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. Sections 651, et seq. ("OSHA"); the National Environmental Policy Act; and the National Historic Preservation Act.

      "ERISA" will mean Title IV of the Employee Retirement Income Security Act of 1974, as amended.

      "ESCROW" will have the meaning set forth in Section 5.1 of the Real Property Agreement.

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      "ESCROW AGENT" will have the meaning set forth in Section 5.1 of the Real
Property Agreement.

      "EVALUATION INFORMATION" will have the meaning set forth in Section 6.5.

      "EXCLUDED ASSETS" will have the meaning set forth in Section 2.3A.

      "EXCLUDED LIABILITIES" will have the meaning set forth in Section 2.4B.

      "FINAL CLOSING BALANCE SHEET" will have the meaning set forth in Section 2.5B(3).

      "FINANCIAL STATEMENTS" will have the meaning set forth in Section 4.7.

      "FLORIDA PANHANDLE" will mean the counties of Bay, Calhoun, Escambia, Franklin, Gadsden, Gulf, Holmes, Jackson, Jefferson, Leon, Liberty, Okaloosa, Santa Rosa, Wakulla, Walton and Washington in the State of Florida.

      "FUTURE CONTRACTED REAL PROPERTY" will have the meaning set forth in the recitals.

      "FUTURE LAND PROFIT" will have the meaning set forth in Section 2.3B.

      "GAAP" will mean generally accepted accounting principles, consistently applied with past practice, except that with respect to Colonial, GAAP includes capitalized interest with respect to land under development but excludes capitalized interest with respect to the construction of Housing Units.

      "GOVERNMENTAL AUTHORITY" will mean any nation or government, any state or other political subdivision thereof, any county, city, regional and local public body and all agencies and subdivisions thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any government authority, agency, department, board, commission or instrumentality of the United States, any State of the United States, or any political subdivision thereof and any tribunal or arbitrator(s) of competent jurisdiction and any self-regulatory organizations.

      "HANDLE" will mean any manner of generating, accumulating, storing, treating, disposing of, transporting, transferring, labeling, handling, manufacturing or using, as any of such terms may further be defined in any Environmental Law, of any Hazardous Substances or Waste.

      "HAZARDOUS SUBSTANCES" will be construed broadly to include any toxic or hazardous substance, material or waste and any other contaminant, pollutant or constituent thereof, whether liquid, solid, semi-solid, sludge and/or gaseous, including without limitation, chemicals, compounds, by-products, pesticides, asbestos containing materials, petroleum or petroleum products, polychlorinated biphenyls, airborne, waterborne or soil contamination, the presence of which requires or may require investigation or remediation under any Environmental Laws or which are or become regulated, listed, or controlled by, under, or pursuant to any Environmental Laws, including, without limitation, RCRA, CERCLA, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Clean Air Act, the Clean Water Act, FIFRA, EPCRA and OSHA, or any similar federal, state, regional or local statute, or any future amendments to, or regulations implementing such statutes, laws, ordinances, codes, rules, regulations, orders, rulings, or decrees or which has been or will be determined or interpreted at any time by any Governmental Authority to be a hazardous or toxic substance regulated under any other statute, law, regulation, order, code, rule, order or decree.

      "HOUSING UNIT" will mean (i) a residential dwelling constructed or to be constructed on a lot, together with the associated lot or (ii) any condominium unit.

      "INDEMNIFICATION AGREEMENT" will have the meaning set forth in the recitals.

      "INTELLECTUAL PROPERTY" will have the meaning set forth in Section 1.2E of the Asset Agreement.

      "KNOWLEDGE OF SELLER" will have the meaning set forth in the first paragraph of Article III.

      "LAND USE ENTITLEMENTS" will have the meaning set forth in Section 4.26B.

      "LICENSE AGREEMENT" will have the meaning set forth in Section 1.3 of the Asset. Agreement.

      "MERITAGE" will have the meaning set forth in the recitals.

      "NON-DISCLOSURE AND NON-COMPETE AGREEMENT" will have the meaning set forth in Section 7.2L.

      "NOTICES" will have the meaning set forth in Section 4.16B.

      "OPENING DATE" will have the meaning set forth in Section 5.1 of the Real Property Agreement.

      "OPTION AGREEMENT" will have the meaning set forth in the recitals.

      "OPTIONED REAL PROPERTY" will have the meaning set forth in the recitals.

      "OWNED REAL PROPERTY" will have the meaning set forth in the recitals.

      "PARENT" will mean The Colonial Company.

      "PERMITS" will have the meaning set forth in Section 4.26A.

      "PERMITTED EXCEPTIONS" will have the meaning set forth in Section 5.2C of the Real Property Agreement.

      "PERMITTED LIENS" will have the meaning set forth in Section 4.11.

      "PERMITTED MATERIALS" will mean (i) reasonable amounts of gasoline and oil or other vehicle lubricants stored in the vehicles and equipment used on the Owned Real Property, (ii) reasonable amounts of fertilizers, herbicides and/or pesticides and ordinary, everyday painting and cleaning supplies, used only in the ordinary course of completing and maintaining the buildings, landscaping and improvements on the Owned Real Property and (iii) standard building components and materials which are properly and lawfully installed in or incorporated into the improvements and may lawfully remain therein in accordance with Applicable Laws, taking into account the nature, purpose and intended use and occupancy thereof; provided that in all cases all such components, materials, substances and other items referred to in clauses
(i) through (iii), above, are stored, transported, used, installed, incorporated and disposed of, in accordance with all Applicable Laws.

      "PERSICHILLI EMPLOYMENT AGREEMENT" will have the meaning set forth in
Section 6.1A.

      "PERSON" will mean any natural person, corporation, general or limited partnership, limited liability company, trust, sole proprietorship or other entity, organization or association of any kind.

      "PRELIMINARY CLOSING BALANCE SHEET" will mean a projected balance sheet as of January 31, 2005, which shall be prepared using a balance sheet as of December 31, 2004, and adjusted to reflect projected activity during January 2005 prior to the Closing.

      "PROCEEDINGS" will mean claims, suits, actions, arbitrations, dispute resolution proceedings, judgments, penalties, fines or administrative or judicial investigations or proceedings.

      "PROPERTY LEASES" will have the meaning set forth in Section 4.14I.

      "PURCHASE PRICE" will have the meaning set forth in Section 2.5A(1).

      "PURCHASED REAL PROPERTY" will have the meaning set forth in the recitals.

      "REAL PROPERTY AGREEMENT" will have the meaning set forth in the recitals.

      "REPORT SUPPLEMENT" will have the meaning set forth in Section 5.2B of the Real Property Agreement.

      "REPORTS" will have the meaning set forth in Section 5.2A of the Real Property Agreement.

      "RESERVES" will mean the reserves for Unassumed Construction Claims as reflected on the Final Closing Balance Sheet.

      "RETAIL SALES CONTRACTS" will have the meaning set forth in Section 4.32.

      "RETAINED CONDOMINIUM PARCELS" will have the meaning set forth in Section 2.2D.

      "RETAINED DEBT" will have the meaning set forth in Section 2.4B(6).

      "SEC" will mean the Securities and Exchange Commission.

      "SELLER" will mean collectively Colonial Homes, Inc., Colonial Shores, L.L.C. and The Colonial Company.

      "SUPPLEMENTAL TITLE REVIEW PERIOD" will have the meaning set forth in
Section 5.2B of the Real Property Agreement.

      "SURVEY" will have the meaning set forth in Section 5.2A of the Real Property Agreement.

      "TAXES" will mean any and all federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code
Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, payroll, employment, recapture, disability, real property, personal property, sales, use, transfer, registration, value-added, alternative or add-on minimum, estimated, "roll-back" and any other taxes, assessments, or government charges of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

      "TAX RETURNS" will mean any return, declaration, report, claim to refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

      "TITLE COMPANY" means First American Title Insurance Company.

      "TITLE POLICY" will have the meaning set forth in Section 5.2D of the Real Property Agreement.

      "TRANSACTION AGREEMENTS" will have the meaning set forth in Section 11.17.

      "UNASSUMED CONSTRUCTION CLAIMS" will have the meaning set forth in Section 2.4B(5).

      "UNDERGROUND STORAGE TANK" will have the meaning ascribed to such term in
Section 6901 et seq., as amended, of RCRA, or any applicable state or local statute, law, ordinance, code, rule, regulation, order ruling or decree governing Underground Storage Tanks.

      "WASTE" will be construed broadly to include any abandoned or disposed agricultural wastes, biomedical wastes, biological wastes, bulky wastes, construction and demolition debris, garbage, household wastes, industrial solid wastes, liquid wastes, recyclable materials, sludge, solid wastes, special wastes, used oils, white goods and yard trash as those terms are defined under any applicable Environmental Laws.

                                   ARTICLE II
                           PURCHASE AND SALE OF ASSETS

      2.1 Closing. The closing of the purchase and sale of the Acquired Assets (the "CLOSING") will take place at the offices of Greenberg Traurig, P.A. in Dallas, Texas at such time as agreed to by Buyer and Seller no less than three business days prior to the anticipated Closing. The parties anticipate that the Closing will occur during the first two weeks of February 2005. Except as set forth in the following sentence, the "CLOSING DATE" for purposes of this Agreement and the other Transaction Agreements will be the date on which the Closing occurs. Notwithstanding the previous sentence, the parties agree to account for the business activity occurring during the period between the Closing Date and the Closing as if the Closing had occurred on January 31, 2005.

      2.2   Assets to be Purchased.

            A. Upon the terms and subject to the conditions set forth herein, and in reliance on the respective representations and warranties of the parties contained herein and in the Asset Agreement and the Real Property Agreement, at the Closing, Colonial agrees to sell, convey, grant, assign and transfer to Buyer and Buyer agrees to purchase and acquire from Colonial all of the Purchased Real Property, the Assets and any other assets, properties, or rights of every nature, kind, description, tangible and intangible, whether real, personal or mixed, whether accrued, contingent or otherwise and whether now existing or hereinafter acquired relating in any way to or used or held for use in connection with the Colonial Business, whether directly or indirectly owned (other than the Excluded Assets) (collectively, the "ACQUIRED ASSETS"). A detailed listing of the Purchased Real Property (by lot) is included on Schedule 2.2A.

            B.    The parties agree that the Acquired Assets include:

                  (1) An easement or perpetual right to use the approximately 2-3 acre portion of the "Marina" project identified on Schedule 2.2B(1) that provides access to the boat launch and park area of the "Marina" project. For purposes of this Section 2.2B(1), the "Marina" project means that certain parcel described in the Memorandum of Right of First Refusal (attached as EXHIBIT L to this Agreement) as "Owned Property." The parties agree that the 2-3 acre parcel will be conveyed to the Moody River homeowners association pursuant to Section 7.1.21 of the Option Agreement and Exhibit L to be delivered thereunder.

                  (2) Fifty percent (50%) of any net recoveries received by Seller in that certain lawsuit titled Colonial Homes, Inc. vs. Minanis, Inc., in the Circuit Court of the Twentieth Judicial Circuit, Collier County, Florida, Civil Division, Case No. 04-2886-CA.

            C. Prior to or at the Closing, Colonial will transfer, dedicate or convey by Deed to the applicable homeowners association or municipality those parcels of real property located in the Sterling Oaks, Colonial Pointe, Indigo Lakes, Rookery Pointe and Laurel Lakes subdivisions which are identified on
Schedule 2.2C. Buyer will provide Schedule 2.2C to Colonial prior to the Closing. Seller agrees to transfer, dedicate or convey after the Closing by Deed to the applicable homeowners association or municipality those parcels of real property located in the Moody, Smela, Smeja and Colonial Shores projects that are dedicated and/or reserved as common areas from time to time when required by Buyer in the ordinary course of development of the respective projects. In addition, Buyer will not assume any covenants, conditions and restrictions relating to these subdivisions except for those that run with the Purchased Real Property.

            D. At the Closing, Colonial will retain title to certain condominium units under construction in the Triana at Renaissance project, certain land designated for condominium development within the Triana at Renaissance project, and certain lands within the Moody River project designated for future condominium development (the "RETAINED CONDOMINIUM PARCELS"), which Retained Condominium Parcels are identified on Schedule 2.2A. The parties agree that after the Closing, Buyer may improve the Retained Condominium Parcels, and, if it elects to do so, shall be financially responsible for future vertical construction of these units. In connection with the Retained Condominium Parcels, the following terms and conditions will apply.

                  (1) The parties agree that some of these units represent condominiums under construction, some represent condominiums sold but not under construction, some represent condominiums neither sold nor under construction, and others represent land that is designated for future condominium development.

                  (2) The book value of the Retained Condominium Parcels under construction on the Closing Date will be included for purposes of calculating the Purchase Price paid at Closing, and the Purchase Price includes the price to be paid for the land included within the Retained Condominium Parcels in Triana at Renaissance.

                  (3) Colonial will, within ten (10) days of instruction from Meritage, convey individual condominium units within the Retained Condominium Parcels directly to third party retail buyers (or to Buyer) as and when instructed by Buyer. Buyer shall pay all costs of Colonial in connection with such retail sales conveyances, and shall be entitled to all proceeds due Colonial from said closings.Colonial shall be responsible for conveying title to such individual condominium unit in the Retained Condominium Parcels to the third party homebuyers. Colonial shall also convey one or more condominium units or one or more portions of the Retained Condominium Parcels directly to Buyer at any time upon Buyer's election. Colonial shall have the same obligations with respect to the conveyance of title and the delivery of closing documents as to the Retained Condominium Parcels as it does with respect to the Purchased Real Property.

                  (4) The parties will file and record a memorandum of agreement in the form attached to this Agreement as EXHIBIT M.

                  (5) Buyer agrees to pay all costs for vertical construction performed after the Closing Date with respect to these units as invoices, bills or charges are received. The parties agree that the lot and improvement costs associated with the units in Triana at Renaissance that are under construction as of the Closing Date are part of the Purchase Price and thus Buyer will have paid for those lots at the Closing. With respect to those units on which vertical construction has not commenced construction as of the Closing Date (whether sold or unsold) Buyer shall pay to Colonial the associated unit lot cost upon commencement of vertical construction.

                  (6) Colonial agrees that Buyer shall have the unlimited right and unlimited access to direct or oversee vertical construction associated with the Retained Condominium Units, which right shall include all necessary easements for ingress, egress and construction.

                  (7) Buyer is in the process of submitting with the appropriate Florida regulatory authorities prospectuses that will enable it to sell and construct condominium units in these projects. In connection therewith Buyer acknowledges that in certain situations the third party homebuyers in these projects may have rescission rights. In this regard, Buyer agrees that any cancellations resulting from such rescission rights will not be deemed a breach or violation of any representation, warranty or covenant of Colonial contained in this Agreement.

                  (8) Colonial will cooperate and join in any of the following that relate to the Retained Condominium Parcels all at Buyer's direction: the platting and replatting of land; the filing of condominium prospectuses; and recording of condominium declarations and other instruments of record; provided Colonial will take no action to affect title to the Retained Condominium Parcels property without Buyer's express written direction.

                  (9) Colonial agrees to provide any further assurances reasonably requested by Buyer to confirm and/or effectuate the terms hereof.

      2.3   Excluded Assets Not Being Transferred; Option Agreement.

            A. (x) Colonial will retain (i) any of its assets relating to the Sterling Oaks subdivision (other than the profits from the sale of the remaining units), (ii) any of its assets relating to the "Marina" project, except for the parcel referred to in Section 2.2B(1) of this Agreement, (iii) the Retained Condominium Parcels, subject to Section 2.2D, (iv) any of its assets relating to its business in the Florida Panhandle, (v) cash bonds relating to land development and (vi) the assets listed on Schedule 2.3A and (y) Parent and its subsidiaries will retain all of their assets relating to its land development and construction business in the Florida Panhandle (collectively, the "EXCLUDED ASSETS").

            B. At the Closing, Buyer and Colonial will enter into the Option Agreement pursuant to which Buyer will have the option to acquire from Colonial the Optioned Real Property. A detailed listing of the Optioned Real Property is included on Schedule 2.3B. The parties agree that the purchase price for the Optioned Real Property will generally include (i) the cost of the lots plus (ii) the cost of all improvements, including capitalized interest on the cost basis and improvements of the real property at a rate not to exceed LIBOR plus 200 basis points, plus (iii) $35,000,000 (the "FUTURE LAND PROFIT") which shall be subject to and payable in accordance with the terms and conditions set forth in the Option Agreement. Colonial will provide the Buyer at the Closing an extended optionee's title policy covering the Optioned Real Property to be acquired pursuant to the Option Agreement. If Buyer utilizes Colonial's existing title insurance company, the cost of the extended policy will be paid 50% by Colonial and 50% by Buyer. If Buyer utilizes a different title insurance company, Colonial will pay 50% of the cost of the extended policy that would have been charged had Colonial's existing title insurance company been used and Buyer will pay the remainder of any such cost. As more fully provided for in the Option Agreement, such optionee's policy will include a commitment to issue an owners title policy naming Buyer as the insured in the amount of the purchase price (excluding the Future Land Profit) for the Optioned Real Property under the Option Agreement, insuring that the estate or interest to the Optioned Real Property will become vested in Buyer, subject only to title exceptions approved by Buyer prior to its acquisition of the lots.

            C. The Option Agreement sets forth the terms and conditions upon which Buyer is authorized to pursue and control all entitlements and approvals and to manage the construction of onsite and offsite subdivision improvements for the Optioned Real Property.

      2.4   Liabilities.

            A. Assumed Liabilities. Upon the terms and subject to the conditions of this Agreement, at the Closing, Buyer will assume from and after the Closing Date, and perform and pay when due, only the following liabilities and no others (the "ASSUMED LIABILITIES"):

                  (1) the obligations under the Acquired Contracts solely to the extent arising out of events occurring on or after the Closing Date (excluding any breaches thereof that began prior to the Closing Date, the exclusion for which will continue until Buyer has notice thereof and reasonable opportunity to cure);

                  (2) any Construction Claim that arises out of or is related to any Housing Unit acquired hereunder that closes after the Closing (the "ASSUMED CONSTRUCTION CLAIMS"), in each case other than Construction Claims pending or, to the Knowledge of Seller, threatened on or prior to the Closing;

                  (3) all liabilities or obligations reflected on the Final Closing Balance Sheet; and

                  (4) borrowed money/bank debt (other than the Retained Debt, which Buyer will pay off concurrently with the Closing).

            B. Excluded Liabilities. Notwithstanding any other provision of this Agreement, neither Buyer nor Meritage will assume, acquire or be responsible for any liabilities, obligations or expenses, whether fixed or contingent, known or unknown, matured or unmatured, executory or non-executory, to the extent such liability or obligations arise out of acts, omissions or occurrences on or prior to the Closing Date, even if they do not become known until after such date, relating to or consisting of (collectively, the "EXCLUDED LIABILITIES"):

                  (1) liabilities and obligations not reflected on the Final Closing Balance Sheet;

                  (2) except as reflected on the Final Closing Balance Sheet, all liabilities and obligations relating to the Sterling Oaks, Colonial Pointe, Indigo Lakes, Rookery Pointe and Laurel Lakes subdivisions, other than Construction Claims arising out of Housing Units closed in these subdivisions after the Closing;

                  (3) liabilities, obligations and expenses (including Taxes) of Seller under this Agreement or with respect to or arising out of the consummation of the transactions contemplated by this Agreement;

                  (4) (a) any Taxes (including deferred Tax liabilities) applicable to Colonial or the Colonial Business arising out of or relating to periods prior to the Closing Date or as a result of the transactions contemplated by this Agreement, (b) any liabilities or obligations or expenses of the Colonial related to pending or threatened litigation against Colonial, the Colonial Business, the Acquired Assets or the Owned Real Property (including, without limitation, the matters listed in Section 4.20 of the Seller's Disclosure Schedule),
      (c) any liabilities, obligations or expenses arising from or relating to or consisting of any lien, encumbrance or claim affecting the title to the Acquired Assets or the Owned Real Property, other than Permitted Liens,
      (d) any liabilities, obligations or expenses under any contracts arising out of or relating to periods prior to the Closing Date, unless the obligation is reflected on the Final Closing Balance Sheet in accordance with GAAP, (e) any liabilities, obligations or expenses relating to any environmental matter or condition, (f) any liabilities or obligations relating to performance or surety bonds relating to land development activities on the Optioned Real Property and (g) any liability or obligation to or in respect of any employees or former employees of Colonial, including without limitation: (i) any employment agreement, whether or not written, between Colonial and any person (excluding the bonuses between Colonial and John Mirabile, David Brogdon and Jack Shea in an amount not to exceed $130,000 in the aggregate), (ii) under any employee plan at any time maintained, contributed to or required to be contributed to by or with respect to Colonial or under which Colonial may incur liability, or any contributions, benefits or liabilities therefor, or any liability with respect to Colonial's withdrawal or partial withdrawal from or termination of any employee plan or (iii) with respect to any claim of an unfair labor practice, or any claim under any state unemployment compensation or worker's compensation law or regulation or under any federal or state employment discrimination law or regulation, except as to (d), (e) , (f) and (g), the extent set forth on the Final Closing Balance Sheet;

                  (5) any Construction Claim that is not an Assumed Construction Claim ("UNASSUMED CONSTRUCTION CLAIMS");

                  (6)   debt related to the Optioned Real Property in an amount

      equal to the cost of such projects (the "RETAINED DEBT");

                  (7) any remaining costs or expenses necessary to complete any Housing Unit closed prior to the Closing Date;

                  (8)   checks outstanding on the Closing Date;

                  (9) any other costs to complete reflected on the Closing Balance Sheet as an excluded item; and

                  (10) any obligation or liability in excess of $102,000 (which $102,000 amount Buyer will be responsible for in connection with the closing of homes in the Renaissance project) relating to that certain promissory note in favor of the Renaissance Community Association in the original principal amount of $117,000.

      Anything contained in this Agreement to the contrary notwithstanding, Buyer will not assume the Excluded Liabilities, which Excluded Liabilities will at and after the Closing remain the exclusive responsibility of Seller. Seller will discharge all Excluded Liabilities in accordance with their terms (subject to Seller's right to contest obligations believed in good faith not to be then due) and Applicable Law.

      2.5   Purchase Price; Adjustment; and Warranty and Reserve Administration.

          A.    Purchase Price.

            (1) At Closing, in addition to assuming the Assumed Liabilities, Meritage will cause Buyer to pay to Colonial, for the Acquired Assets and in immediately available funds, an amount equal to (i) the Adjusted Book Equity of Colonial based on the Preliminary Closing Balance Sheet plus
      (ii) a premium of $40,000,000 (together, the "PURCHASE PRICE").

            (2) The Purchase Price will be adjusted to account for Colonial's cash balances as set forth in Section 2.5B(2).

            (3) In addition to the Purchase Price for the Acquired Assets (which includes the Purchased Real Property), at the Closing, Buyer and Colonial will enter into the Option Agreement pursuant to which Buyer will have the option to acquire the Optioned Real Property. The purchase price for certain lots comprising the Optioned Real Property will include an allocable portion of the Future Land Profit of $35,000,000 as set forth in
      Section 2.1 and the Option Agreement.

          B.    Adjustment.

            (1) For the purpose of making an initial determination of Adjusted Book Equity, Seller will deliver to Meritage, at least five days prior to the Closing, the Preliminary Closing Balance Sheet, prepared in accordance with Adjusted GAAP consistent with the December 31, 2004 balance sheet attached as Schedule 2.5B(1).

            (2) Cash balances reflected on the Preliminary Closing Balance Sheet will be used by Colonial first to payoff any borrowed money/bank debt referred to in Section 2.4A(4). Any remaining cash balances will be retained by Colonial and will reduce the Purchase Price by an equal amount.

            (3) No later than one month after the Closing Date, Meritage will deliver to Seller a balance sheet reflecting the actual closing balances for Colonial as of the Closing Date, prepared in accordance with Adjusted GAAP (the "FINAL CLOSING BALANCE SHEET").

            (4) The Final Closing Balance Sheet will become final and binding on the parties unless within 15 business days following delivery thereof to Seller, Seller notifies Buyer in writing that Seller objects thereto. If Seller objects to the Final Closing Balance Sheet, and after good faith consultation with respect to the objection, the parties are unable to reach an agreement within 15 days, then the parties will resolve the dispute in the manner provided in EXHIBIT E; provided, however, that the arbitrator will be an accounting firm of national repute (other than (i) PricewaterhouseCoopers or (ii) Deloitte & Touche or KPMG, the firms currently or previously serving as auditors for Seller and Meritage, respectively) as may be mutually agreed upon by Meritage and Seller (the "ACCOUNTING ARBITRATOR"). The determination of the Accounting Arbitrator will be final and binding on all parties, and judgment on the arbitration award may be enforced in any court having jurisdiction over the subject matter of the controversy. Buyer and Seller will each pay the cost of their own accounting and other professionals and will bear equally the fees and expenses of the Accounting Arbitrator.

            (5) Within five business days of the determination of the Final Closing Balance Sheet (as set forth in Section 2.5B(4)), (i) in the event the Adjusted Book Equity of Colonial on the Final Closing Balance Sheet is greater than the Adjusted Book Equity of Colonial on the Preliminary Closing Balance, Buyer will pay to Colonial an amount equal to such difference or (ii) in the event the Adjusted Book Equity of Colonial on the Final Closing Sheet is less than the Adjusted Book Equity of Colonial on the Preliminary Closing Balance Sheet, Colonial will pay to Buyer an amount equal to such difference. Such payment shall not be subject to the indemnification procedures or limitations set forth in the Indemnification Agreement delivered hereunder, and will be treated by the parties as an adjustment to the Purchase Price.

      C. Warranty and Reserve Administration. As set forth in this Section 2.5C, for a period of [ * ] after the Closing Date, Buyer will administer certain Unassumed Construction Claims for Colonial. Buyer will administer and discharge (but is not financially responsible for) Unassumed Construction Claims in accordance with Colonial's normal procedures to the extent of [ * ]. Buyer will administer the Unassumed Construction Claims consistent with its normal procedures, which Seller acknowledges include taking certain actions to cure or mitigate problems as a preemptive measure against a drawn out or contentious battle with a homeowner or homeowners. Seller further acknowledges that these procedures may include discharging warranty claims in the ordinary course of business for customer goodwill reasons. Buyer's administration of the Unassumed Construction Claims is subject to the following additional provisions:

            (1) Buyer's responsibility extends only to corrective work relating to Housing Units and does not extend to litigation or to corrective work on streets, gradings, landscaping and homeowners' associations improvements and similar work. In no case is Buyer obligated to defend any litigation with respect to Unassumed Construction Claims or similar construction defect matters.

            (2) For claims above [ * ], Buyer will obtain Seller's advance approval. If Seller does not approve of Buyer's proposed disposition of the claim, Seller will administer the claim and be responsible for all costs incurred relating thereto.

            (3) In the event that costs related to Unassumed Construction Claims exceed [ * ], Buyer's obligation to administer and discharge Unassumed Construction Claims will cease unless and until Seller provides to Buyer in advance, and replenishes thereafter, a cash reserve of [ * ], from which Buyer can continue to administer pending and future Unassumed Construction Claims.

            (4) Except in cases of gross negligence, Seller agrees to hold harmless Buyer with respect to Buyer's acts or omissions in connection with its administration and discharge of Unassumed Construction Claims pursuant to this Section 2.5C.

-----------------
 * Confidential information on this page has been omitted and filed separately with the Securities Exchange Commission pursuant to a Confidential Treatment Request.

            (5) At the end of the [ * ] administration period, Buyer will promptly return to Seller any remaining Reserves.

            (6) During the warranty administration period, Buyer will provide to Colonial a quarterly report, in a form mutually acceptable to Buyer and Colonial, which summarizes warranty expenditures and the related reductions to the Reserves. Buyer will provide such report within 30 days of the end of each fiscal quarter (March 31, June 30, September 30 and December 31) commencing with the June 30, 2005 quarter-end; provided, however, the June 30, 2005 report shall reflect activity for the period between the Closing Date and June 30, 2005. Buyer's failure to provide this report will not be considered a breach of this Agreement unless Colonial provides to Buyer written notice of such failure and Buyer fails to provide the report with 10 business days of such notice.

            (7) Colonial shall have 30 days from the receipt of each quarterly report to review Buyer's calculations and object. If Colonial objects to Buyer's calculations, it shall provide written notice to Buyer of its objection and the parties shall meet and attempt to resolve Colonial's objections. If the parties are unable to resolve such objections within 15 days of such written notice, the parties shall settle the dispute in the manner provided in EXHIBIT E, provided, however, that the arbitrator will be an accounting firm of national repute (other than PricewaterhouseCoopers or Deloitte & Touche or KPMG) as may be mutually agreed upon by Buyer and Colonial. If Colonial does not object to Buyer's quarterly report as provided in this Section 2.5C, it will be deemed to have accepted Buyer's calculations.

      2.6 Allocation of Purchase Price. The Purchase Price and the Assumed Liabilities will be allocated among the Acquired Assets in accordance with
Section 197 and 1060 of the Code and the regulations thereunder. Such allocation will be reported consistently by Buyer and Seller on Internal Revenue Service Form 8594, Asset Acquisition Statement, which will be filed with Buyer's and Seller's Federal income tax returns for the tax year that includes the Closing Date. Buyer and Seller agree that 90% of the Purchase Price premium (90% of $40,000,000) will be treated as goodwill by the Buyer and that the $35,000,000 Future Land Profit will be treated by Buyer as an expense, (i.e., included as a part of lot cost and expensed through cost of sales as property is sold) and by Seller as ordinary income.

      2.7 Risk of Loss. All risk of loss with respect to the Acquired Assets on or before the Closing Date will remain the sole risk of Colonial.

                                  ARTICLE III
              REPRESENTATIONS AND WARRANTIES OF BUYER AND MERITAGE

      As of the date hereof and as of the Closing Date, Buyer and Meritage hereby represent and warrant to Seller, the following:

      3.1 Organization and Qualification. Each of Buyer and Meritage is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite power and authority to own and operate its properties and to

----------------
* Confidential information on this page has been omitted and filed separately with the Securities Exchange Commission pursuant to a Confidential Treatment Request.

carry on its business as now conducted in every jurisdiction where the failure to do so would have a material adverse effect on its business, properties or ability to conduct the business currently conducted by it.

      3.2 Authority Relative to this Agreement. Each of Buyer and Meritage has the requisite power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by Buyer and Meritage and the consummation by Buyer and Meritage of the transactions contemplated hereby have been duly authorized by each of them, and no other actions or proceedings, corporate or otherwise, on the part of Buyer or Meritage are necessary to authorize this Agreement and such transactions. This Agreement has been duly executed and delivered by each of Buyer and Meritage and constitutes a valid and binding obligation of each of them, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity.

      3.3 No Conflicts. Neither Buyer or Meritage is subject to or obligated under (i) any provision of its articles of incorporation or bylaws or other organizational documents, (ii) any material agreement, arrangement or understanding, (iii) any material license, franchise or permit or (iv) any law, regulation, order, judgment or decree which would be breached or violated, or in respect of which a right of termination or acceleration would arise, or pursuant to which any encumbrance on any of its assets would be created, by its execution, delivery, and performance of this Agreement and the consummation by it of the transactions contemplated hereby.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF SELLER

      For Purposes of this Article IV, the term "KNOWLEDGE OF SELLER" means that no facts or information have come to the attention of the executive officers of Colonial or Parent or Anthony Persichilli and after reasonable inquiry that would make him or her aware of any inaccuracy of the representations or warranties of Seller set forth in this Agreement. Except as set forth in the disclosure schedule delivered by Seller to Buyer at or prior to the execution hereof that is arranged in the numbered and lettered sections contained in this Agreement (the "SELLER'S DISCLOSURE SCHEDULE"), as of the date hereof and as of the Closing Date, Seller hereby represents, warrants and agrees as follows, to and for the benefit of Buyer and Meritage:

      4.1 Organization and Qualification. Each of Colonial and Parent is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite power and authority to own and operate its properties and to carry on its business as now conducted in every jurisdiction where the failure to do so would have a material adverse effect on its business, properties or ability to conduct the business currently conducted by it.

      4.2 Authority Relative to this Agreement. Each of Colonial and Parent has the requisite power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by Colonial and Parent and the consummation by Colonial and Parent of the transactions contemplated hereby have been duly authorized, and no actions or proceedings, corporate or otherwise, on the part of Colonial and

Parent are necessary to authorize this Agreement and such transactions. This Agreement has been duly executed and delivered by each of Colonial and Parent and constitutes a valid and binding obligation of each Colonial and Parent enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity.

      4.3 Legal Capacity and Authority of Selling Parties. Each of Colonial and Parent possesses the legal capacity to execute and deliver each document to which it is a party, to perform its obligations thereunder, and to consummate the transactions contemplated thereby. With respect to each document contemplated by this Agreement to which Colonial and Parent is, or should be, a party, each of Colonial and Parent has or will duly execute and deliver such documents, which will be a valid, legal and binding obligation of each Colonial and Parent enforceable against each Colonial and Parent in accordance with its terms, as the case may be.

      4.4 No Conflicts. Except as set forth on Section 4.4 of the Seller's Disclosure Schedule, neither Colonial or Parent is subject to or obligated under
(i) any provision of its articles of incorporation, bylaws or other organizational documents, (ii) any agreement, arrangement or understanding,
(iii) any license, franchise or permit or (iv) any law, regulation, order, judgment, or decree, which would be breached or violated, or in respect of which a right of termination or acceleration would arise, or pursuant to which any encumbrance on any of its assets would be created, by its execution, delivery, and performance of this Agreement and the consummation by it of the transactions contemplated hereby.

      4.5 No Consents. Except as set forth on Section 4.5 of the Seller's Disclosure Schedule, no authorization, consent or approval of, or filing with, any public body, court, or authority or pursuant to any Acquired Contract is necessary on the part of Seller for the consummation by Seller of the transactions contemplated by this Agreement.

      4.6 Ownership Interests. Except as disclosed on Section 4.6 of the Seller's Disclosure Schedule, Colonial does not own any stock, partnership interest, joint venture interest or any other security issued by or equity interest in any other corporation, organization, association or other entity.

      4.7 Financial Statements. Seller has provided: (a) the audited financial statements of the Colonial Business for and as of the fiscal years ended December 31, 2003, 2002 and 2001 and (b) the unaudited consolidated financial statements of the Colonial Business for and as of the period ended December 31, 2004 (the "FINANCIAL STATEMENTS"). The Financial Statements have been prepared in accordance with GAAP on a consistent basis throughout the periods involved and fairly present the financial position of the Colonial Business as of the dates thereof and the results of its operations and cash flows for the periods then ended; provided that the November 30, 2004 Financial Statements have been prepared in accordance with Adjusted GAAP. The Financial Statements are attached hereto as Section 4.7 of the Seller's Disclosure Schedule.

      4.8   Absence of Undisclosed Liabilities.

            A. There are no obligations or liabilities relating to or affecting the Colonial Business, the Acquired Assets or the Owned Real Property (whether accrued, absolute, contingent, liquidated, unliquidated or otherwise, whether due or to become due and regardless of when asserted), except: (i) liabilities reflected in the Financial Statements or disclosed in the notes thereto, (ii) liabilities which have arisen in the ordinary course of business after the date of the Financial Statements and (iii) liabilities specifically disclosed on Section 4.8 of the Seller's Disclosure Schedule.

            B. In accordance with Section 2.5B(3), Seller will deliver the Final Closing Balance Sheet, prepared in accordance with Adjusted GAAP. There will be no obligations or liabilities relating to or affecting the Colonial Business, the Acquired Assets or the Owned Real Property (whether accrued, absolute, contingent, liquidated, unliquidated or otherwise, whether due or to become due and regardless of when asserted), except: (i) liabilities reflected in the Final Closing Balance Sheet, (ii) liabilities which have arisen in the ordinary course of business after the date of the Final Closing Balance Sheet and (iii) liabilities specifically disclosed on Section 4.8 of the Seller's Disclosure Schedule.

      4.9 No Material Adverse Changes. Except as set forth on Section 4.9 of the Seller's Disclosure Schedule or in the Financial Statements, since December 31, 2003, there has not been any material adverse change in the assets, financial condition or operating results, customer, employee or supplier relations, business condition or prospects or financing arrangements related to the Colonial Business, the Acquired Assets or the Owned Real Property.

      4.10 Absence of Certain Developments. Except as set forth on Section 4.10 of the Seller's Disclosure Schedule or except as contemplated in and consistent with the terms of this Agreement since the date of the Financial Statements, Seller has not, in respect of the Colonial Business:

            A. changed its accounting methods or practices (including any change in depreciation or amortization policies or rates) or revalued any of its assets;

            B. other than distributions necessary for Colonial, Parent or Parent's ultimate owners to pay taxes in respect of Colonial, declared or paid any dividend or distributions;

            C. borrowed any amount under existing lines of credit, or otherwise incurred or become subject to any indebtedness, except in the ordinary course of business and in a manner and in amounts that are in keeping with historical practice;

            D. discharged or satisfied any lien (other than property taxes and assessments, business and personal property taxes, mechanic's liens and similar items discharged in the ordinary course of business consistent with past practices) or encumbrance;

            E. except as is reasonably necessary for the ordinary operation of the Colonial Business and in a manner and in amounts that are in keeping with historical practice, mortgaged, pledged, or subjected to any lien, charge, or other encumbrance, any of Colonial's assets with a fair market value in excess of $25,000, except liens for current property taxes not yet due and payable;

            F. sold, assigned or transferred (including, without limitation, transfers to any employees, shareholders or affiliates) any assets or canceled any debts or claims, except in the ordinary course of business and consistent with past practices;

            G. sold, assigned or transferred any patents, trademarks, trade names, copyrights, trade secrets or other intangible assets, or disclosed any proprietary or confidential information to any person other than Meritage or Buyer;

            H. suffered any extraordinary loss or waived any material right or claim, including any write-off or compromise of any contract or other account receivable;

            I. taken any other action or entered into any other transaction other than in the ordinary course of business and in accordance with past custom and practice, or entered into any transaction with an employee, shareholder, member, partner or officer of Seller or any other entity associated with the Colonial Business;

            J. suffered any theft, damage, destruction or loss of or to any property or properties owned or used by it, whether or not covered by insurance;

            K. increased the annualized level of compensation of or granted any extraordinary bonuses, benefits or other forms of direct or indirect compensation to any employee, officer, director or consultant that aggregate in excess of $25,000, or increased, terminated or amended or otherwise modified any plans for the benefit of employees;

            L. except as is reasonably necessary for the ordinary operation of the Colonial Business and in a manner and in amounts that are in keeping with historical practice, made any capital expenditures or commitments for property, plant and equipment that aggregate in excess of $25,000;

            M. engaged or agreed to engage in any extraordinary transactions or distributions, or except as is reasonably necessary for the ordinary operation of the Colonial Business and in keeping with historical practice, entered into any contract, written or oral, that involves consideration or performance by it of a value exceeding $25,000 or a term exceeding one year;

            N. made any loans, advances or commitments to, or guarantees in excess of $50,000 for the benefit of, any persons; or

            O. made charitable contributions or pledges, which in the aggregate exceed $10,000.

      4.11 Permitted Liens; Good Title to and Condition of Assets. Colonial's title to the Acquired Assets and the Purchased Real Property is free and clear of all liens and encumbrances other than those listed on Section 4.11 of the Seller's Disclosure Schedule and Permitted Exceptions (collectively, the "PERMITTED LIENS"). All of the Acquired Assets and the Purchased Real Property are in good condition and repair, ordinary wear and tear excepted, and are usable in the ordinary course of business. The Acquired Assets and the Owned Real Property represent all of the assets of the Colonial Business and all of the assets necessary or required by Buyer to continue to operate the Colonial Business as conducted prior to the Closing. Colonial owns, or leases under valid leases, all property, machinery, equipment and other tangible and intangible assets necessary for the conduct of the Colonial Business. None of the assets attributable to, or necessary to the operation of, the Colonial Business, as conducted immediately prior to the Closing, are held or owned by an entity other than Colonial. There are no shareholders, partners or affiliates of Colonial, including Parent, that own any assets, licenses, permits or other authorizations relating to the Acquired Assets, the Owned Real Property or the Colonial Business.

      4.12 Legal Descriptions of Real Property. Section 4.12 of the Seller's Disclosure Schedule sets forth a complete and accurate legal description for each parcel of Owned Real Property.

      4.13 Real Property. Except as set forth on Section 4.13 of the Seller's Disclosure Schedule:

            A. With respect to any agreements, arrangements, contracts, leases, licenses, covenants, conditions, deeds, deeds of trust, rights-of-way, easements, mortgages, restrictions, surveys, title insurance policies and other documents granting to Colonial title to or an interest in or otherwise affecting the Owned Real Property, no breach or event of default exists, and no condition or event has occurred that with the giving of notice, the lapse of time, or both would constitute a breach or event of default, by Colonial or any other person.

            B. The Owned Real Property has all necessary access to and from public highways, streets and roads and no pending or, to the Knowledge of Seller, threatened proceeding or other fact or condition exists that could limit or result in the termination of such access.

            C. Electric, gas (if applicable), sewage, telephone and water utility facilities are available for connection and service to homes constructed or being constructed on the Owned Real Property, which facilities are in compliance in all respects with all Applicable Laws, subject to such installation and connection charges with respect thereto which in the ordinary course of business are payable upon issuance of certificates of occupancy which have not yet been procured.

            D. No condemnation, eminent domain or similar proceeding exists, is pending or, to the Knowledge of Seller, is threatened with respect to, or that could affect, any of the Owned Real Property.

            E. Any buildings and improvements on the Owned Real Property to the extent installed or constructed by Colonial are in compliance with all Applicable Laws and do not violate, in any material respect, (i) any set-back,
(ii) zoning law, ordinance, regulation, statute or other governmental restriction in the nature thereof, or (iii) any restrictive covenant affecting any such Owned Real Property.

            F. There are no parties in possession of any portion of the Owned Real Property as lessees, tenants at sufferance or trespassers.

            G. Except as incurred in the ordinary course of business after the date of the Financial Statements, there are no unpaid charges, debts, liabilities, claims or obligations arising from the construction, occupancy, ownership, use or operation of the Owned Real Property. No Owned Real Property is subject to any condition or obligation to any Governmental Authority or other person requiring the owner or any transferee thereof to donate land, money or other property or to make off-site public improvements. With respect to the Owned Real Property, Colonial has fully funded any homeowners association reserves relating to maintenance, repairs, capital improvements, operating deficiencies and similar items for which Colonial is or will be responsible pursuant to the respective terms of the association documents, Florida law or as otherwise required in the normal course of business (i.e., to the extent such items are due and payable before Closing).

            H. Except as set forth on Section 4.7 or 4.10 of the Seller's Disclosure Schedule, no developer-related fees, charges or assessments for public improvements or otherwise made against the Owned Real Property or any lots included therein are due and unpaid, including without limitation those for construction of sewer lines, water lines, storm drainage systems, electric lines, natural gas lines, streets (including perimeter streets), roads and curbs, other than as may be required in the ordinary course of completing such project from its current (incomplete) status or as may be contemplated in the conditions of approval and contained in the Land Use Entitlements for such projects.

            I. There is no moratorium applicable to any of the Owned Real Property on (i) the issuance of building permits for the construction of houses, or certificates of occupancy therefor or (ii) the purchase of sewer or water taps.

            J. Each of the lots included in the Owned Real Property is stable and otherwise suitable for the construction of a residential structure suitable to the soil conditions thereon, as set forth in the soil report related to each such subdivision.

            K. Except as set forth in the Reports or Surveys, the Owned Real Property does not contain "wetlands," as defined, or subject to regulation by, the Army Corps of Engineers, the Environmental Protection Agency, the Florida Department of Environmental Protection, the South Florida Water Management District or Lee and Collier Counties and the municipalities located therein, or, to the Knowledge of Seller, a level of radon or radon's daughter above action levels of the U.S. Environmental Protection Agency and is not located within nor does the Owned Real Property include a "critical", "preservation", "conservation," "habitat conservation area," area of recognized historical or archeological importance or similar type of area subject to regulation under any Environmental Laws. No portion of the Owned Real Property is situated within a "noise cone" such that the Federal Housing Administration will not approve mortgages due to the noise level classification of such real property.

            L. The Owned Real Property has not been used as a gravesite, landfill or waste disposal area.

            M. No Proceeding, claim or demand is pending or, to the Knowledge of Seller, threatened which involves any of the Owned Real Property, or against Seller with respect to any of the Owned Real Property. including without limitation proceedings, claims or demands involving construction defects or deficiencies, or against the Associations. All of the developed

Owned Real Property and the lots included therein are in compliance with all Applicable Laws, including without limitation, zoning and subdivision laws and ordinances and the Owned Real Property is zoned to permit single family home construction; none of the development-site preparation and construction work performed on the Owned Real Property has concentrated or diverted surface water or percolating water improperly onto or from the Owned Real Property or caused or resulted in a release of any Hazardous Substance in violation of any Environmental Law.

            N. Colonial has not granted to any person any contract or other right to the use of any portion of the Owned Real Property or to the furnishing or use of any facility or amenity on or relating to the Owned Real Property.

            O. Neither Colonial or Parent is a "foreign person" within the meaning of Sections 1445 and 7701 of the Code.

            P. Subject to the Reserves, all of the Housing Units, improvements and buildings on the Owned Real Property were constructed in a good and workmanlike manner, substantially comply with Applicable Laws, are structurally sound, are in good and proper working condition and repair, normal wear and tear, normal maintenance and normal warranty and customer services matters excepted, are free of mold, asbestos, radon and radon's daughter and are useful for their intended purposes.

            Q. Any improvements and buildings included within the Owned Real Property are located within the boundary lines of the Owned Real Property and do not encroach upon the land of any adjacent owner; to the Knowledge of Seller, no improvements of any third Person encroach upon the Owned Real Property and no Person has any unrecorded right, title or interest in the real property constituting the Owned Real Property, whether by right of adverse possession, prescriptive easement or otherwise.

            R. The recorded easements, rights-of-way, covenants and other title exceptions and survey matters do not adversely affect the current beneficial use of the Owned Real Property. The Owned Real Property is being developed and used in compliance with all covenants, easements and restrictions affecting the Owned Real Property, and all obligations of Colonial on the Owned Real Property with regard to such covenants, easements and restrictions have been and are being performed in a proper and timely manner.

            S.    Except as set forth on Section 4.16 of the Seller's Disclosure
Schedule:

                  (1) To the Knowledge of Seller, all property adjacent to the Owned Real Property is free from Hazardous Substances (other than Permitted Materials), and is not in violation of any Environmental Law.

                  (2) No environmental lien in favor of any Governmental Authority has attached to any of the Owned Real Property.

            T. There are no historical or archeological materials or artifacts of any kind or any Indian ruins of any kind located on the Owned Real Property.

            U. No part of the Owned Real Property is "critical habitat" as defined in the Federal Endangered Species Act, 16 U.S.C. Sections 1531 et seq., as amended, or in regulations promulgated thereunder, nor are any "endangered species" or "threatened species" located on the Owned Real Property, as defined therein, or under any similar state or local Environmental Law.

            V. The Owned Real Property is not within a flood plain, flood way or flood control district as reflected in the currently adopted 100-year flood plain of the Federal Emergency Management Agency.

            W. Neither Colonial or Parent have any liability for any Taxes, or any interest or penalty in respect thereof, of any nature that may be assessed against Buyer or Meritage or that are or may become a lien against the Owned Real Property, other than the lien for current real property taxes, special taxes and assessments paid with taxes not yet delinquent.

            X. All work performed on or about the Owned Real Property or to any improvements located thereon within six months prior to the date of this Agreement has been paid for or will be reflected in the Final Closing Balance Sheet.

            Y. Except as set forth on Section 4.13 of the Seller's Disclosure Schedule, to the Knowledge of Seller, the representations set forth in this
Section 4.13 are true and correct with respect to the Future Contracted Property and there are no conditions affecting the Future Contracted Property that would lead Seller to the good faith belief that the properties cannot be developed in accordance with Seller's project feasibility plans currently in existence.

      4.14  Acquired Contracts.

            A. Section 4.14 of the Seller's Disclosure Schedule lists as of the date hereof all of the material Acquired Contracts. The provisions of this
Section 4.14 will also apply to all Acquired Contracts entered into following the date of this Agreement and prior to the Closing.

            B. Each of the Acquired Contracts is valid, binding and in full force and effect on Colonial and, to the Knowledge of Seller, is valid, binding and in full force and effect on the other parties to the Acquired Contracts. Except as set forth on Section 4.14 of the Seller's Disclosure Schedule, if applicable, no Acquired Contract has been amended or supplemented in any way and Colonial has not and no party thereto has, assigned any of its rights or delegated any of its duties thereunder. True and complete copies of the Acquired Contracts have been delivered to Meritage.

            C. Except as set forth on Section 4.14 of the Seller's Disclosure Schedule, no breach or default exists under any Acquired Contract and no event has occurred with respect thereto that with the lapse of time or action or inaction by Colonial or, to the Knowledge of Seller, any other party thereto, would result in a breach thereof or a default thereunder.

            D. Except as specifically disclosed on Section 4.14 of the Seller's Disclosure Schedule, (i) since the date of the Financial Statements, no supplier or materialman has indicated that it will stop or decrease the rate of business done with Colonial, except for changes in the ordinary course of the Colonial Business, (ii) Colonial has performed in all material respects the obligations which were or are now required to be performed by each in connection with the

Acquired Contracts and Colonial has not been advised of or received any claim of default under any Acquired Contract, (iii) Colonial has no present expectation or intention of not fully performing any obligation pursuant to any Acquired Contract and (iv) there has been no breach and, to the Knowledge of Seller, there is no anticipated breach by any other party to any Acquired Contract.

            E. Upon the assignment of each Acquired Contract to Buyer pursuant hereto, and subject to any consent requirements contained therein, all rights of Colonial with respect to each Acquired Contract will inure to Buyer and each Acquired Contract will be enforceable by Buyer in the same manner as such Acquired Contract is enforceable by Colonial.

            F. The assignment to Buyer of all of Colonial's right, title and interest in, to and under each Acquired Contract pursuant hereto will be free and clear of any lien except for Permitted Liens.

            G. Except as set forth on Section 4.14 of the Seller's Disclosure Schedule, as of the Closing Date, Colonial will not owe any amount (whether absolute, contingent or otherwise) with respect to any Acquired Contract other than amounts properly recorded in the Final Closing Balance Sheet in accordance with GAAP.

            H. Except as disclosed on Section 4.14 of the Seller's Disclosure Schedule, no Acquired Contract (i) requires Colonial to make purchases or pay for services in excess of the requirements of the Colonial Business or (ii) guarantees any obligation of another person.

            I. Colonial has paid all rental and other payments due under each personal property lease and real property lease (collectively, the "PROPERTY LEASES") under which Colonial is the lessee in accordance with its terms. With respect to each such Property Lease, Colonial has been in peaceable possession of the buildings, equipment, machinery, Owned Real Property, vehicles or other tangible property covered thereby since the commencement of the original term of such Property Lease. No indulgence, postponement or waiver of Colonial's obligations under any such Property Lease has been granted by the lessor. Subject to the terms of the Property Leases, Colonial possesses full right and power to occupy or possess, as the case may be, all of the buildings, equipment, machinery, real property, vehicles and other tangible property covered by such Property Leases.

            J. With respect to any written or oral agreement, arrangement, commitment, contract or lease that Colonial entered into, after the date hereof, such agreement, arrangement, commitment, contract or lease will satisfy all the representations and warranties set forth in this Section 4.14.

      4.15 Warranties. Except as set forth on Section 4.15 of the Seller's Disclosure Schedule, Colonial has not given or made any other express warranties to third parties with respect to any property or products sold or services performed by Colonial and there are no facts or the occurrence of any event forming the basis of any present claim against Colonial for liabilities due to any express or implied warranty. Section 4.15 of the Seller's Disclosure
Schedule includes forms of Colonial's residential sales contracts containing applicable guaranty, warranty and indemnity provisions.

      4.16  Environmental Matters.

            A. Colonial has at all times been in compliance with all Environmental Laws governing the Colonial Business, properties and assets, including, without limitation: (i) all requirements relating to the Discharge and Handling of Hazardous Substances, (ii) all requirements relating to notice, record keeping and reporting, (iii) all requirements relating to obtaining and maintaining Permits for the ownership of its properties and assets and the operation of its business, including Permits relating to the Handling and Discharge of Hazardous Substances or (iv) all applicable writs, orders, judgments, injunctions, governmental communications, decrees, informational requests or demands issued pursuant to, or arising under, any Environmental Laws.

            B. Except as set forth on Section 4.16 of the Seller's Disclosure Schedule, there are no, and, to the Knowledge of Seller, there is no basis for, any orders, warning letters, notices of violation (collectively "NOTICES") or Proceedings against or involving Colonial, the Colonial Business, the Acquired Assets or the Owned Real Property issued by any Governmental Authority or third party with respect to any Environmental Laws or Permits issued to Colonial thereunder in connection with, related to, or arising out of the ownership by Colonial of its properties or assets or the operation of their business which have not been resolved to the satisfaction of the issuing Governmental Authority or third party in a manner that would not impose any obligation, burden or continuing liability on Buyer in the event that the transactions contemplated by this Agreement are consummated, or which could have an adverse effect on the Colonial Business, the Acquired Assets, the Owned Real Property or Colonial's financial condition or results of operations including, without limitation: (i) Notices or Proceedings related to Colonial being potentially responsible parties for a federal, state, regional or local environmental cleanup site or for corrective action under any applicable Environmental Laws, (ii) Notices or Proceedings in connection with any federal, state, regional or local environmental cleanup site, or in connection with any of the real property or premises where Colonial has transported, transferred or disposed of Hazardous Substances, (iii) Notices or Proceedings relating to Colonial being responsible to undertake any response or remedial actions or clean-up actions of any kind or
(iv) Notices or Proceedings related to Colonial being liable under any Environmental Laws for personal injury, property damage, natural resource damage or clean up obligations.

            C. Except for the Permitted Materials and except as set forth on
Section 4.16 of the Seller's Disclosure Schedule, Colonial has not Handled or Discharged, nor allowed or arranged for any third party to Handle or Discharge, Hazardous Substances to, at or upon: (i) any location other than a site lawfully permitted to receive such Hazardous Substances, (ii) any of the Owned Real Property or (iii) any site which: (a) pursuant to CERCLA or any similar state law has been placed on the National Priorities List or its state equivalent or
(b) with respect to which the Environmental Protection Agency or the relevant state agency or other Governmental Authority has notified Colonial that such governmental authority has proposed or is proposing to place on the National Priorities List or its state equivalent. There has not occurred, nor is there presently occurring, a Discharge, or, to the Knowledge of Seller, threatened Discharge, of any Hazardous Substance on, into or beneath the surface of, or adjacent to, any of the Owned Real Property in an amount or otherwise requiring a Notice or report to be made to a Governmental Authority or in violation of any applicable Environmental Laws.

            D. Section 4.16 of the Seller's Disclosure Schedule identifies the operations and activities and locations thereof, if any, which have been conducted and are being conducted by Colonial on any of the Owned Real Property which have involved the Handling or Discharge of Hazardous Substances, other than Permitted Materials.

            E. Except as set forth on Section 4.16 of the Seller's Disclosure Schedule, Colonial does not use, and has never used, any Aboveground Storage Tanks or Underground Storage Tanks, and there are not now nor, to the Knowledge of Seller, have there ever been any Underground Storage Tanks beneath any of the Owned Real Property that are required to be registered and/or upgraded under applicable Environmental Laws.

            F. Section 4.16 of the Seller's Disclosure Schedule identifies (i) all environmental audits, assessments or occupational health studies undertaken by Colonial or their agents or, to the Knowledge of Seller, undertaken by any Governmental Authority or any third party, relating to or affecting Colonial or any of the Owned Real Property, (ii) the results of any ground, water, soil, air or asbestos monitoring undertaken by Colonial or their agents or, and to the extent available or made known to Colonial, undertaken by any Governmental Authority or any third party, relating to or affecting Colonial or any of the Owned Real Property, which indicate the presence of Hazardous Substances at levels requiring a notice or report to be made to a governmental authority or in violation of any applicable Environmental Laws, (iii) all material written communications between Colonial and any Governmental Authority arising under or related to Environmental Laws and (iv) all outstanding citations issued under OSHA, or similar state or local statutes, laws, ordinances, codes, rules, regulations, orders, rulings or decrees, relating to or affecting either Colonial or any of the Owned Real Property.

      4.17  Tax Matters.

            A. Except for current filings, which are the subject of extensions under applicable procedures and which are identified in Section 4.17 of the Seller's Disclosure Schedule, Colonial and Parent have filed all Tax Returns that they were required to file prior to the date hereof. All such Tax Returns were correct and complete in all respects. Except as set forth on Section 4.17 of the Seller's Disclosure Schedule, all Taxes owed by Colonial or owed by Parent in respect of Colonial (whether or not shown on any Tax Return), the due date of which preceded the date hereof, have been paid. Except as set forth on
Section 4.17 of the Seller's Disclosure Schedule, all other Taxes due and payable by Colonial or owed by Parent in respect of Colonial, with respect to periods ending on or as of the date of the Closing (whether or not a Tax Return is due on such date) have been paid or are accrued on the applicable Financial Statements or will be accrued on the Final Closing Balance Sheet.

            B. Except as set forth on Section 4.17 of the Seller's Disclosure Schedule, with respect to each taxable period for Colonial ending prior to the date hereof or prior to the date of the Closing: (i) except for taxable periods which are open either such taxable period has been audited by the relevant taxing authority or the time for assessing or collecting Taxes with respect to each such taxable period has closed and each taxable period is not subject to review by any relevant taxing authority, (ii) no deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Taxes has been asserted or assessed by any taxing authority against Colonial or Parent, (iii) neither Parent nor Colonial has consented to extend the time in which any Taxes may be assessed or collected by any taxing authority, (iv) neither Parent nor Colonial has requested or been granted an extension of the time for filing any Tax Return to a date later than the Closing, (v) there is no action, suit, taxing authority proceeding or audit or claim for refund now in progress, pending or, to the Knowledge of Seller, threatened against or with respect to Colonial or Parent regarding Taxes, (vi) neither Parent nor Colonial has made an election or filed a consent under Section 341(f) of the Code (or any corresponding provision of state, local or foreign law), (vii) there are no liens on the assets of Colonial relating or attributable to Taxes (other than liens for sales and payroll Taxes not yet due and payable and liens for non-delinquent current real property taxes, special taxes, and assessments paid with real property taxes), and, to the Knowledge of Seller, there is no reasonable basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any such lien (other than those noted in the preceding parenthetical) on the assets of Colonial, (viii) Colonial has not been a member of an affiliated group (as defined in Section 1504 of the Code) or filed or been included in a combined, consolidated or unitary income Tax Return, (ix) Colonial is not a party to or bound by any tax allocation or tax sharing agreement and has no current or potential contractual or other obligation to indemnify any other person with respect to Taxes, (x) to the Knowledge of Seller, no taxing authority will claim or assess any additional Taxes against Colonial for any period for which Tax Returns have been filed,
(xi) no claim has ever been made by a taxing authority in a jurisdiction where Colonial or Parent does not file Tax Returns that Colonial or Parent is or may be subject to Taxes assessed by such jurisdiction, (xii) neither Colonial nor Parent have a permanent establishment in any foreign country, as defined in the relevant tax treaty between the United States of America and such foreign country, (xiii) true, correct and complete copies of all income and sales Tax Returns filed by or with respect to Colonial for the past three years have been furnished or made available to Meritage, (xiv) Colonial or Parent, as applicable, has disclosed on each Tax Return filed by Colonial or Parent, as applicable, all positions taken thereon that could give rise to a substantial understatement of penalty of federal income Taxes within the meaning of Code
Section 6662, (xv) no sales or use Tax will be payable by Colonial as a result of this transaction, and there will be no non-recurring intangible tax, documentary stamp tax, or other excise tax (or comparable tax imposed by an Governmental Authority) as a result of this transaction, (xvi) each of Colonial and Parent has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, and all Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed, and (xvii) none of the Assumed Liabilities is an obligation to make a payment that will not be deductible under Code Section 280G.

            C. Except as set forth on Section 4.17 of the Seller's Disclosure Schedule, there is no "roll-back" Tax pertaining to or affecting the Owned Real Property that is being conveyed to Buyer that would be owed by, or become an obligation of, Buyer or Meritage.

            D. Parent (and any predecessor of Parent) has been a validly electing S corporation within the meaning of Code Sections 1361 and 1362 at all times during its existence and Parent will be an S corporation up to and including the Closing Date.

            E. Colonial and each subsidiary set forth on Section 4.6 of the Seller's Disclosure Schedule has been a validly electing "qualified subchapter S subsidiary" within the meaning of Code Section 1361(b)(3)(B) at all times during its existence and Colonial will be qualified subchapter S subsidiary up to and including the Closing Date.

            F. Neither Parent nor Colonial has any potential liability for any Tax under Code Section 1374. Neither Parent nor any qualified subchapter S subsidiary of Parent, including Colonial, has, in the past 10 years, (i) acquired assets from another corporation in a transaction in which Parent's Tax basis for the acquired assets was determined, in whole or in part, by reference to the Tax basis of the acquired assets (or any other property) in the hands of the transferor or (ii) acquired the stock of any corporation that is a qualified subchapter S subsidiary.

            G. Seller has paid all applicable State of Florida sales and use tax on its initial purchase of the furniture, fixtures and equipment to be conveyed to Buyer hereunder. Seller's engagement of the broker referred to in Section
11.15 of this Agreement will not result in the inability of Buyer to rely on the Florida sales tax exemption for occasional sales pursuant to Rule 12A-1.037 of the Florida Administrative Code.

      4.18 Restrictions on Business Activities. With respect to the Acquired Assets and the Owned Real Property, there are no agreements (non-compete or otherwise), arrangements, commitments, judgments, injunctions, orders or decrees to which Colonial is party or otherwise binding on Colonial, the Colonial Business, the Acquired Assets or the Retained Property that has or reasonably could be expected to have the effect of prohibiting or impairing the conduct necessary or required by Buyer to continue to operate the Colonial Business as conducted prior to the Closing.

      4.19 Intellectual Property. Section 4.19 of the Seller's Disclosure Schedule sets forth a description of the Intellectual Property for which Colonial or Parent has rights to use in the conduct of the Colonial Business. The conduct of the Colonial Business as presently conducted and the conduct and the use and exploitation of the Intellectual Property do not infringe or misappropriate any rights held or asserted by any person, and no person is infringing on the Intellectual Property. Except as set forth in the Acquired Contracts, no payments are required for the continued use of the Intellectual Property. None of the Intellectual Property has ever been declared invalid or unenforceable, or is the subject of any pending or threatened action for opposition, cancellation, declaration, infringement, invalidity, unenforceability, or misappropriation or like claim, action, or proceeding. Except as set forth on Section 4.19 of the Seller's Disclosure Schedule, all house plans used by the Colonial Business are owned outright by Colonial or are licensed to Colonial without payment of any fee, and may be assigned without cost to Buyer. Seller has all rights of ownership necessary to grant Buyer and Meritage the rights granted under the License Agreement.

      4.20 Litigation. Except as set forth on Section 4.20 of the Seller's Disclosure Schedule, there are no suits, claims, actions, arbitrations, investigations or proceedings entered against, now pending, or, to the Knowledge of Seller, threatened against Colonial, the Colonial Business, the Acquired Assets or the Owned Real Property or any other party before any court, arbitration, administrative or regulatory body or any governmental agency which may result in any judgment, order, award, decree, liability or other determination which will or could reasonably be expected to have any effect upon Colonial, the Acquired Assets, the Owned Real Property or the Colonial Business. Except as set forth on Section 4.20 of the Seller's Disclosure Schedule, neither Colonial nor, to the Knowledge of Seller, any other party is subject to any continuing court or administrative order, writ, injunction or decree applicable to the Colonial Business, the Acquired Assets or the Owned Real Property or to their property or employees, and neither Colonial nor any other party is in default with respect to any order, writ, injunction or decree of any court or federal, state, municipal, or other governmental department, commission, board, agency or instrumentality applicable to the Colonial Business.

      4.21 Employees. Attached on Section 4.21 of the Seller's Disclosure
Schedule is a list of names, current annual rates of salary, bonus, employee benefits, accrued vacation and sick time, sick pay and other compensation, severance, benefits and perquisites, including the provision of company owned automobiles, of all the employees and agents of Colonial whose work relates, directly or indirectly, to the Colonial Business. To the Knowledge of Seller, no key employee of Colonial, and no group of Colonial's employees, has any plans to terminate his, her or its employment. Colonial is not a party to any collective bargaining agreement with any labor union or association. There are no discussions, negotiations, demands or proposals that are pending or that have been conducted or made with or by any labor union or association, and there are no pending or, to the Knowledge of Seller, threatened labor disputes, strikes or work stoppages that may affect Colonial or the Colonial Business. Colonial is in material compliance with all federal and state laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and are not engaged in any unfair labor practices. Except as accrued on the Final Closing Balance Sheet or as set forth on Section 4.21 of the Seller's Disclosure Schedule, Colonial may terminate any employee, with or without cause, without liability or obligation, other than for salary and bonuses accrued through the date of any such termination and for the obligations of Colonial referred to in Section 4.22 below.

      4.22  Employee Benefit Plans.

            A. With respect to all employees and former employees of Colonial, except as set forth on Section 4.22 of the Seller's Disclosure Schedule, Colonial does not presently maintain, contribute to or have any liability (including current or potential multi-employer plan withdrawal liability under ERISA) under any: (i) non-qualified deferred compensation or retirement plan or arrangement which is an "employee pension benefit plan" as such term is defined in Section 3(2) of ERISA, (ii) defined contribution retirement plan or arrangement designed to satisfy the requirements of section 401(a) of the Code, which is an employee pension benefit plan, (iii) defined benefit pension plan or arrangement designed to satisfy the requirements of Section 401(a) of the Code, which is an employee pension benefit plan, (iv) "multi-employer plan" as such term is defined in Section 3(37) of ERISA, (v) unfunded or funded medical, health, or life insurance plan or arrangement for present or future retirees or present or future terminated employees which is an "employee welfare benefit plan" as such term is defined in Section 3(1) of ERISA, except as required by
Section 4980B of the Code or Sections 601 through 609 of ERISA or (vi) any other employee welfare benefit plan.

            B. With respect to each of the employee benefit plans listed on
Section 4.22 of the Seller's Disclosure Schedule, Colonial has furnished to Buyer true and complete copies of: (i) the plan documents (including any related trust agreements), (ii) the most recent determination letter received from the Internal Revenue Service, (iii) the latest actuarial valuation, (iv) the latest financial statement, (v) the last Form 5500 Annual Report and (vi) all related trust agreements, insurance contracts or other funding agreements which implement such employee benefit plan. Neither Colonial, nor any of its respective officers, partners, employees or any other "fiduciary", as such term is defined in Section 3(21) of ERISA, has any liability for failure to comply with ERISA or the Code for any action or failure to act in connection with the administration or investment of such plans.

            C. With respect to each plan listed on Section 4.22 of the Seller's Disclosure Schedule: (i) Colonial has performed all obligations required to be performed by it under each such plan and each such plan has been established and maintained in accordance with its terms and in compliance with all applicable laws, statutes, rules and regulations, including but not limited to the Code and ERISA, (ii) there are no actions, suits or claims pending or threatened or anticipated (other than routine claims for benefits) against any such plan,
(iii) each such plan can be amended or terminated after the Closing in accordance with its terms, without liability to Colonial, Buyer or Meritage and
(iv) there are no inquiries or proceedings pending or threatened by the Internal Revenue Service or the Department of Labor with respect to any such plan.

            D. With respect to the insurance contracts or funding agreements which implement any of the employee benefit plans listed on Section 4.22 of the Seller's Disclosure Schedule, such insurance contracts or funding agreements are fully insured or the reserves under such contracts are sufficient to pay claims incurred.

            E. Each plan listed on Section 4.22 of the Seller's Disclosure Schedule that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to so qualify and each trust created thereunder has been determined by the Internal Revenue Service to be exempt from tax under Section 501(a) of the Code and nothing has occurred since the date of the most recent determination that would be reasonably likely to cause any such plan or trust to fail to qualify under Section 401(a) of the Code.

            F. With respect to each plan listed on Section 4.22 of the Seller's Disclosure Schedule that is intended to be qualified under Section 401(a) of the Code, a "partial termination" will be deemed to have occurred and each "affected employee" will become fully vested in his or her accrued benefit and/or account balance in such plan, or plans, as of the Closing Date. The term partial termination and affected employee shall be defined by reference to Code Section 411(d)(3) and the regulations and interpretations issued thereunder.

      4.23 Insurance. Section 4.23 of the Seller's Disclosure Schedule lists and briefly describes each insurance policy and fidelity bond, including performance improvement bonds, maintenance bonds, labor and material bonds and other bonds related to the Owned Real Property (collectively, the "BONDS"), maintained by Colonial with respect to their properties or business, and sets forth the date of expiration of each such insurance policy. All of such insurance policies and Bonds are in full force and effect and Colonial is not in default with respect to its obligations under any of such insurance policies or Bonds. Except as set forth on Section 4.23 of the Seller's Disclosure Schedule, there is no claim of Colonial pending under any of such policies or Bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or Bonds and there has been no threatened termination of, or material premium increase with respect to, any of such policies. The insurance coverage of Colonial is customary for entities of similar size engaged in similar lines of business.

      4.24 Affiliate Transactions. Except as set forth on Section 4.24 of the Seller's Disclosure Schedule, neither Colonial or Parent nor any employee, officer, member, shareholder or affiliate thereof, or any member of their immediate family, or any entity in which any of such persons owns any beneficial interest (other than a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 1% of the stock of which is beneficially owned by any of such persons) has any agreement with Colonial or any interest in any property (real, personal or mixed, tangible or intangible) used in or pertaining to the Colonial Business. For purposes of the preceding sentence, the members of the immediate family of a person will consist of the spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law and brothers- and sisters-in-law of such person.

      4.25 Compliance with Laws. Colonial and Parent and their respective officers, agents, employees, members, shareholders and affiliates have materially complied with all Applicable Laws, which affect the Colonial Business. No claims have been filed against Colonial alleging a violation of any Applicable Laws, except as set forth on Section 4.25 of the Seller's Disclosure Schedule. Without limiting the generality of the foregoing, Colonial has not materially violated, or received a notice or charge asserting any violation of, OSHA, or any other state, federal, regional and local acts (including rules and regulations thereunder) regulating or otherwise affecting employee health and safety. Colonial has not given or agreed to give any money, gift or similar benefit (other than incidental gifts of articles of nominal value) to any actual or potential customer, supplier, governmental employee or any other person in a position to assist or hinder Colonial in connection with any actual or proposed transaction.

      4.26  Permits.

            A. Colonial possesses all approvals, authorizations, certificates, consents, franchises, licenses and permits necessary for the lawful conduct of its business (collectively, the "PERMITS"), including but not limited to the Permits listed in Section 4.26 of the Seller's Disclosure Schedule. Such Permits are in full force and effect, no violations have occurred with respect thereto, and to the Knowledge of Seller, no basis exists for any limitation, revocation or withdrawal thereof.

            B. Colonial also possesses (or there have been granted by the applicable governmental authorities with respect to the Owned Real Property) the subdivision, development, construction and sale permits, development orders, concurrency certifications, and other authorizations, approvals, and entitlements set forth on Section 4.26 of the Seller's Disclosure Schedule (collectively "LAND USE ENTITLEMENTS"). With respect to the Owned Real Property, no approvals are required as of the Closing from any Governmental Authority to complete the development and construction of homes and the sale thereof in the respective Owned Real Property, there are in full force and effect validly issued building permits for each home under construction or completed and Colonial has no notice of any pending or threatened moratorium or other restriction that would preclude the obtaining of building permits for any homes on such Owned Real Property not yet under construction or for which building permits have not been obtained. No decision-making body has denied or withheld any Land Use Entitlements.

            C. All required surface water management permits for the Owned Real Property have been issued by the South Florida Water Management District and any other applicable governing body. The construction of all necessary surface water management facilities has been completed in accordance with the surface water management permits issued for the Owned Real Property and certified as complete by the engineer of record, and said permits have been converted to operating permits by the applicable agencies.

            D. Except for cash bonds that are related to home construction, which are an Acquired Asset, Colonial shall receive the benefit of all cash and other performance bonds posted prior to the Closing in satisfaction of the condition imposed by the Land Use Entitlements, and any assets or cash released upon satisfaction of the requisite obligations after closing shall be paid to Colonial.

      4.27 Membership Records; Minute Books. The minute books of Colonial made available to Meritage are the only minute books of Colonial and its subsidiaries and contain an accurate summary of all meetings of directors (or committees thereof) and members or shareholders or actions by written consent since the time of incorporation of Colonial.

      4.28 Budgets. Section 4.28 of the Seller's Disclosure Schedule sets forth the site development budgets for the Owned Real Property. Such budgets include adequate provision for (i) costs to complete remaining site improvement work and amenities and (ii) Colonial's obligation to fund any homeowners association reserve deficiency amounts to the extent of such obligations. Such budgets are complete and were prepared by Colonial in good faith and the assumptions underlying such budgets are reasonable.

      4.29 Hurricane Damage. Except as set forth on Section 4.29 of the Seller's Disclosure Schedule, none of the Owned Real Property suffered any material damage as a result of the hurricanes that struck Florida during 2004.

      4.30 Disclosure. Neither this Agreement nor the Seller's Disclosure Schedule or Exhibits hereto contains any untrue statement of a material fact or, to the Knowledge of Seller, omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading, and there is no fact which has not been disclosed to Meritage or Buyer which materially adversely affects or could reasonably be anticipated to materially adversely affect the financial condition, results of operations, customer, employee or supplier relations, business condition, or prospects of Colonial, the Colonial Business, the Acquired Assets or the Owned Real Property. To the Knowledge of Seller, (i) there are no defects, deficiencies or inaccuracies in any of the information furnished by Seller to Buyer or Meritage with respect to the Colonial Business and (ii) all information furnished by Seller to Buyer or Meritage with respect to the Colonial Business is accurate and complete.

      4.31  Condominiums.

            A. The Condominium Projects have been developed in accordance with Applicable Laws, and in accordance with all of the organizational documents applicable to each Condominium Project, including but not limited to the declaration of condominium, articles of incorporation, bylaws and rules and regulations applicable to the Condominium Project, and the Seller has satisfied all of its obligations under the foregoing.

            B. Each of the Condominium Projects is governed by a condominium association organized as a not for profit corporation under the laws of the state of Florida and in accordance with the Condominium Act (each a "CONDOMINIUM ASSOCIATION", collectively the "CONDOMINIUM ASSOCIATIONS"). Each Condominium Association is controlled by Colonial and has been operated and managed by Colonial in accordance with Applicable Laws and the Condominium Association's organizational documents.

            C. Colonial has established and funded all requisite capital reserves for each Condominium Associations, which reserves have not been spent or otherwise depleted by Colonial and/or the Condominium Association, and which reserves shall remain the property of each Condominium Association after the Closing Date.

            D. All retail sales contracts for condominium units within the Condominium Projects comply with Applicable Laws, and the retail buyers thereunder have been provided with all documents and materials required by Applicable Laws.

            E. True and complete copies of the offering prospectus required by the Condominium Act and true and complete copies of all offering materials required to be provided to retail buyers under the Condominium Act have been delivered to Buyer.

            F. All earnest money deposits received by Seller for residential condominium units within the Condominium Projects are held in escrow with Beta Title Company and Worthington Title Company, in accordance with the Condominium Act. No reservation or other deposits have been accepted. Colonial's rights in and to the escrow account holding the foregoing deposits shall be assigned to Buyer at Closing.

            G. All improvements constructed as of the Closing Date within the Condominium Projects have been constructed pursuant Applicable Laws and the applicable declaration of condominium, and the statutory warranties provided in section 718.203, Florida Statutes, are hereby made and extended by Colonial, as developer, to (i) Buyer, (ii) the respective Condominium Association, and (iii) all retail buyers within the Condominium Project for all improvement built before the Closing.

      4.32 Retail Sales Contracts. Section 4.32 of the Seller's Disclosure Schedule lists as of the date hereof all of the retail sales agreements Seller has entered into concerning the sale and delivery of homes within the Owned Real Property (the "RETAIL SALES CONTRACTS") and the earnest money deposits made pursuant thereto. Each of the Retail Sales Contracts complies with Applicable Laws and is valid, binding and in full force and effect and is free of default. True and complete copies of the Retail Sales Contracts have been delivered to Buyer. All earnest money deposits for condominium units are held with an escrow agent pursuant to the foregoing Section 4.31, and all earnest money deposits for single family homes have been paid directly to the Seller pursuant in accordance with Applicable Laws.

      4.33 Covenants, Conditions and Restrictions. All Housing Units conform with the requirements of any applicable covenants, conditions, restrictions and declarations (the "CCRs") and have received all requisite approvals required pursuant to the CCRs.

      4.34 Associations. All of the Associations are controlled by Seller in accordance with Applicable Laws, and have been duly organized and are in good standing under Applicable Laws, and have been operated and managed by Seller in accordance with Applicable Laws and all organizational documents applicable thereto, including without limitation, the articles of incorporation, bylaws, CCRs applicable to each Association, and declaration of condominium applicable to each such Condominium Association. The minute books of all Associations shall be made available to Buyer and shall be delivered to Buyer at Closing.

      4.35 Coastal Construction Control Line. No portion of the Owned Real Property is affected by the Coastal Construction Control Line as defined in section 161.053, Florida Statutes.

                                   ARTICLE V
                     CONDUCT OF COLONIAL PENDING THE CLOSING

      Colonial and Parent hereby covenant and agree that from the date hereof to the Closing Date:

      5.1 Conduct of Business Pending the Closing. Seller will take no action except in the ordinary course, on an arm's length basis, and in accordance with all Applicable Laws and past custom and practice, and Seller will not, directly or indirectly, do and Seller will not permit to occur any of the following, without the prior written consent of Meritage:

            A. cancel or terminate or permit to be canceled or terminated Colonial's current insurance (or reinsurance) policies or permit any of the coverage thereunder to lapse, unless simultaneous with such termination, cancellation or lapse, replacement policies providing coverage equal to or greater than the coverage under the canceled, terminated or lapsed policies for substantially similar premiums are in full force and effect;

            B. sell, lease, encumber, or otherwise dispose of any of the Acquired Assets or the Optioned Real Property other than, in the case of lots and homes held for sale in the ordinary course, the sale of such lots or homes in the ordinary course of Colonial's business as previously conducted;

            C. without the prior written consent of Buyer or Meritage, acquire or enter into any option or other agreement to acquire any real property or other material assets;

            D. default under any material contract, agreement, commitment or undertaking;

            E. violate or fail to comply with any Applicable Laws;

            F. fail to maintain and repair the Acquired Assets and the Owned Real Property in accordance with good standards of maintenance and as required in any leases or other agreements pertaining thereto;

            G. enter into or modify any employment, severance or similar agreements or arrangements with, or adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other benefit plan, trust, fund or group arrangement for the benefit or welfare of any officers, directors, employees or consultants;

            H. except in the ordinary course of business, consistent with historical practices, modify or terminate any of the Acquired Contracts or enter into any new contracts that would become Acquired Contracts;

            I. acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or material assets thereof;

            J. issue or create any additional shares or other ownership interests in Colonial or issue or create any warrants, obligations, subscriptions, options or other commitments under which any additional shares or other ownership interests in Colonial might be authorized, issued or transferred;

            K. incur any indebtedness for borrowed money or issue any debt securities except the borrowing of working capital in the ordinary course of business and consistent with past practice;

            L. (i) enter into any contract or arrangement which results in a financial commitment that exceeds in the aggregate $100,000 or one year or (ii) except in the ordinary course of business consistent with historical practices, pay any obligation or liability, fixed or contingent, other than current liabilities;

            M. waive or compromise any right or claim (other than as required to resolve any pending or threatened litigation disclosed in the Seller's Disclosure Schedule or warranty claims);

            N. start more "spec" homes than is consistent with past practice;

            O. commit any act described in Section 4.10;

            P. except for distributions necessary for Colonial or Parent or Parent's ultimate owners to pay Taxes in respect of the Colonial Business, pay any dividends or make any distributions; or

            Q. agree to do any of the actions described in the preceding clauses A through P.

      5.2 Business Relationships. Seller will exercise its best efforts to:

            A. preserve intact the Acquired Assets and the Owned Real Property and any assets associated with the Colonial Business;

            B. maintain all facilities and equipment in good condition, ordinary wear and tear excepted;

            C. keep available the services of Colonial's officers and employees as a group;

            D. maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with Colonial; and

            E. upon execution of this Agreement, adopt Meritage's policy with respect to purchases of homes by relatives, family members and affiliates.

      5.3 Notification of Certain Matters. Seller will:

            A. confer on a regular basis with representatives of Meritage and report operational matters and the general status of ongoing operations;

            B. notify Meritage of any material adverse change in the Colonial Business or in the operation of its properties and of any governmental or third party complaints, investigations or hearings (or communications indicating that the same may be contemplated);

            C. not take any action which would render, or which reasonably may be expected to render, any representation or warranty made by it in this Agreement untrue at, or at any time prior to, the Closing; and

            D. promptly notify Meritage if Seller discovers that any representation or warranty made in this Agreement was when made, or has subsequently become, untrue.

      5.4 Required Approvals. As promptly as practicable after the date of this Agreement, Meritage, Buyer and Colonial will cooperate in making all filings required by Applicable Laws in order to consummate the transactions contemplated by this Agreement. The parties also will cooperate with each other in obtaining all consents for Acquired Contracts in accordance with Section 7.2C.

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

      6.1   Employment; Transition Matters.

            A. Colonial will be responsible for any severance or other payments, including, but not limited to, other compensation, benefits and perquisites incurred in connection therewith and during the period prior to the Closing Date. Seller agrees to retain liability for any COBRA continuation coverage with respect to any qualified beneficiary whose qualifying event occurs on or before the Closing Date. The terms COBRA continuation coverage, qualified beneficiary, and qualifying event shall be defined by reference to Section 4980B of the Code and the regulations and interpretations issued thereunder. Subject to Section 7.2, immediately after the Closing, Buyer agrees to hire such employees of Colonial on an "at will" basis as it determines in its sole discretion are necessary and Colonial will cooperate with Buyer to that end. In addition, Buyer will employ Anthony Persichilli pursuant to the terms of that employment agreement, in the form attached hereto as EXHIBIT F (the "PERSICHILLI EMPLOYMENT AGREEMENT"). Buyer shall use reasonable commercial efforts, without incurring any material incremental monetary obligation, to credit all employees hired pursuant to this Section 6.1A with service with Colonial for purposes of seniority, eligibility and vesting under Buyer's employee benefit plans, programs or arrangements which such employees may be eligible to participate.

Buyer shall also use reasonable commercial efforts, without incurring any material incremental monetary obligation, to waive all limitations as to pre-existing condition exclusions and waiting periods with respect to participation and coverage requirements applicable to employees of Buyer under any welfare benefit plans that such employees are eligible to participate in after the Closing, other than to the extent that exclusions or waiting periods already in effect with respect to such employees have not been satisfied as of the Closing Date under any welfare benefit plan maintained for employees immediately prior to the Closing Date.

            B. For a period of six months from the Closing Date, Seller will lease to Buyer the employees listed on Schedule 6.1B. Such employees are employed by Seller in Montgomery, Alabama and handle accounting related functions for the Colonial Business. Buyer will reimburse Seller for the salary and direct employment related costs incurred by Seller relating to these employees as set forth on Schedule 6.1B. Direct employment related costs shall not include any costs and expenses incurred as a result of Seller's violation of any Applicable Laws in relation to said employees, including but not limited to any violation or alleged violation of any civil rights laws, anti-discrimination laws, wage and hour and compensation laws. Buyer shall be entitled to utilize the services of these employees in connection with the transition of the Colonial Business in a manner reasonably consistent with their utilization by Seller prior to the Closing; provided, however, neither Seller or the employees listed on Schedule 6.1B are obligated to assist Buyer with Buyer's installation or implementation of Buyer's new computer system(s) relating to the Colonial Business. Upon expiration of such six month period, Buyer will have the right to interview and offer employment to the leased employees listed on Schedule 6.1B which are identified by Colonial and Buyer with an asterisk (*); provided, however, Buyer will be under no obligation to hire any of the leased employees.

            C. For a period of six months following the Closing Date, Buyer will be entitled to use Seller's accounting and finance related computer systems in connection with the transition of the Colonial Business. The parties agree there will be no charge for such use.

      6.2   Break-Up Fee.

            A. If the transactions contemplated by this Agreement are not consummated due to the following: (i) a material breach of any representation, warranty or covenant of Seller as contained herein, (ii) Colonial fails to close the transaction without cause or (iii) Seller breaches Section 6.3 and, with respect to clause (iii) only, prior to February 11, 2005, agrees to a term sheet, letter of intent or definitive agreement, whether oral or in writing, relating to the acquisition of the Colonial Business, in whole or in part, whether through purchase, merger, consolidation or other business combination (other than sales of inventory or immaterial portions of Colonial's assets in the ordinary course) and such transaction is ultimately consummated, then immediately upon the occurrence of any such event, subject to Section 10.3, Seller will pay to Meritage the sum of [ * ] (the "BREAK-UP FEE").

            B. If the transactions contemplated by this Agreement are not consummated due to the following: (i) a material breach of any representation, warranty or covenant of Meritage or Buyer as contained herein or (ii) Meritage or Buyer fails to close the transaction without cause then immediately upon the occurrence of any such event, subject to Section 10.3, Meritage will pay to Colonial the Break-Up Fee.

--------------------
* Confidential information on this page has been omitted and filed separately with the Securities Exchange Commission pursuant to a Confidential Treatment Request.

without cause then immediately upon the occurrence of any such event, subject to
Section 10.3, Meritage will pay to Colonial the Break-Up Fee.

      6.3 No Negotiations. Seller will not, directly or indirectly, through any officer, director, agent, member, shareholder, affiliate or otherwise, solicit, initiate or encourage submission of any proposal or offer from any person or entity (including any of its officers, directors, partners, employees, or agents) relating to any liquidation, dissolution, recapitalization, merger, consolidation or acquisition or purchase of all or part of the Colonial Business, or any equity interest in Colonial, or other similar transaction or business combination involving Colonial or such assets or business, or participate in any negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist, participate in, facilitate or encourage, any effort or attempt by any other person or entity to do or seek any of the foregoing. Seller will promptly notify Meritage if any such proposal or offer, or any inquiry from or contact with any person with respect thereto, is made and will promptly provide Meritage with such information regarding such proposal, offer, inquiry or contact as Meritage may request.

      6.4 Public Announcements. The parties hereto will not issue any press release or public announcement, including announcements by any party for general reception by or dissemination to employees, agents or customers, with respect to this Agreement and the other transactions contemplated by this Agreement without the prior written consent of the other parties hereto (which consent will not be withheld unreasonably); provided, however, that Meritage may make any disclosure or announcement that, in the opinion of its counsel, it is obligated to make pursuant to applicable law or the rules or regulations of the SEC, the New York Stock Exchange or any national securities exchange, as applicable; provided further, that, upon execution of this Agreement and upon the Closing, Meritage may make a public announcement of such occurrence in a press release. In the event of any public announcement by Meritage relating to the closing, Meritage will in good faith consider any comments from Seller regarding the text of the announcement.

      6.5 Confidentiality. Except as otherwise required by law or the rules of any exchange on which any securities of a party will be listed, all information marked confidential concerning a party provided to the other party (oral, written or otherwise) in connection with this Agreement and the transactions contemplated hereby, including all documents and copies of documents or papers containing proprietary information ("EVALUATION INFORMATION") will be kept in confidence by the receiving party. The party receiving such Evaluation Information will take reasonable steps necessary to ensure the confidentiality of the Evaluation Information by itself, its employees, agents, consultants, advisors, members, shareholders and affiliates. Evaluation Information does not include information that (i) is or becomes generally available to the public other than as a result of an unauthorized disclosure by the receiving party or its affiliates or representatives, (ii) was within or comes into the receiving party's possession, provided that the source of such information was not known by the receiving party to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to the party providing the information, (iii) is disclosed by the receiving party to others with the consent of the other party, (iv) is required to be disclosed to any lender under existing credit facilities or (v) is independently developed by the receiving party. All Evaluation

Information will be returned to the appropriate party or destroyed if the Closing does not occur. Nothing in this Section 6.5 will preclude either party from competing with the other party.

      6.6 Further Assurances. Subject to the terms and conditions herein, each of the parties hereto agrees to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, the Asset Agreement, the Real Property Agreement and the Option Agreement, including obtaining all necessary waivers, consents and approvals and effecting all necessary registrations and filings and submissions of information requested by governmental authorities. Seller agrees that it will at any time before or after the Closing, execute, acknowledge and deliver any further consents, deeds, assignments, conveyances, other assurances, documents and instruments of transfer either necessary to consummating the sale, transfer, assignment, grant and conveyance of the Acquired Assets and the Optioned Real Property as contemplated in this Agreement, the Asset Agreement, the Real Property Agreement and the Option Agreement or as reasonably requested by Buyer or Meritage, and will take any other action consistent with the terms of this Agreement, the Asset Agreement, the Real Property Agreement or the Option Agreement that may reasonably be requested by Buyer or Meritage, for the purpose of assigning, transferring, granting, conveying and confirming to Buyer, or reducing to possession, any or all property and rights (including the Contract Assignments) to be conveyed and transferred by this Agreement, the Asset Agreement, the Real Property Agreement or the Option Agreement. If requested by Buyer or Meritage, Seller further agrees to prosecute or otherwise enforce in their name for the benefit of Buyer or Meritage, any claims, rights or benefits that are transferred to Buyer by this Agreement and that require prosecution or enforcement in their name. Any prosecution or enforcement of claims, rights or benefits under this Section 6.6 will be solely at Seller's expense. After the Closing and for a period of six months, the parties will cooperate in good faith and use commercially reasonable efforts (at no cost to the other party) to resolve any issues which may arise in the transition of the Colonial Business, including transition matters relating to Seller's post-Closing obligations under the Option Agreement.

      6.7 Right to Enter and Inspect. From time to time prior to the Closing, Buyer may, if accompanied by one or more representatives or agents of Seller (unless Seller directs or permits otherwise), enter the Owned Real Property and other property of Colonial with Buyer's representatives, contractors and agents to examine the Owned Real Property and the Acquired Assets, conduct soil tests, environmental studies, engineering feasibility studies, and other tests and studies and otherwise to evaluate, inspect and examine the Owned Real Property and the Colonial Business and affairs of Colonial. Seller will make available to Buyer, at Buyer's request and expense for copying by Buyer at any reasonable time after the Closing Date, any and all books and records of Seller relating, directly or indirectly, to the Colonial Business, the Acquired Assets and the Owned Real Property which are reasonably necessary with respect to Buyer's ongoing operations for inspection. Nothing herein will be construed as imposing upon Buyer any obligation or liability for the fact of its discovery or required disclosure of any defect or problem with any of the Acquired Assets or Owned Real Property.

      6.8 Tax on Prior Sales. To the extent such certificates are prepared by the applicable state taxing authority, if applicable, Seller agrees to furnish to Buyer certificates from the state taxing authorities and any related certificates that Buyer may reasonably request as evidence that all sales and use tax liabilities of Colonial accruing before the Closing Date have been fully satisfied or provided for.

      6.9 Transfer of Permits. Colonial will use its best efforts to assist Buyer to effect the assignment or other transfer from Colonial to Buyer as of or as soon as practicable after the Closing Date of (i) to the extent transferable, Permits relating to housing construction (but not Permits relating to land development); provided, however, that such transfer shall only be effective at such time Buyer obtains its building contractor and/or general contractor license as contemplated by Section 6.13 and (ii) Bonds relating to housing construction (but not Bonds relating to land development activities) and (iii) Land Use Entitlements.

      6.10  Intentionally Omitted.

      6.11 Declarant's and Developer's Rights. As contemplated by the Transaction Agreements, Colonial will transfer to Buyer the Acquired Assets, which includes the Acquired Contracts. Notwithstanding any other provision in these agreements, Buyer will not acquire or assume any contract between Colonial and any homeowners association, municipality, improvement district or similar entity listed on Schedule 6.11 hereto. The parties agree that Buyer may provide or update Schedule 6.11 up to the Closing Date.

      6.12  Intentionally Omitted.

      6.13 General Contractor License; Agent. Buyer is in the process of applying for a building contractor and/or general contractor license. Until such time as Buyer obtains its license that will allow it to construct single-family and low rise condominium residential housing in the State of Florida (Collier and Lee Counties), Colonial agrees for a period not to exceed six months to serve as the general contractor for construction relating to existing subdivision projects acquired or to be acquired by Buyer from Colonial pursuant to this Agreement. Buyer agrees to reimburse Colonial for any out-of-pocket costs incurred by Colonial in connection with these services, but Buyer shall not otherwise be obligated to pay Colonial a fee. Except in cases of Colonial's gross negligence or willful misconduct, Buyer agrees to indemnify Colonial as set forth in Section 2F of the Indemnification Agreement in connection with its service as the general contractor. In addition, Colonial consents to Anthony Persichilli acting as Buyer's qualifying agent in connection with Buyer's license application process.

      For so long as Colonial serves as licensed building contractor for construction relating to existing subdivision projects acquired or to be acquired by Buyer from Colonial pursuant to this Agreement, (i) Anthony Persichilli shall be employed by both Buyer and Colonial in order to continue to qualify Colonial as a licensed building contractor under Applicable Laws and
(ii) Buyer shall apply to be qualified as a licensed Building Contractor with Anthony Persichilli serving at its qualifying agent. During the time that Colonial acts as the building contractor as provided in this Section 6.13, Colonial shall act with all due care of a building contractor and shall construct all improvements at the direction of Buyer or Meritage according to plans and specifications approved by Buyer or Meritage.

      Colonial further agrees that in connection with his continued employment with Colonial described herein, Anthony Persichilli will have authority to act as Colonial's agent in connection with Colonial's condominium sales of the Retained Condominium Parcels as contemplated by Section 2.2D.

      6.14 Sterling Oaks Subdivision. As of the Closing Date, six condominium units remain to be closed in the Sterling Oaks subdivision. Colonial will pay over to Buyer the actual profit from the sale of the remaining Sterling Oaks condominium units upon the earlier of (i) three business days following the close of escrow of the sale to the third party homebuyer or (ii) March 31, 2005. The estimated profit to be paid over to Buyer is $263,639 in the aggregate, as set forth on Schedule 6.14.

      6.15 Right of First Refusal. Upon Closing, Buyer and Colonial are entering into a separate agreement which grants to Buyer a right of first refusal on that certain real estate project owned by Colonial known as the "Moody Marina" project. The form of Memorandum of Right of First Refusal, which will be executed by the parties at Closing, is attached as EXHIBIT L to this Agreement.

      6.16  Intentionally Omitted.

      6.17 Moody River Lease. Colonial agrees to lease to Buyer for the period equal to the lesser of (i) 24 months following Closing or (ii) ninety (90) days after completion of the single family model homes in the Moody River project, that certain 5.446 acre parcel in the north parcel of Moody (north of Hancock Bridge Parkway) where a sales trailer and parking area are currently located. The rent payable by Buyer to Colonial shall be $10.00 per year.

      6.18 Association Reserves. At or prior to the Closing, Colonial will fund the reserves for the Colonial Shores and Triana at Renaissance Associations in amount necessary to establish a cash balance of $20,000 for each Association. Colonial shall retain any legal rights to reimbursement for any payments, loans or grants to such Associations, provided any such reimbursements do not create a corresponding obligation of Buyer to the Association.

                                  ARTICLE VII
                                   CONDITIONS

      7.1 Conditions to Obligation of Seller. The obligation of Seller to close this transaction is subject to the satisfaction, in its sole and absolute discretion (or waiver by it in writing) of the following conditions on and as of the Closing:

            A. Absence of Certain Actions and Events. There will not be threatened, instituted, or pending any action or proceeding, before any court or Governmental Authority or agency, domestic or foreign: (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly to restrain or prohibit, the consummation of the transactions contemplated hereby, or seeking to obtain damages in connection therewith or (ii) invalidating or rendering unenforceable any material provision of this Agreement (including without limitation any of the Exhibits or Schedules hereto); and there will not be any action taken, or any statute, rule, regulation, judgment, order or injunction proposed, enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated hereby by any federal, state or foreign court, government or Governmental Authority or agency, which may, directly or indirectly, result in any of the consequences referred to in clauses (i) and
(ii) or otherwise prohibit consummation of the transactions contemplated hereby.

            B. Truthfulness of Representations and Warranties. The representations and warranties of Buyer and Meritage set forth in Article III will be true and correct in all material respects as of the Closing Date as if made at and as of the Closing Date.

            C. Compliance. Buyer and Meritage will in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder at or prior to the Closing.

            D. Other Agreements. The Transaction Agreements contemplated by
Section 11.17 will have been executed and performed by each of the parties thereto.

      7.2 Conditions to Obligations of Meritage and Buyer. Meritage's and Buyer's obligations to close this transaction are subject to the satisfaction, in their sole and absolute discretion (or waiver by Meritage in writing), of the following conditions on and as of the Closing:

            A. Financial Statements; Auditors Cooperation. Seller will have delivered to Meritage the financial statements of the Colonial Business required to be included by Meritage in its filings with the SEC, which financial statements will comply with GAAP and Regulation S-X promulgated by the SEC, and Colonial's auditors shall have agreed to (i) include consents to their reports in Meritage's filings with the SEC and (ii) agreed to provide any necessary comfort letters in respect of financings by Buyer or Meritage.

            B. Schedules. Seller will have delivered an updated Seller's Disclosure Schedule to Meritage immediately prior to Closing.

            C. Consents and Approvals. Seller will have obtained all consents and approvals, in a form to be mutually agreed upon by Buyer and Seller, for the acquisition contract relating to the Bonita 328 Property and the contracts and agreements set forth on Section 4.5 of the Seller's Disclosure Schedule.

            D. Absence of Material Adverse Developments. After the date hereof, Buyer will not have discovered any fact or circumstance not disclosed herein regarding the Colonial Business, the Acquired Assets, the Owned Real Property or the properties, condition (financial or otherwise), results of operations or prospects of the Colonial Business which is or could be, individually or in the aggregate with other such facts and circumstances, materially adverse to the Colonial Business, the Acquired Assets or the Owned Real Property.

            E. No Damage or Destruction. After the date hereof, there will have been no damage, destruction or loss of or to any property or properties owned or used by the Colonial Business, whether or not covered by insurance, which in the aggregate may have a material adverse effect on the Colonial Business, the Acquired Assets, the Owned Real Property or the financial condition or results of operations of Colonial.

            F. Environmental Matters. Buyer will be satisfied with the results of all environmental assessments made under the Real Property Agreement.

            G. Title Insurance. Title Company will have delivered all Reports and will be prepared to issue each Title Policy (and an endorsement thereto) as required by Section 5.2 of the Real Property Agreement.

            H. Preliminary Closing Balance Sheet. Meritage will have received, at least five days prior to the Closing, the Preliminary Closing Balance Sheet, which will comply with Section 2.5B(1).

            I. Absence of Certain Actions and Events.

                  (1) There will not be threatened, instituted or pending any action or proceeding, before any court or Governmental Authority or agency, domestic or foreign: (a) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly to restrain or prohibit, the consummation of the transactions contemplated hereby, or seeking to obtain damages in connection therewith, (b) seeking to prohibit direct or indirect ownership or operation by Buyer of all or a material portion of the Colonial Business, the Acquired Assets or the Owned Real Property or to compel Buyer or any of its subsidiaries or affiliates to divest of or to hold separately all or a material portion of the business, the Acquired Assets or the Owned Real Property as a result of the transactions contemplated hereby, (c) seeking to impose or confirm limitations on the ability of Buyer effectively to exercise directly or indirectly full rights of ownership of any of the Acquired Assets or Owned Real Property,
      (d) seeking or causing any material diminution in the direct or indirect benefits expected to be derived by Buyer as a result of the transactions contemplated by this Agreement, (e) invalidating or rendering unenforceable any material provision of this Agreement (including without limitation any of the Exhibits or Schedules hereto) or (f) which otherwise might materially adversely affect Buyer or any of its subsidiaries or affiliates as determined by Buyer.

                  (2) There will not be any action taken, or any statute, rule, regulation, judgment, order or injunction proposed, enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated hereby by any federal, state or foreign court, government or Governmental Authority or agency, which may, directly or indirectly, prohibit consummation of the transactions contemplated hereby.

                  (3) There will not have occurred any of the following events having a material adverse effect on Meritage or Buyer: (a) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by United States authorities on the extension of credit by lending institutions, (b) a commencement of war, armed hostilities, terrorist attack or other international or national calamity directly or indirectly involving the United States or (c) in the case of any of the foregoing existing at the date hereof, a material acceleration or worsening thereof.

            J. Truthfulness of Representations and Warranties. The representations and warranties of Colonial and Parent in this Agreement and in any certificate or other instrument delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby will be true and correct in all material respects as of the Closing Date as if made at and as of the Closing Date.

            K. Compliance. Seller will in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with it hereunder at or prior to the Closing.

            L. Non-Compete Agreement. Meritage will have received a Non-Disclosure and Non-Compete Agreement executed by Colonial and Parent in the form of EXHIBIT G attached hereto (the "NON-DISCLOSURE AND NON-COMPETE AGREEMENT").

            M. Intentionally Omitted.

            N. Releases. Meritage will have received payoff letters for all loans to be paid off by Meritage at Closing.

            O. Real Property Dedications. Buyer shall have received evidence that Colonial has transferred, dedicated or conveyed by deed to the applicable homeowners association or municipality the platted real property parcels identified on Schedule 2.2C.

            P. Intentionally Omitted.

            Q. No Liens; Recognition Agreements. As of the Closing, there will be no liens against any portion of the Optioned Real Property. To the extent that Seller is unable to remove any such liens prior to Closing, Seller will, as a condition to Closing, provide to Buyer one or more recognition agreements, in form reasonably acceptable to Buyer, providing that the lien holder confirms and recognizes Buyer's rights under the Option Agreement.

            R. Other Agreements. Meritage will have received the Transaction Agreements contemplated by Section 11.17 executed by all parties thereto and all conditions to Closing and closing deliveries thereto will be satisfied or made as the case may be.

                                   ARTICLE II
                                     CLOSING

      8.1 Seller's Obligations. In addition to any other documents required to be delivered by Seller at Closing, Seller will deliver to Buyer at Closing the following documents, all in form and substance reasonably satisfactory in all respects to Buyer and its counsel:

            A. Deed. A Statutory Warranty Deed ("DEED"), including an affidavit of owner, for each parcel comprising the Purchased Real Property by Colonial in fee, in form substantially similar to EXHIBIT H hereto, subject to no defects, exceptions, easements, encumbrances, covenants, conditions, restrictions, mining claims or liens, except the Permitted Exceptions and Florida department of revenue form DR-219.

            B. Option Agreement. The Option Agreement executed by Parent and Colonial.

            C. Memorandum of Option. A separate memorandum of option agreement for each project subject to the Option Agreement, in the form attached as Exhibit D to the Option Agreement at EXHIBIT C hereto.

            D. Title Policies. The Title Policies and Reports contemplated by the Real Property Agreement.

            E. Optionee's Title Policies. The optionee's title policy for the Optioned Real Property contemplated by Section 2.3B.

            F. Bill of Sale. An executed Bill of Sale and Assumption Agreement ("BILL OF SALE") dated as of the Closing Date, conveying to Buyer all of Colonial's right, title and interest in and to the Assets in the form attached hereto as EXHIBIT I.

            G. FIRPTA Affidavit. An Affidavit, signed and acknowledged by Colonial under penalties of perjury, certifying that Colonial is not a nonresident alien, foreign corporation, foreign partnership, foreign trust, foreign estate or other foreign person within the meaning of Section 1445 and 7701 of the Internal Revenue Code of 1986, as amended, and the associated Treasury Regulations.

            H. Acquired Contracts. Executed assignment and assumption agreements for all Acquired Contracts, including the Bonita 328 Property ("CONTRACT ASSIGNMENTS") with the consents contemplated by Section 7.2C.

            I. Intentionally Omitted.

            J. Assignments Re Leases; Permits; Retail Sales Contracts; Earnest Money Deposits. One or more executed assignments with respect to:

                  (1) each parcel of real estate or any item of personal property which is leased by Colonial and which is to be assumed by Buyer hereunder, accompanied by all consents and estoppels of lessors required by this Agreement and the Property Leases and other leases being assigned;

                  (2) (x) Land Use Entitlements and (y) all assignable Permits, including but not limited to the Permits listed in Section 4.26 of the Seller's Disclosure Schedule, relating to housing construction issued to Colonial by any Governmental Authority or vendor, to the extent assignable, which in the case of Permits will be effective at such time Buyer obtains its building contractor and/or general contractor license.

                  (3) all of Colonial's rights, title and interest in and to the Retail Sales Contracts and an assumption of Colonial's obligations pursuant to which Buyer shall assume all obligations of Colonial under the foregoing arising after the Closing; and

                  (4) all of Colonial's rights in the escrow accounts holding earnest money deposits, including accrued interest, paid under the Retail Sales Contracts for all condominium units.

            K. Books and Records. The books, records and other data relating to the Colonial Business, Acquired Assets and the Owned Real Property, to the extent they can be separated from the books, records and other data of Seller and its subsidiaries and affiliates. Where such books, records and other data cannot be separated, Seller will provide Buyer copies or summaries of such information.

            L. Resolutions. Copies of the texts of the resolutions by which the corporate action on the part of Colonial and Parent and necessary to approve this Agreement and the transactions contemplated hereby were taken and certificates executed on behalf of Colonial and Parent by their corporate secretary certifying to Meritage and Buyer that such copies are true, correct and complete copies of such corporate action or resolutions and that such corporate action and resolutions were duly adopted and have not been amended or rescinded.

            M. Legal Opinion. Buyer and Meritage will have received an opinion from Sack Harris & Martin, P.C., addressed to Buyer and Meritage, in a form and content reasonably acceptable to Meritage and its counsel.

            N. Assignment of Declarant's Rights. Other than the covenants, conditions and restrictions referred to in Section 2.2C, an assignment and assumption of Colonial's rights and obligations as declarant under all covenants, conditions and restrictions applicable to the Purchased Real Property, including but not limited to all rights in the Associations, pursuant to which Buyer shall assume all obligations of declarant under the foregoing arising after the Closing.

            O. Other Agreements and Documents. (i) executed copies of the Transaction Agreements, (ii) the Memorandum of Right of First Refusal and Memorandum of Agreement, (iii) any recognition agreements as contemplated by
Section 7.2Q, (iv) such other documents as Buyer or Meritage or its counsel or any lender of Buyer or Meritage may reasonably request in order to effectuate the transactions contemplated under this Agreement, and (v) such other documents as the Title Company may require in order to unconditionally commit at Closing by the endorsement or mark-up of the Title Commitment to issue the Title Policy without exception for any construction liens arising before Closing.

      8.2 Buyer's Obligations. Buyer will deliver to Colonial at Closing the following, all in form and substance reasonably satisfactory in all respects to Colonial and Colonial's counsel:

            A. Purchase Price. The Purchase Price contemplated by Section
2.5A(1).

            B. Option Agreement. The Option Agreement executed by Buyer.

            C. Other Agreements and Documents. (i) executed copies of the Transaction Agreements and (ii) such other documents as Colonial or Colonial's counsel may reasonably request in order to effectuate the transactions contemplated under this Agreement.

      8.3 Transfer Fees, Title Costs, and Closing Costs and Other Fees; Prorations.

            A. Title Policy Fees. The cost of the extended form premium for each Title Policy and the costs of special endorsements will be paid by Colonial and Buyer as set forth in Section 5.2 of the Real Property Agreement.

            B. Taxes. In connection with this transaction, (i) Colonial and Buyer will each pay 50% of the cost of any documentary transfer tax, stamp tax, real estate conveyance tax or similar tax or fee and (ii) Colonial will pay any sales or similar taxes or assessments due and payable. The parties agree that Colonial will pay 100% of these items relating to Buyer's future acquisition of the Optioned Real Property.

            C. Recording and Other Fees. Colonial and Buyer will each pay 50% of the recording fees for each Deed. Rollup or catch up tax, if any, will be paid by Colonial. Colonial will also pay all fees and expenses, including assumption and transfer fees actually incurred by Colonial in obtaining any consents and approvals required to be obtained by Colonial under this Agreement or otherwise in consummating the transactions contemplated by this Agreement.

            D. Prorations. To the extent not paid or accrued, real estate ad valorem taxes and general and special assessments, utilities, rents, Association assessments and payments on Acquired Contracts will be prorated as of the Closing Date, based upon the most current information then available. Any prorations and/or adjustments called for in this Agreement will be made on the basis of a 30-day month unless otherwise specifically instructed in writing by Colonial and Buyer. As of Closing, Colonial shall have made all assessment, capital and reserve contributions to the Associations required by Applicable laws.

            E. Other Fees. Subject to Section 6.2 and except as otherwise specifically provided in this Agreement, each party will bear its own legal and accounting fees and other expenses relating to the transactions contemplated by this Agreement.

                                  ARTICLE III
                            SURVIVAL AND INDEMNITIES

      9.1 Survival of Representations and Warranties. Regardless of any investigation at any time made by or on behalf of any party hereto, or of any information any party may have in respect thereof, all representations, and warranties made hereunder or pursuant hereto or in connection with the transactions contemplated hereby will survive the Closing and execution, delivery, and recordation of the Statutory Warranty Deed for a period of [ * ]. Notwithstanding the foregoing, any claims based upon or arising out of fraud or intentional misstatement will survive [ * ]. Any agreements, covenants, undertakings provisions or actions contained in this Agreement, which contemplate action by any of the parties to this Agreement after the Closing will survive the Closing of this Agreement, including but not limited to the agreements, covenants, undertakings, provisions and actions set forth in Sections 2.2C, 2.2D, 2.5B, 2.5C, 6.1B, 6.4, 6.5, 6.6, 6.8, 6.9, 6.13, 6.14,
6.15, 6.17 and 6.18.

      9.2 Nature of Statements. All statements contained herein, in the Seller's Disclosure Schedule or in the Schedules and Exhibits hereto, or in any certificate or other written instrument

------------------
* Confidential information on this page has been omitted and filed separately with the Securities Exchange Commission pursuant to a Confidential Treatment Request.

delivered by or on behalf of Seller, Buyer or Meritage pursuant to this Agreement, or in connection with the transactions contemplated hereby, will be deemed representations and warranties by Seller, Buyer or Meritage, as the case may be.

      9.3 Arbitration. Except as provided in Section 2.5B(4), any dispute, controversy or claim, whether contractual or non-contractual, between Meritage and Buyer on the one hand and Seller on the other hand arising directly or indirectly out of or connected with this Agreement, relating to the breach or alleged breach of any representation, warranty, agreement or covenant under this Agreement or otherwise relating to this Agreement, unless mutually settled by Meritage, Buyer and Seller, will be resolved in accordance with the Dispute Resolution Procedures attached as EXHIBIT E.

                                   ARTICLE IV
                              TERMINATION/REMEDIES

      10.1 Termination. This Agreement will be considered terminated at any time:

            A. by mutual written consent of duly authorized officers of Buyer and Seller;

            B. by Buyer, pursuant to Section 5.2 of the Real Property Agreement;

            C. by either Buyer or Seller if the other party breaches any material representation, warranty or covenant contained herein; or

            D. after February 28, 2005, if not closed by then.

      10.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 10.1, this Agreement will become void and there will be no liability or further obligation hereunder on the part of Buyer, Meritage or Seller or their respective shareholders, members, officers or directors, except
(i) each party will remain obligated for its obligations under Section 6.5 for a period of one year and (ii) each party will remain obligated for its obligations set forth in Section 6.2, to the extent applicable.

      10.3 Specific Performance.

            A. Subject to Section 10.3B, the parties to this Agreement will have the right to obtain specific performance of the other parties' obligations to close in the event that such parties fail to close this Agreement in accordance with the provisions of Section 2.1. The party who is entitled to specific performance must file and serve an action within 10 business days of the Closing Date or waive any right to seek specific performance.

            B. The right to the Break-Up Fee under Section 6.2 and the right to specific performance under Section 10.3A will be mutually exclusive such that a party may seek to enforce only one such right or remedy, all others being waived upon such election.

                                   ARTICLE XI
                               GENERAL PROVISIONS

      11.1 Notices. All notices, consents, and other communications hereunder will be in writing and deemed to have been duly given when (i) delivered by hand, (ii) sent by telecopier (with receipt confirmed), provided that a copy is mailed by registered mail, postage pre-paid return receipt requested or (iii) when received by the addressee, if sent by Express Mail, Federal Express, or other express delivery service (postage pre-paid return receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate as to itself by notice to the other):

            If to Buyer:                        Meritage Homes Corporation

                                                8501 East Princess Drive,
                                                Suite 290
                                                Scottsdale, Arizona 85255
                                                Phone: (480) 609-3330
                                                Fax: (480) 998-9178
                                                Attn: Chief Financial Officer

                                                and

                                                2745 North Dallas Parkway
                                                Suite 600
                                                Plano, Texas 75093
                                                Phone: (972) 543-8100
                                                Fax: (972) 543-8201
                                                Attn:  John R. Landon

            With a copy to:                     Snell & Wilmer L.L.P.
                                                One Arizona Center
                                                Phoenix, Arizona 85004-0001
                                                Phone: (602) 382-6252
                                                Fax: (602) 382-6070
                                                Attn: Steven D. Pidgeon, Esq.

            If to Seller:                       The Colonial Company
                                                2000 Interstate Park Drive
                                                Suite 400
                                                Montgomery, Alabama 36104
                                                Phone: (334) 270-6565
                                                Fax: (334) 270-6599
                                                Attn:  P.L. McLeod, Jr.

            With a copy to:                     Sack Harris & Martin, P.C.
                                                8270 Greensboro Drive, Suite 810
                                                McLean, Virginia 22102
                                                Phone: (703) 883-0102
                                                Fax: (703) 883-0108
                                                Attn: James Sack, Esq.

      11.2 Counterparts. The Transaction Agreements, as defined in Section 11.17, may be executed in any number of counterparts, and each counterpart will constitute an original instrument, but all such separate counterparts will constitute one and the same agreement.

      11.3 Governing Law; Venue. The validity, construction, and enforceability of this Agreement will be governed in all respects by the laws of the State of Florida, without regard to its conflict of laws rules. Venue for any proceeding arising herefrom shall lie in Collier or Lee Counties, Florida.

      11.4 Assignment. This Agreement will not be assigned by operation of law or otherwise, except that Buyer may assign all or any portion of its rights under this Agreement to any wholly owned subsidiary, but no such assignment will relieve Buyer or its successors of their primary liability for all obligations of Buyer hereunder, and except that this Agreement may be assigned by operation of law to any corporation or entity with or into which Meritage or Buyer may be merged or consolidated or to which Meritage or Buyer transfer all or substantially all of their assets, and such corporation or entity assumes this Agreement and all obligations and undertakings of Meritage or Buyer, as the case may be, hereunder. Any assignment in violation of the provisions of this Agreement will be null and void.

      11.5 Gender and Number. The masculine, feminine or neuter pronouns used herein will be interpreted without regard to gender, and the use of the singular or plural will be deemed to include the other whenever the context so requires.

      11.6 Schedules and Exhibits. The Seller's Disclosure Schedule, Schedules and Exhibits referred to in this Agreement and attached to this Agreement are incorporated in this Agreement by such reference as if fully set forth in the text of this Agreement.

      11.7 Waiver of Provisions. The terms, covenants, representations, warranties and conditions of this Agreement may be waived only by a written instrument executed by the party waiving compliance. The failure of any party at any time to require performance of any provisions hereof will, in no manner, affect the right at a later date to enforce the same. No waiver by any party of any condition, or breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, will be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

      11.8 Costs. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties will be entitled to recover reasonable attorneys' fees, accounting fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

      11.9 Amendment. This Agreement may not be amended except by an instrument in writing approved by the parties to this Agreement and signed on behalf of each of the parties hereto.

      11.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect and will in no way be affected, impaired or invalidated and the court will modify this Agreement or, in the absence thereof, the parties will negotiate in good faith to modify this Agreement to preserve each party's anticipated benefits under this Agreement.

      11.11 Binding Effect. Subject to the provisions and restrictions of
Section 11.4, the provisions of this Agreement are binding upon and will inure to the benefit of the parties and their respective heirs, personal representatives, successors and assigns. No person shall become a third party beneficiary of this Agreement.

      11.12 Construction. References in this Agreement to "Sections", "Articles", "Exhibits", "Schedules" and "Seller's Disclosure Schedule" are to the Sections and Articles in, and the Exhibits, Schedules and Seller's Disclosure Schedule to, this Agreement, unless otherwise noted.

      11.13 Time Periods. Except as expressly provided for in this Agreement, the time for performance of any obligation or taking any action under this Agreement will be deemed to expire at 5:00 o'clock p.m. (Dallas, Texas time) on the last day of the applicable time period provided for in this Agreement. If the time for the performance of any obligation or taking any action under this Agreement expires on a Saturday, Sunday or legal holiday, the time for performance or taking such action will be extended to the next succeeding day which is not a Saturday, Sunday or legal holiday.

      11.14 Headings. The headings of this Agreement are for purposes of reference only and will not limit or define the meaning of any provision of this Agreement.

      11.15 Commission. Upon the Closing of the transactions contemplated hereby, Seller will pay a commission to Michael P. Kahn & Associates, LLC in the amount due.

      11.16 Access to Records. Buyer will provide Colonial with reasonable access to books, records and documents transferred to Buyer pursuant to Section 1.2F of the Asset Agreement for a period of three years or such longer period of time as Colonial may need for tax purposes from the Closing Date, provided Colonial notifies Buyer of such extended requirement within 90 days of the end of the three-year period, at which time Seller will have the opportunity to reclaim such books, records and documents (or copies thereof if still used by Buyer) with the assistance of Buyer. Buyer will use reasonable efforts to assist Colonial in locating requested documents but will not be responsible for the failure to locate such documents.

      11.17 Entire Agreement. This Agreement, along with the Asset Agreement, the Real Property Agreement, the Indemnification Agreement, the Non-Disclosure and Non-Compete Agreement, the Option Agreement and the License Agreement, and all certificates, schedules and other documents or agreements attached to or deliverable under such agreements, including the Seller's Disclosure Schedule (collectively, the "TRANSACTION AGREEMENTS") constitute the entire agreement, including with respect to representations and warranties, between the parties pertaining to the subject matter contained in the Transaction Agreements. All prior and contemporaneous agreements, representations and understandings of the parties, oral or written, are superseded by and merged in the Transaction Agreements. No supplement, modification or amendment of the Transaction Agreements will be binding unless in writing and executed by the parties to the Transaction Agreements.

      11.18 Enforcement of Rights. Meritage's and Buyer's rights under, and the remedies to enforce, this Agreement are joint and several as to Seller. Meritage and Buyer are completely free to enforce any or all of their rights under this Agreement against either Colonial or Parent with or without the concurrence or joinder of any other party.

      11.19 Radon Gas. RADON IS A NATURALLY OCCURRING RADIOACTIVE GAS THAT, WHEN IT HAS ACCUMULATED IN A BUILDING IN SUFFICIENT QUANTITIES, MAY PRESENT HEALTH RISKS TO PERSONS WHO ARE EXPOSED TO IT OVER TIME. LEVELS OF RADON THAT EXCEED FEDERAL AND STATE GUIDELINES HAVE BEEN FOUND IN BUILDINGS IN FLORIDA. ADDITIONAL INFORMATION REGARDING RADON AND RADON TESTING MAY BE OBTAINED FROM YOUR COUNTY HEALTH DEPARTMENT.

      11.20 Taxes. BUYER HEREBY ACKNOWLEDGES THAT AD VALOREM AND NON-AD VALOREM ASSESSMENTS SHALL BE ASSESSED AGAINST THE PROPERTY, AS A LOT WITHIN A COMMUNITY. AN AD VALOREM TAX OR NON-AD VALOREM ASSESSMENT, INCLUDING A TAX OR ASSESSMENT IMPOSED BY THE COUNTY, MUNICIPALITY, SPECIAL DISTRICT, OR WATER MANAGEMENT DISTRICT, MAY NOT BE ASSESSED SEPARATELY AGAINST THE COMMON ELEMENTS UTILIZED EXCLUSIVELY FOR THE BENEFIT OF THE OWNERS WITHIN THE COMMUNITY, REGARDLESS OF OWNERSHIP. THE VALUE OF EACH LOT THAT IS OR HAS BEEN PART OF THE COMMUNITY AND THAT IS DESIGNATED ON THE PLAT OR THE APPROVED SITE PLAN AS A COMMON ELEMENT FOR THE EXCLUSIVE BENEFIT OF LOT OWNERS SHALL, REGARDLESS OF OWNERSHIP, BE PRORATED BY THE PROPERTY APPRAISER AND INCLUDED IN THE ASSESSMENT OF ALL THE LOTS WITHIN THE COMMUNITY WHICH CONSTITUTE INVENTORY FOR SELLER AND ARE INTENDED TO BE CONVEYED OR HAVE BEEN CONVEYED INTO PRIVATE OWNERSHIP FOR THE EXCLUSIVE BENEFIT OF LOT OWNERS WITHIN THE COMMUNITY.

      11.21 CDD. THE MOODY RIVER COMMUNITY DEVELOPMENT DISTRICT MAY IMPOSE AND LEVY TAXES OR ASSESSMENTS, OR BOTH TAXES AND ASSESSMENTS, ON THE PROPERTY WITHIN THE MOODY RIVER PROJECT. THESE TAXES AND ASSESSMENTS PAY FOR THE CONSTRUCTION, OPERATION, AND MAINTENANCE COSTS OF CERTAIN PUBLIC FACILITIES AND SERVICES OF THE DISTRICT AND ARE SET ANNUALLY BY THE GOVERNING BOARD OF THE

DISTRICT. THESE TAXES AND ASSESSMENTS ARE IN ADDITION TO COUNTY AND OTHER LOCAL GOVERNMENTAL TAXES AND ASSESSMENTS AND ALL OTHER TAXES AND ASSESSMENTS PROVIDED FOR BY LAW.

      11.22 Association Disclosure. IF THE DISCLOSURE SUMMARY REQUIRED BY
SECTION 720.401, FLORIDA STATUTES, HAS NOT BEEN PROVIDED TO THE PROSPECTIVE PURCHASER BEFORE EXECUTING THIS CONTRACT FOR SALE, THIS CONTRACT IS VOIDABLE BY BUYER BY DELIVERING TO SELLER OR SELLER'S AGENT OR REPRESENTATIVE WRITTEN NOTICE OF THE BUYER'S INTENTION TO CANCEL WITHIN 3 DAYS AFTER RECEIPT OF THE DISCLOSURE SUMMARY OR PRIOR TO CLOSING, WHICHEVER OCCURS FIRST. ANY PURPORTED WAIVER OF THIS VOIDABILITY RIGHT HAS NO EFFECT. BUYER'S RIGHT TO VOID THIS CONTRACT SHALL TERMINATE AT CLOSING. The required disclosure is attached hereto as EXHIBIT "K" attached hereto. [A DISCLOSURE MUST BE ATTACHED FOR EACH COMMUNITY AND FOR EACH ASSOCIATION PURSUANT OT FLORIDA LAW.]

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date first written above by their respective officers thereunder duly authorized.

                                            MERITAGE HOMES CORPORATION,
                                            a Maryland corporation

                                            /s/ John R. Landon
                                            ------------------------------------
                                            By: John R. Landon
                                            Its: Co-Chief Executive Officer

                                            MERITAGE HOMES OF FLORIDA, INC.,
                                            an Arizona corporation

                                            /s/ John R. Landon
                                            ------------------------------------
                                            By: John R. Landon
                                            Its: Chairman and CEO

                                            COLONIAL HOMES, INC.,
                                            a Florida corporation

                                            /s/ Alan Farrior
                                            ------------------------------------
                                            By: Alan Farrior
                                            Its: President

                                            COLONIAL SHORES, L.L.C.,
                                            a Florida limited liability company

                                            By: Colonial Homes, Inc.
                                            Its: Sole Member and Manager

                                                 Alan Farrior
                                                 -------------------------------
                                                 By: Alan Farrior
                                                 Its: President

                                            THE COLONIAL COMPANY,
                                            an Alabama corporation

                                            /s/ PL McLeod, Jr.
                                            ------------------------------------
                                            By: PL McLeod, Jr.
                                            Its: President and CEO

                      [SIGNATURE PAGE TO MASTER AGREEMENT]

EXHIBIT A

                                ASSET AGREEMENT

                    AGREEMENT OF PURCHASE AND SALE OF ASSETS

      This Agreement of Purchase and Sale of Assets (the "AGREEMENT") is made as of February 9, 2005, by and among Meritage Homes Corporation, a Maryland corporation ("MERITAGE"), Meritage Homes of Florida, Inc., an Arizona corporation ("BUYER"), Colonial Homes, Inc., a Florida corporation and its wholly-owned subsidiary Colonial Shores, L.L.C., a Florida limited liability company (together, "COLONIAL") and The Colonial Company, an Alabama corporation ("PARENT" and together with Colonial, the "SELLER").

                                    RECITALS

      1. The parties to this Agreement have concurrently entered into a Master Transaction Agreement ("MASTER AGREEMENT"), an Agreement of Purchase and Sale of Real Property ("REAL PROPERTY AGREEMENT"), an Option and Development Agreement and an Indemnification Agreement, all described in the Master Agreement. All capitalized terms contained herein but not otherwise defined will have the meaning ascribed in the Master Agreement.

      2. Pursuant to this Agreement, Buyer will acquire all or substantially all of the non-real property assets of the Colonial Business.

      In consideration of the covenants and mutual agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in reliance upon the representations and warranties contained herein, the parties agree as follows:

                                   ARTICLE I
                           PURCHASE AND SALE OF ASSETS

      1.1. Agreement. This Agreement, together with the Master Agreement and Indemnification Agreement, each incorporated herein by reference, will constitute a binding contract on the part of Colonial to sell and Buyer to purchase certain assets of the Colonial Business unrelated to real property.

      1.2. Assets to be Purchased. Upon the terms and subject to the conditions set forth herein and in the Master Agreement, and in reliance on the respective representations and warranties of the parties contained herein and in the Master Agreement, at the Closing, Colonial agrees to sell, convey, grant, assign, and transfer to Buyer and Buyer agrees to purchase and acquire from Colonial all of the Assets held by Colonial. The term "ASSETS" will mean:

            A. all assets disclosed on the Final Closing Balance Sheet, except for the real property assets;

            B. any cash and cash equivalents (subject to the provisions of Section 2.5B(2) of the Master Agreement), current assets, accounts receivable and notes receivable;

            C. (i) all prepaid expenses and (ii) all rights to refunds, buyins or deposits relating to housing construction;

            D. all equipment, furniture, furnishings, inventory, machinery, software, supplies, tools, vehicles and other personal property owned or leased by Colonial, in connection with the Colonial Business;

            E. all rights and benefits in all (i) processes, know-how, technical data and other trade secrets, (ii) sales forms and promotional and advertising materials, (iii) copyrights, patents, trademarks and applications, registrations and renewals with respect thereto, (iv) customer, supplier and contractor lists,
(v) software licensing and equipment rental agreements associated with computers or data processing, (vi) copyrights, patents, trademarks and applications, registrations, and renewals with respect thereto and (vii) goodwill associated therewith (together, the "INTELLECTUAL PROPERTY");

            F. all of the books, instruments, papers and records of whatever nature and wherever located, whether in written form or another storage medium, including without limitation (i) accounting and financial records, (ii) property records and reports, (iii) environmental records and reports, (iv) personnel and labor relations records and (v) property, sales, or transfer tax records and returns; provided, however, that such books, instruments, papers and records will exclude any documents relating exclusively to the Excluded Assets;

            G. all rights and benefits in, to and under all vendor, supplier and equipment lessor agreements concerning any supplies, services, equipment and furniture utilized for office purposes;

            H. at Buyer's discretion, (i) all equity interests of Colonial or the Colonial Real Estate Company in LNH Mortgage, LLC and (ii) Colonial's contractual or other relationship or arrangement the Beta Title Company;

            I. a non-exclusive co-ownership with Colonial in the following: (1) all rights and benefits in, to and under (i) all acquisition agreements, purchase contracts, option agreements, leases and similar contracts for the acquisition of real property related to the Owned Real Property and the Future Contracted Real Property, including but not limited to, the acquisition contracts relating to the Bonita 328 Property, (ii) all sale agreements or other contracts and related escrow instructions and escrow deposits relating to the sale of lots, homes or other aspects of the Purchased Real Property or the Colonial Business, (iii) contracts with suppliers, materialmen, contractors, subcontractors and others furnishing any work or materials to or for any of the Owned Real Property or the Colonial Business, (iv) reimbursement and indemnity agreements pertaining to or of any improvement, performance, payment, maintenance, fidelity, lien release, or other bonds, undertakings or similar sureties relating to the Owned Real Property or the Colonial Business, (v) contracts with architects, designers, engineers, planners, environmental consultants, surveyors and other consultants relating to the Owned Real Property or the Colonial Business, (vi) commission, listing and brokerage agreements relating to the Owned Real Property or the Colonial Business, (vii) office and storage leases, (viii) management service and construction supervisor contracts or agreements relating to the Owned Real Property or the Colonial Business and
(ix) model home furniture, fixtures and equipment leases and any model home lease or sale agreements relating to the Purchased Real Property or the Colonial Business; (2) to the extent transferable, all the right, title and interest in all approvals, authorizations, certificates, consents, franchises, licenses, permits, rights, variances, subdivision maps, plans, entitlements and waivers acquired, being acquired, applied for or used, and all agreements with, and any waivers, licenses, permits and approvals from or to any governmental or quasi-governmental agency, department, board, commission, bureau or any other entity or instrumentality, and other authorities in the nature thereof, all as related to the Owned Real Property or the Colonial Business; (3) all agreements with, all environmental, feasibility, archeological, engineering, soils and other reports of tests or inspections in respect of the Owned Real Property and the Future Contracted Real Property; (4) all rights and benefits in (x) architectural, building and engineering designs, drawings, specifications and plans and (y) proprietary information or rights including any and all plans and other project related information, all as related to the Owned Real Property and the Future Contracted Real Property ((1) through (4) collectively, the "ACQUIRED CONTRACTS"); and

            J. all rights and benefits under any manufacturer's, subcontractor's, supplier's, merchant's, repairmen's or other third-party warranties, guarantees and service or replacement programs relating to (i) Assumed Construction Claims and (ii) that are necessary for Buyer to administer Unassumed Construction Claims as set forth in Section 2.5C of the Master Agreement.

      1.3. License Agreement. Colonial will grant to Buyer and Meritage and Meritage's subsidiaries and affiliates in the State of Florida, other than the Florida Panhandle, an exclusive perpetual license to use the name "Colonial Homes" and any other similar name or mark related to homebuilding or home sales products or activities which may be confusingly similar to the foregoing pursuant to the certain license agreement in the form attached as EXHIBIT K to the Master Agreement (the "LICENSE AGREEMENT").

      1.4. Purchase Price. The Purchase Price to be paid by Buyer for the Assets will be as provided in Section 2.5A(1) of the Master Agreement.

      1.5. Closing. Articles VII and VIII of the Master Agreement are incorporated herein by reference as applicable.

                                   ARTICLE II
              REPRESENTATIONS AND WARRANTIES OF BUYER AND MERITAGE

      2.1. Incorporation by Reference. The representations and warranties contained in Article III of the Master Agreement are incorporated herein by reference.

                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER

      3.1. Incorporation by Reference. The representations and warranties contained in Article IV of the Master Agreement are incorporated herein by reference.

                                   ARTICLE IV
                              ADDITIONAL AGREEMENTS

      4.1. Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including obtaining all necessary waivers, consents and approvals and effecting all necessary registrations and filings and submissions of information requested by governmental authorities. Colonial agrees that it will, at any time before or after the Closing, execute, acknowledge and deliver any further deeds, assignments, conveyances and other assurances, documents and instruments of transfer reasonably requested by Buyer or Meritage, and will take any other action consistent with the terms of this Agreement that may reasonably be requested by Buyer or Meritage, for the purpose of assigning, transferring, granting, conveying and confirming to Buyer, or reducing to possession, any or all property to be conveyed and transferred by this Agreement. If requested by Buyer or Meritage, Colonial further agrees to prosecute or otherwise enforce in its name for the benefit of Buyer or Meritage, any claims, rights, or benefits that are transferred to Buyer by this Agreement and that require prosecution or enforcement in its name. After the Closing and for a period of six months, the parties will cooperate in good faith and use commercially reasonable efforts to resolve any issues that may arise in the transition of the Colonial Business.

                                   ARTICLE V
                               GENERAL PROVISIONS

      5.1. Notices. All notices, consents, and other communications hereunder will be in writing and deemed to have been duly given when (i) delivered by hand, (ii) sent by telecopier (with receipt confirmed), provided that a copy is mailed by registered mail, postage pre-paid return receipt requested or (iii) when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (postage pre-paid return receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate as to itself by notice to the other):

            If to Buyer:                   Meritage Homes Corporation

                                           8501 East Princess Drive,
                                           Suite 290
                                           Scottsdale, Arizona 85255
                                           Phone: (480) 609-3330
                                           Fax: (480) 998-9178
                                           Attn: Chief Financial Officer

                                           and

                                           2745 North Dallas Parkway
                                           Suite 600
                                           Plano, Texas 75093
                                           Phone: (972) 543-8100
                                           Fax: (972) 543-8201
                                           Attn:  John R. Landon

            With a copy to:                Snell & Wilmer L.L.P.
                                           One Arizona Center
                                           Phoenix, Arizona 85004-0001
                                           Phone: (602) 382-6252
                                           Fax: (602) 382-6070
                                           Attn: Steven D. Pidgeon, Esq.

            If to Seller:                  The Colonial Company
                                           2000 Interstate Park Drive
                                           Suite 400
                                           Montgomery, Alabama 36104
                                           Phone: (334) 270-6565
                                           Fax: (334) 270-6599
                                           Attn:  P.L. McLeod, Jr.

            With a copy to:                Sack Harris & Martin, P.C.
                                           8270 Greensboro Drive, Suite 810
                                           McLean, Virginia 22102
                                           Phone: (703) 883-0102
                                           Fax: (703) 883-0108
                                           Attn: James Sack, Esq.

      5.2. Counterparts. This Agreement may be executed in any number of counterparts, and each counterpart will constitute an original instrument, but all such separate counterparts will constitute one and the same agreement.

      5.3. Governing Law; Venue. The validity, construction and enforceability of this Agreement will be governed in all respects by the laws of the State of Florida, without regard to its conflict of laws rules. Venue for any proceeding arising herefrom shall lie in Collier or Lee Counties, Florida.

      5.4. Assignment. This Agreement will not be assigned by operation of law or otherwise, except that Buyer or Meritage may assign all or any portion of their rights under this Agreement to any wholly owned subsidiary or parent or sister entity, but no such assignment will relieve Buyer or its successor of its primary liability for all obligations of Buyer hereunder, and except that this Agreement may be assigned by operation of law to any corporation or entity with or into which Buyer may be merged or consolidated or to which Buyer transfer all or substantially all of its assets, and such corporation or entity assumes this Agreement and all obligations and undertakings of Buyer hereunder. Any assignment in violation of the provisions of this Agreement will be null and void.

      5.5. Gender and Number. The masculine, feminine or neuter pronouns used herein will be interpreted without regard to gender, and the use of the singular or plural will be deemed to include the other whenever the context so requires.

      5.6. Schedules and Exhibits. The Schedules and Exhibits referred to in this Agreement and attached to this Agreement are incorporated in this Agreement by such reference as if fully set forth in the text of this Agreement.

      5.7. Waiver of Provisions. The terms, covenants, representations, warranties and conditions of this Agreement may be waived only by a written instrument executed by the party waiving compliance. The failure of any party at any time to require performance of any provisions hereof will, in no manner, affect the right at a later date to enforce the same. No waiver by any party of any condition, or breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, will be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

      5.8. Costs. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties will be entitled to recover reasonable attorneys' fees, accounting fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

      5.9. Amendment. This Agreement may not be amended except by an instrument in writing approved by the parties to this Agreement and signed on behalf of each of the parties hereto.

      5.10. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect and will in no way be affected, impaired or invalidated and the court will modify this Agreement or, in the absence thereof, the parties will negotiate in good faith to modify this Agreement to preserve each party's anticipated benefits under this Agreement.

      5.11. Binding Effect. Subject to the provisions and restrictions of
Section 5.4, the provisions of this Agreement are binding upon and will inure to the benefit of the parties and their respective heirs, personal representatives, successors and assigns.

      5.12. Construction. References in this Agreement to "Sections," "Articles," "Exhibits," and "Schedules" are to the Sections and Articles in, and the Exhibits and Schedules to, this Agreement, unless otherwise noted.

      5.13. Time Periods. Except as expressly provided for in this Agreement, the time for performance of any obligation or taking any action under this Agreement will be deemed to expire at 5:00 o'clock p.m. (Dallas, Texas time) on the last day of the applicable time period provided for in this Agreement. If the time for the performance of any obligation or taking any action under this Agreement expires on a Saturday, Sunday or legal holiday, the time for performance or taking such action will be extended to the next succeeding day which is not a Saturday, Sunday or legal holiday.

      5.14. Headings. The headings of this Agreement are for purposes of reference only and will not limit or define the meaning of any provision of this Agreement.

      5.15. Entire Agreement. This Agreement along with the Transaction Agreements constitute the entire agreement, including with respect to representations and warranties, between the parties pertaining to the subject matter contained in the Transaction Agreements. All prior and contemporaneous agreements, representations and understandings of the parties, oral or written, are superseded by and merged in the Transaction Agreements. No supplement, modification or amendment of the Transaction Agreements will be binding unless in writing and executed by the parties to the Transaction Agreements.

      5.16. Arbitration. Any disputes arising hereunder will be resolved pursuant to the dispute resolution provisions of EXHIBIT E to the Master Agreement.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date first written above by their respective officers thereunder duly authorized.

                                            MERITAGE HOMES CORPORATION,
                                            a Maryland corporation

                                            ____________________________________
                                            By: John R. Landon
                                            Its: Co-Chief Executive Officer

                                            MERITAGE HOMES OF FLORIDA, INC.,
                                            an Arizona corporation

                                            ____________________________________
                                            By: John R. Landon
                                            Its: Chairman and CEO

                                            COLONIAL HOMES, INC.,
                                            a Florida corporation

                                            ____________________________________
                                            By:
                                            Its:

                                            COLONIAL SHORES, L.L.C.,
                                            a Florida limited liability company

                                            By: Colonial Homes, Inc.
                                            Its: Sole Member and Manager

                                                   _____________________________
                                                   By:
                                                   Its:

                                            THE COLONIAL COMPANY,
                                            an Alabama corporation

                                            ____________________________________
                                            By:
                                            Its:

                      [SIGNATURE PAGE TO ASSET AGREEMENT]

EXHIBIT B

                             REAL PROPERTY AGREEMENT

                 AGREEMENT OF PURCHASE AND SALE OF REAL PROPERTY

      This Agreement of Purchase and Sale of Real Property (the "AGREEMENT") is made as of February 9, 2005, by and among Meritage Homes Corporation, a Maryland corporation ("MERITAGE"), Meritage Homes of Florida, Inc., an Arizona corporation ("BUYER"), Colonial Homes, Inc., a Florida corporation and its wholly-owned subsidiary Colonial Shores, L.L.C., a Florida limited liability company (together, "COLONIAL") and The Colonial Company, an Alabama corporation ("PARENT" and together with Colonial, the "SELLER").

                                    RECITALS

      1. The parties to this Agreement have concurrently entered into a Master Transaction Agreement ("MASTER AGREEMENT"), an Agreement of Purchase and Sale of Assets ("ASSET AGREEMENT"), an Option and Development Agreement and an Indemnification Agreement, all described in the Master Agreement. All capitalized terms contained herein but not otherwise defined will have the meaning ascribed in the Master Agreement.

      2. Pursuant to this Agreement, Buyer will acquire the Purchased Real Property.

      3. Pursuant to the Asset Agreement, Buyer will acquire the Assets, which include all the intangible assets relating to the Purchased Real Property.

      In consideration of the covenants and mutual agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in reliance upon the representations and warranties contained herein, the parties agree as follows:

                                   ARTICLE I
                       PURCHASE AND SALE OF REAL PROPERTY

      1.1 Agreement. This Agreement, together with the Master Agreement, the Option Agreement and Indemnification Agreement, each incorporated herein by reference, will constitute a binding contract on the part of Colonial to sell and Buyer to purchase certain Real Property Assets of the Colonial Business.

      1.2 Real Property Assets to be Purchased. Upon the terms and subject to the conditions set forth herein and in the Master Agreement, and in reliance on the respective representations and warranties of the parties contained herein and in the Master Agreement, at the Closing Colonial agrees to sell, convey, grant, assign and transfer to Buyer and Buyer agrees to purchase and acquire from Colonial all of the Purchased Real Property which will include, but are not limited to the following: all real property assets disclosed on Schedule 2.2A of the Master Agreement, except for the real property parcels transferred or dedicated pursuant to Section 2.2C of the Master Agreement, including all (i) land and buildings, fixtures and improvements located thereon or attached thereto, (ii) lots under development and finished lots, and all houses under development, completed homes and model homes, (iii) easements, rights-of-way, strips, gores, and privileges appurtenant to or otherwise benefiting the land,
(iv) all rights in and to adjacent lands and lands underlying any adjacent streets or roads, (v) all tenements, hereditaments and appurtenances pertaining to or otherwise benefiting, and (vi) and all development rights, mineral rights, water rights, utility capacity reservations and other rights and appurtenances affecting or pertaining to, the items described in Clauses (i) and
(ii). Schedule 5.2A of this Agreement sets forth the Reports in respect of such property.

      1.3 Purchase Price. The purchase price to be paid by Buyer for the Purchased Real Property will be as provided in Section 2.5A(1) of the Master Agreement.

      1.4 Closing. Articles II, VII and VIII of the Master Agreement are incorporated herein by reference as applicable.

                                   ARTICLE II
              REPRESENTATIONS AND WARRANTIES OF BUYER AND MERITAGE

      2.1 Incorporation by Reference. The representations and warranties contained in Article III of the Master Agreement are incorporated herein by reference.

                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER

      3.1 Incorporation by Reference. The representations and warranties contained in Article IV of the Master Agreement are incorporated herein by reference.

                                   ARTICLE IV
                      CONDUCT OF SELLER PENDING THE CLOSING

      4.1 Incorporation by Reference. Section 5.1 of the Master Agreement is incorporated herein by reference as applicable.

                                   ARTICLE V
                              ADDITIONAL AGREEMENTS

      5.1 Escrow. An escrow for the Purchased Real Property (the "ESCROW") will be established with Greenberg Traurig LLP (the "ESCROW AGENT"). The date that the executed copies of this Agreement and Master Agreement are delivered to Escrow Agent is referred to in this Agreement as the "OPENING DATE." This Agreement and the provisions of the Master Agreement referenced herein constitute escrow instructions to Escrow Agent. If Escrow Agent requires the execution of its standard form printed escrow instructions, Colonial and Buyer agree to execute those instructions; however, those instructions will be construed as applying only to Escrow Agent's engagement. If there are conflicts between the terms of this Agreement or the Master Agreement and the terms of the printed escrow instructions, the terms of this Agreement or the Master Agreement will control.

      5.2 Title Matters.

            A. Title Reports. Schedule 5.2A of this Agreement sets forth the current title insurance commitment issued by First American Title Insurance Company committing to issue an ALTA Owner's Policy - Form B 1970 (rev. 10-17-70 and 10-17-84) upon satisfaction of the requirements set forth in Schedule B -
Section I thereof (each a "REPORT" and, collectively the "REPORTS") for the status of title to each parcel or parcels of the Purchased Real Property.
Schedule 5.2A of this Agreement also lists each survey (the "SURVEY") of any unsubdivided

Purchased Real Property, which is acceptable to the Title Company or its title insurer for the issuance of the extended coverage Title Policy (defined below) for such unsubdivided real property in accordance with Section 5.2D of this Agreement.

            B. Title Supplements. If, prior to Closing, the Title Company issues an endorsement to the Reports showing additional exceptions to title, other than exceptions arising due to acts or omissions of Buyer or as set forth on any prior Report (a "REPORT SUPPLEMENT"), Buyer will have 10 days (a "SUPPLEMENTAL TITLE REVIEW PERIOD") from the date of receipt of the Report Supplement and a copy of each document referred to in the Report Supplement in which to give notice of dissatisfaction as to any additional exceptions to Colonial. If Buyer is dissatisfied with any additional exceptions shown in the Report Supplement, then Buyer may either (i) terminate this Agreement, the Asset Agreement, the Option Agreement and the Master Agreement, (ii) accept title subject to such additional exceptions or (iii) exclude the Purchased Real Property subject to the Report Supplement, in which case the Purchase Price will be adjusted accordingly. If Buyer has not notified Colonial of its election prior to the close of business on the 10th day following Buyer's receipt of the Report Supplement, Buyer will be deemed to have accepted title subject to such additional exceptions.

            C. Permitted Title Exceptions. Except for the list of title or survey objections shown by Buyer on Schedule 5.2A of this Agreement (the "DISAPPROVED TITLE EXCEPTIONS"), the exceptions to title disclosed by Schedule B in each Report, and in any Report Supplement accepted by Buyer pursuant to
Section 5.2B, are referred to in this Agreement as the "PERMITTED EXCEPTIONS." In any event the Disapproved Title Exceptions, whether or not specifically listed on Schedule 5.2A, will include all monetary liens or encumbrances (other than liens for year 2005) property taxes, existing improvement district liens, specific assessments not due and payable when the Closing occurs or liens relating to debt to be assumed by Buyer as determined by Buyer, the gap and standard exceptions, and the survey exception. If, prior to Closing, any of the Disapproved Title Exceptions are not cured by Colonial to the reasonable satisfaction of Buyer, then Buyer may either (i) terminate this Agreement, the Asset Agreement, the Option Agreement and the Master Agreement, (ii) accept title subject to the Disapproved Title Exceptions or (iii) exclude the Purchased Real Property subject to the Disapproved Title Exceptions, in which case the Purchase Price will be adjusted accordingly. If Buyer has not notified Colonial of its election prior to the Closing, Buyer will be deemed to have accepted title subject to the Disapproved Title Exceptions.

            D. Title Policies. At Closing, Colonial will cause the Title Company or its title insurer to provide Buyer with an endorsed or marked-up Title Commitment bearing the Closing date as an effective date and unconditionally committing to issue to Buyer an ALTA Owner's Policy - Form B 1970 (rev. 10-17-70 and 10-17-84) subject only to the Permitted Exceptions (a "TITLE POLICY") for the Purchased Real Property, issued by the Title Company or its title insurer effective as of the Closing. The Title Policy shall name Buyer as insured in the amount of that portion of the Purchase Price allocated to such real property, and shall insure that the estate or interest described by Schedule A, Section 2, of each Report (or of each Report Supplement acceptable to Buyer) to the Purchased Real Property is vested in Buyer, subject only to the Permitted Exceptions, and to any other matters approved in writing by Buyer. If Buyer utilizes Colonial's existing title insurance company, the promulgated premium for the Title Policy and all abstract and search fees relating thereto and the promulgated premium for all endorsements issued in connection therewith, will be paid 50% by Colonial and 50% by Buyer.

If Buyer utilizes a different title insurance company, Colonial will pay 50% of the cost of the Title Policy and endorsements that would have been charged had Colonial's existing title insurance company been used and Buyer will pay the remainder of any such cost. The Title Policy will include such endorsements authorized to be issued in Florida as Buyer may reasonably require, including without limitation a survey endorsement, a PUD endorsement, condominium endorsement (for those parcels that are condominium), Florida Endorsement Form 91 (FF 9.1) (for vacant lands), and Florida Endorsement Form 9.2 (FF 9.2) (for improved lands). The costs of any other endorsements will be borne by Buyer. Colonial, at its expense, will use reasonable good faith efforts to satisfy all of the Title Company's customary requirements for the issuance of such Title Policy and endorsements, other than those, if any, within Buyer's control.

            E. Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including obtaining all necessary waivers, consents and approvals and effecting all necessary registrations and filings and submissions of information requested by governmental authorities. Colonial agrees that it will, at any time before or after the Closing, execute, acknowledge and deliver any further deeds, assignments, conveyances and other assurances, documents and instruments of transfer reasonably requested by Buyer or Meritage, and will take any other action consistent with the terms of this Agreement that may reasonably be requested by Buyer or Meritage, for the purpose of conveying, assigning, transferring, granting, conveying and confirming to Buyer, or reducing to possession, any or all property to be conveyed and transferred by this Agreement. If requested by Buyer or Meritage, Colonial further agrees to prosecute or otherwise enforce in their name for the benefit of Buyer or Meritage, any claims, rights, or benefits that are transferred to Buyer by this Agreement and that require prosecution or enforcement in its name. After the Closing and for a period of six months, the parties will cooperate in good faith and use commercially reasonable efforts to resolve any issues that may arise in the transition of the Colonial Business.

                                   ARTICLE VI
                               GENERAL PROVISIONS

      6.1 Notices. All notices, consents, and other communications hereunder will be in writing and deemed to have been duly given when (i) delivered by hand, (ii) sent by telecopier (with receipt confirmed), provided that a copy is mailed by registered mail, postage pre-paid return receipt requested or (iii) when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (postage pre-paid return receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate as to itself by notice to the other):

                            If to Buyer:     Meritage Homes Corporation

                                             8501 East Princess Drive,
                                             Suite 290
                                             Scottsdale, Arizona 85255
                                             Phone: (480) 609-3330
                                             Fax: (480) 998-9178
                                             Attn: Chief Financial Officer
                                             and

                                             2745 North Dallas Parkway
                                             Suite 600
                                             Plano, Texas 75093
                                             Phone: (972) 543-8100
                                             Fax: (972) 543-8201
                                             Attn:  John R. Landon

                            With a copy to:  Snell & Wilmer L.L.P.
                                             One Arizona Center
                                             Phoenix, Arizona 85004-0001
                                             Phone: (602) 382-6252
                                             Fax: (602) 382-6070
                                             Attn: Steven D. Pidgeon, Esq.

                            If to Seller:    The Colonial Company
                                             2000 Interstate Park Drive
                                             Suite 400
                                             Montgomery, Alabama 36104
                                             Phone: (334) 270-6565
                                             Fax: (334) 270-6599
                                             Attn:  P.L. McLeod, Jr.

                            With a copy to:  Sack Harris & Martin, P.C.
                                             8270 Greensboro Drive, Suite 810
                                             McLean, Virginia 22102
                                             Phone: (703) 883-0102
                                             Fax: (703) 883-0108
                                             Attn: James Sack, Esq.

      6.2 Counterparts. This Agreement may be executed in any number of counterparts, and each counterpart will constitute an original instrument, but all such separate counterparts will constitute one and the same agreement.

      6.3 Governing Law; Venue. The validity, construction and enforceability of this Agreement will be governed in all respects by the laws of the State of Florida, without regard to its conflict of laws rules. Venue for any legal action seeking specific performance of this Agreement shall lie in Lee County or Collier County, or any county in Florida wherein a portion of the subject property lies.

      6.4 Assignment. This Agreement will not be assigned by operation of law or otherwise, except that Buyer or Meritage may assign all or any portion of their rights under this Agreement to any wholly owned subsidiary or parent or sister entities, but no such assignment will relieve Buyer or its successor of its primary liability for all obligations of Buyer hereunder, and except that this Agreement may be assigned by operation of law to any corporation or entity with or into which Buyer may be merged or consolidated or to which Buyer transfers all or substantially all of its assets, and such corporation or entity assumes this Agreement and all obligations and undertakings of Buyer hereunder. Any assignment in violation of the provisions of this Agreement will be null and void.

      6.5 Gender and Number. The masculine, feminine or neuter pronouns used herein will be interpreted without regard to gender, and the use of the singular or plural will be deemed to include the other whenever the context so requires.

      6.6 Schedules and Exhibits. The Schedules and Exhibits referred to in this Agreement and attached to this Agreement are incorporated in this Agreement by such reference as if fully set forth in the text of this Agreement.

      6.7 Waiver of Provisions. The terms, covenants, representations, warranties and conditions of this Agreement may be waived only by a written instrument executed by the party waiving compliance. The failure of any party at any time to require performance of any provisions hereof will, in no manner, affect the right at a later date to enforce the same. No waiver by any party of any condition, or breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, will be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

      6.8 Costs. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties will be entitled to recover reasonable attorneys' fees, accounting fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

      6.9 Amendment. This Agreement may not be amended except by an instrument in writing approved by the parties to this Agreement and signed on behalf of each of the parties hereto.

      6.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect and will in no way be affected, impaired or invalidated and the court will modify this Agreement or, in the absence thereof, the parties will negotiate in good faith to modify this Agreement to preserve each party's anticipated benefits under this Agreement.

      6.11 Binding Effect. Subject to the provisions and restrictions of Section 6.4, the provisions of this Agreement are binding upon and will inure to the benefit of the parties and their respective heirs, personal representatives, successors and assigns.

      6.12 Construction. References in this Agreement to "Sections," "Articles," "Exhibits," and "Schedules" are to the Sections and Articles in, and the Exhibits and Schedules to, this Agreement, unless otherwise noted.

      6.13 Time Periods. Except as expressly provided for in this Agreement, the time for performance of any obligation or taking any action under this Agreement will be deemed to expire at 5:00 o'clock p.m. (Dallas, Texas time) on the last day of the applicable time period provided for in this Agreement. If the time for the performance of any obligation or taking any action under this Agreement expires on a Saturday, Sunday or legal holiday, the time for performance or taking such action will be extended to the next succeeding day which is not a Saturday, Sunday or legal holiday.

      6.14 Headings. The headings of this Agreement are for purposes of reference only and will not limit or define the meaning of any provision of this Agreement.

      6.15 Entire Agreement. This Agreement along with the Transaction Agreements constitute the entire agreement, including with respect to representations and warranties, between the parties pertaining to the subject matter contained in the Transaction Agreements. All prior and contemporaneous agreements, representations and understandings of the parties, oral or written, are superseded by and merged in the Transaction Agreements. No supplement, modification or amendment of the Transaction Agreements will be binding unless in writing and executed by the parties to the Transaction Agreements.

      6.16 Arbitration. Any disputes arising hereunder will be resolved pursuant to the dispute resolution provisions of EXHIBIT E to the Master Agreement.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date first written above by their respective officers thereunder duly authorized.

                                          MERITAGE HOMES CORPORATION,
                                          a Maryland corporation

                                          ______________________________________
                                          By:  John R. Landon
                                          Its: Co-Chief Executive Officer

                                          MERITAGE HOMES OF FLORIDA, INC.,
                                          an Arizona corporation

                                          ______________________________________
                                          By:  John R. Landon
                                          Its: Chairman and CEO

                                          COLONIAL HOMES, INC.,
                                          a Florida corporation

                                          ______________________________________
                                          By:
                                          Its:

                                          COLONIAL SHORES, L.L.C.,
                                          a Florida limited liability company

                                          By:  Colonial Homes, Inc.
                                          Its: Sole Member and Manager

                                             ___________________________________
                                             By:
                                             Its:

                                          THE COLONIAL COMPANY,
                                          an Alabama corporation

                                          ______________________________________
                                          By:
                                          Its:

                   [SIGNATURE PAGE TO REAL PROPERTY AGREEMENT]

EXHIBIT C

                                OPTION AGREEMENT

                                TABLE OF CONTENTS

1.    OPTION.................................................................1
      1.1   Grant of Option..................................................1
      1.2   Term of Option...................................................2
      1.3   Exercise of Option...............................................3
      1.4   Unplatted Property...............................................3
      1.5   Memorandum and Escrow Agreement..................................3

2.    OPTION PURCHASE PRICE..................................................4
      2.1   Purchase Price...................................................4
      2.2   Out of Order Premium.............................................4

3.    ESCROW.................................................................5

4.    Title; conveyance......................................................5
      4.1   Title Insurance Policy...........................................5
      4.2   Deed.............................................................6
      4.3   Excluded Lots....................................................7

5.    CLOSING................................................................8
      5.1   Closing Dates....................................................8
      5.2   Deliveries by Optionor...........................................8
      5.3   Deliveries by Optionee...........................................8
      5.4   Actions by Escrow Agent..........................................9
      5.5   Taxes and Assessments...........................................10
      5.6   Closing Costs...................................................10
      5.7   Closing Statement...............................................10
      5.8   Deliveries Outside of Escrow....................................10

6.    GOVERNMENTAL APPROVALS; PROJECT DEVELOPMENT AND USE...................10
      6.1   Governmental Approvals..........................................10
      6.2   Project Improvements............................................12
      6.3   Costs...........................................................14
      6.4   Waiver of Claims................................................15
      6.5   Conveyance of Common Areas to Owners Association(s).............15
      6.6   Use.............................................................16

7.    OPTIONOR'S REPRESENTATIONS AND WARRANTIES.............................16
      7.1   Representations and Warranties..................................16
      7.2   Limitations.....................................................21
      7.3   Continuing Obligation; Survival.................................21

8.    OPTIONEE'S REPRESENTATIONS AND WARRANTIES.............................21
      8.1   Representations and Warranties..................................21
      8.2   Due Organization................................................21
      8.3   Optionee's Authority; Validity of Agreements....................21

      8.4   Survival........................................................22

9.    RISK OF LOSS..........................................................22
      9.1   Condemnation....................................................22
      9.2   Casualty........................................................22
      9.3   Pre-Plat Condemnation or Casualty of Unplatted Property.........22

10.   DEFAULT; REMEDIES.....................................................23
      10.1  Default by Optionor.............................................23
      10.2  Optionee's Remedies.............................................23
      10.3  Default by Optionee.............................................24
      10.4  Optionor's Remedies.............................................24

11.   BROKERS...............................................................24

12.   MISCELLANEOUS PROVISIONS..............................................25
      12.1  Additional Agreements...........................................25
      12.2  Notices.........................................................25
      12.3  Counterparts....................................................27
      12.4  Governing Law; Venue............................................27
      12.5  Assignment......................................................27
      12.6  Gender and Number...............................................28
      12.7  Schedules and Exhibits..........................................28
      12.8  Waiver of Provisions............................................28
      12.9  Costs...........................................................28
      12.10 Amendment.......................................................28
      12.11 Severability....................................................28
      12.12 Binding Effect..................................................28
      12.13 Construction....................................................28
      12.14 Time Periods; Business Day......................................28
      12.15 Headings........................................................29
      12.16 Entire Agreement................................................29
      12.17 Arbitration.....................................................29

                        OPTION AND DEVELOPMENT AGREEMENT

      THIS OPTION AND DEVELOPMENT AGREEMENT (this "AGREEMENT") is made and entered into as of February 9, 2005 (the "EFFECTIVE DATE"), by and among MERITAGE HOMES CORPORATION, a Maryland corporation ("MERITAGE"), MERITAGE HOMES OF FLORIDA, INC., an Arizona corporation ("OPTIONEE"), COLONIAL HOMES, INC., a Florida corporation ("COLONIAL HOMES"), COLONIAL SHORES, L.L.C., a Florida corporation ("COLONIAL SHORES"), and THE COLONIAL COMPANY, an Alabama corporation ("COLONIAL COMPANY"), for the purpose of setting forth the agreement of the parties and to provide instructions to First American Title Insurance Company ("ESCROW AGENT") with respect to the transaction contemplated by this Agreement.

                                 R E C I T A L S

      A. The parties to this Agreement have previously entered into a Master Transaction Agreement ("MASTER AGREEMENT"), an Agreement of Purchase and Sale of Assets ("ASSET AGREEMENT"), an Agreement of Purchase and Sale of Real Property, and an Indemnification Agreement, all as described in the Master Agreement. Colonial Homes and Colonial Shores shall collectively be referred to herein as "OPTIONOR" and Colonial Homes, Colonial Shores and Colonial Company shall collectively be referred to herein as "COLONIAL." All capitalized terms used and not otherwise defined herein have the meaning ascribed in the Master Agreement.

      B. Pursuant to this Agreement, each party comprising Optionor (to the extent of their respective interests as identified in Section 1.1 below) grants to Optionee an option to purchase, upon and subject to the terms and conditions set forth in this Agreement, the single family lots and the condominium units described on Exhibits "A-1" through "A-3" (the "PLATTED Lots") and the real property described on Exhibits "A-4" through "A-6" attached hereto (the "UNPLATTED PROPERTY"). The Platted Lots and the Unplatted Property (including any lots and condominium units into which the Unplatted Property may hereafter be platted) shall collectively be referred to herein as the "OPTION PROPERTY"). The Platted Lots and the lots and units created in any final plat(s) of the Unplatted Property shall each be referred to herein individually as a "LOT" and shall collectively be referred to herein as "LOTS".

                                A G R E E M E N T

      NOW, THEREFORE, in consideration of the covenants, payments and mutual agreements contained in this Agreement and in the Master Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in reliance upon the representations and warranties contained herein, the parties agree, and instruct Escrow Agent, as follows:

1.    OPTION.

      1.1 Grant of Option. Colonial Homes hereby grants to Optionee the exclusive right and option (the "OPTION") to purchase a good and marketable fee simple interest in the Lots described on Exhibit "A-1" and in the Unplatted Property (the "COLONIAL HOMES OPTION PROPERTY"), upon and subject to the terms and conditions set forth herein. Colonial Shores hereby grants to Optionee the exclusive right and option to purchase a good and marketable fee simple interest in the Lots described on Exhibit "A-2" (the "COLONIAL SHORES OPTION PROPERTY"). References in this Agreement to "Optionor" shall be deemed to refer to Colonial Homes with respect to the Colonial Homes Option Property and Colonial Shores with respect to the Colonial Shores Option Property.

      1.2 Term of Option.

            1.2.1 First Option Period. The initial term of the Option (the "FIRST OPTION PERIOD") shall commence on the Effective Date and shall expire on May 31, 2005. Upon and subject to the terms of this Agreement, Optionee may acquire all or any part of the Option Property at any time prior to the expiration of the First Option Period, and thereafter, so long as the Option has not expired or terminated.

            1.2.2 Additional Option Periods. The Option may be extended for fifteen (15) consecutive calendar quarters (each, an "OPTION PERIOD") in accordance with the terms and conditions set forth in this Agreement. Following the expiration of the First Option Period, the Option shall remain in effect during each successive Option Period thereafter, provided that at the end of the First Option Period and at the end of each successive Option Period thereafter:
(a) Optionor has not terminated this Agreement pursuant to Section 10.4 below because of Optionee's default under this Agreement, as determined pursuant to
Section 10.3; and (b) Optionee has complied with the requirements of Section 1.3 of this Agreement and timely purchased the requisite cumulative number of Lots as calculated in accordance with Exhibit "B" attached hereto so that Optionee's right to purchase the Option Property has not expired. Notwithstanding anything to the contrary contained in this Agreement, in the event Optionee fails to timely exercise the Option and acquire the requisite cumulative number of Lots by the end of any Option Period, Optionee's right to purchase the Option Property shall not expire until after Optionee is afforded thirty (30) calendar days written notice by Optionor to exercise the Option and ten (10) days after the exercise to purchase the requisite number of Lots required to be purchased before the expiration of such Option Period (each of the foregoing periods to collectively to be referred to herein as the "CURE PERIOD"). If, at the expiration of any Cure Period, any of Optionee's rights to purchase the Option Property have expired because Optionee has failed to purchase the requisite number of Lots required to be purchased before the expiration thereof, the term of the Option and Optionee's rights under this Agreement shall terminate. Subject to the extension of any Option Period in accordance with the terms of this Agreement, the Option shall automatically expire on February 28, 2009, at which time Optionee shall either purchase all then unpurchased Lots or Optionee shall thereafter have no right to purchase Lots under this Option.

            1.2.3 Extension of Option Periods. Notwithstanding anything to the contrary contained in this Agreement, in the event that Optionor is in default in any of its obligations, warranties or covenants hereunder or in any of its material obligations, warranties or covenants under the Master Agreement or the Asset Agreement, then the expiration date of the then current Option Period and the commencement date and expiration date of each successive Option Period will automatically be extended by the number of days from the date of Optionor's default until such default has been cured. The Option Period also may be extended as provided in Sections 6.1.3 and 6.2.2 below.

      1.3 Exercise of Option. Optionee may, at any time during the term of any Option Period, exercise the Option to purchase all or any part of the Option Property by providing Optionor with at least ten (10) days prior written notice of the specific Lots or other part of the Option Property to be acquired and the intended "Option Closing Date" (as hereinafter defined) therefor, which shall be a date within the then applicable Option Period or Cure Period, as applicable. However, Optionor may, at its election, limit the number of takedown occurrences to no more than two (2) takedowns in any one month period. Notwithstanding anything to the contrary herein, to maintain the Option, Optionee must, within each Option Period, purchase the number of Lots or Option Property as is necessary for Optionee to remain in compliance with the cumulative Lot purchase requirements calculated in accordance with Exhibit "B" attached hereto (the "CUMULATIVE LOT PURCHASE REQUIREMENTS"). The Option shall terminate and Optionee shall have no further right to acquire any of the Lots if Optionee does not, within each Option Period, acquire and complete Option Closings for Lots in the quantities required to remain in compliance with the Cumulative Lot Purchase Requirements and such failure is not cured during the Cure Period. Upon the termination of Optionee's rights to acquire Lots under this Agreement due to a default by Optionee or the failure by Optionee to acquire the requisite cumulative number of Lots, Optionor shall retain the unapplied Deposit, and Optionee shall have no right whatsoever to receive any refund of any portion of the Deposit or any unapplied "Premium Credits" (as hereinafter defined).

      1.4 Unplatted Property.

            1.4.1 Governmental Approvals for Unplatted Property(a) . As of the Effective Date, the Unplatted Property is not fully entitled to permit the development thereof as single-family residential lots or condominium units. Rather, Optionor and Optionee intend that the Unplatted Property will, during the term of this Agreement, be zoned, entitled, platted, and developed into single-family residential lots and/or condominium units in substantial conformance with the conceptual plans described on Exhibits "C-1" through "C-5" to this Agreement (the "CONCEPTUAL PLANS"). The parties' respective rights and obligations with respect to the pursuit of all required Governmental Approvals (as defined in Section 6.1.1 below) for the Unplatted Property is set forth in
Section 6.1 of this Agreement. At such time as any lot or condominium unit within the Unplatted Property becomes an "Eligible Lot" (as such term is defined in Exhibit "B" to this Agreement) such lot or condominium unit shall automatically constitute Lots under this Agreement.

      1.5 Memorandum and Escrow Agreement. Concurrently with the execution of this Agreement, Optionor and Optionee shall execute, acknowledge (as applicable), and deliver to Escrow Agent (a) a separate Memorandum of Option for each of the Projects (as such term is defined in Section 6.1.1 below), each in the form attached hereto as Exhibit "D-1" (collectively, the "MEMORANDA"); (b) a Termination of Memorandum of Option in the form attached hereto as Exhibit "D-2" corresponding with each of the Memoranda (each, a "TERMINATION"); and (c) the escrow agreement in the form attached hereto as Exhibit "D-3" (the "ESCROW AGREEMENT"). The Memoranda shall be recorded in the Official Records of the applicable Florida County upon completion of the Closing under the Master Agreement. Escrow Agent is hereby instructed and authorized to hold each Termination until such time as this Agreement is terminated pursuant to Sections
10.3 and/or 10.4 of this Agreement, at which time Escrow Agent shall cause all applicable Terminations to be recorded in the Official Records of the applicable Florida county.

Each Memoranda and the interest of Optionee as the optionee under this Agreement shall, upon the Effective Date, constitute a first lien against the Option Property.

2.    Option PURCHASE PRICE.

      2.1 Purchase Price. The purchase price to be paid by Optionee for each Lot (the "PURCHASE PRICE") shall be determined in the manner set forth on Exhibit "E-1" to this Agreement. Attached to this Agreement as Exhibit "F" is a schedule setting forth the estimated Purchase Price for each Lot, which schedule is based on the currently anticipated number of Lots in the Unplatted Property and other currently available information, all as estimated as of the Effective Date pursuant to Exhibit "E-1". Exhibit "F" shall be updated from time to time consistent with the provisions of Exhibit "E-1". The Purchase Price shall be payable as follows:

            2.1.1 Option Deposit. On or before the Effective Date, Optionee shall deliver to Optionor as an option deposit an amount equal to $750.00 multiplied by the total number of actual/estimated Lots within the Option Property as set forth in column 1 on Exhibit "F". If after all of the Governmental Approvals are obtained for any Phase in a Project, the number of Lots within such Phase is determined to be more or less than the applicable amount shown on Exhibit "F", then the deposit shall be adjusted accordingly and the parties shall make such payment(s) to each other as are necessary to reflect such adjustment.

            2.1.2 Balance. At each "Option Closing" (as defined below), Optionee shall deposit into Escrow the balance of the Purchase Price for the Lot(s) subject to such Option Closing less the portion of the Deposit allocable to such Lot(s), plus any applicable "Out-of-Order Premium" (as hereinafter defined), if any, and net of all prorations, adjustments, and credits as provided herein. All such amounts shall be payable in immediately available federal funds.

      2.2 Out of Order Premium. With respect to the Projects known as Moody River, Naples 100 and Bonita 150, Optionee shall, as soon as practical following the recordation of final plats for such Projects, prepare a phasing plan or schedule (each, a "PURCHASE SEGMENT SCHEDULE" and collectively, the "PURCHASE SEGMENT SCHEDULES") showing the order of Optionee's intended purchase of Lots of the same Lot Type (as defined in Exhibit "B") covered by the recorded plat(s) for such Project (each a "PURCHASE SEGMENT" and collectively, the "PURCHASE SEGMENTS"). There will not be any Purchase Segments and, therefore, no Purchase Segment Schedule for the Projects known as Colonial Shares and Renaissance. The parties anticipate that each Purchase Segment will include between fifty (50) and eighty (80) Lots of the same Lot Type and the Lots therein shall generally be contiguous to each other. Each Purchase Segment Schedule shall be subject to Optionor's approval, which shall not be unreasonably withheld or delayed. If Optionor disapproves of any Purchase Segment Schedule provided by Optionee, Optionee and Optionor shall meet with the engineer for the Project and attempt to resolve in good faith such matters, and if they are unable, in good faith, to resolve such matters, such matter shall be subject to the dispute resolution provisions of Exhibit E of the Master Agreement. Optionee may not acquire a Lot out of order unless at the Closing therefor, Optionee pays, in addition to the Purchase Price for such Lot, a premium with respect to such Lot in an amount equal to ten percent (10%) of the Purchase Price for such Lot (an "OUT-OF-ORDER PREMIUM"). A Lot shall be deemed to be acquired "out of order" if Optionee has not previously closed the acquisition of seventy-five percent (75%) of the "Eligible Lots" (as such term is defined on Exhibit "B") of the same Lot Type in the immediately prior Purchase Segment for such Lot Type within such Project and all of the "Eligible Lots" of the same Lot Type (as such term is defined on Exhibit "B") in all other prior Purchase Segments for such Lot Type within such Project. Once Optionee has (i) purchased all of the Lots in a Purchase Segment required to be purchased prior to any Lot in a Purchase Segment for which an Out-of-Order Premium was paid for an out-of-order purchase, and/or (ii) paid Out-of-Order Premiums in an amount equal to the Purchase Price for all remaining Lots of the same Lot Type in such Purchase Segment that have not been acquired by Optionee, then Optionee shall be entitled to a credit (a "PREMIUM CREDIT") against the Purchase Price of the next Lot(s) purchased by Optionee in an amount equal to all Out-of-Order Premiums previously paid by Optionee for such Purchase Segment and for which no Premium Credit previously has been provided. In addition, with respect to any Lot in the Project known as Moody River that is designated as a "Canal Lot," Optionee may not acquire a "Canal Lot" unless either (i) Optionee has acquired, or upon the acquisition of such "Canal Lot" will have acquired, at least as many Lots that are not Canal Lots within the applicable Purchase Segment as the number of Canal Lots that have been acquired by Optionee in such Purchase Segment, or (ii) there are no Eligible Lots in such Purchase Segment other than Lots that are Canal Lots. The Canal Lots are the 70 Lots which have a rear yard that is immediately adjacent to the Moody Canal.

3.    ESCROW.

      Each Closing hereunder (each, an "OPTION CLOSING") shall be consummated through an escrow established with Escrow Agent (the "ESCROW"). This Agreement shall constitute joint escrow instructions by Optionor and Optionee to Escrow Agent. If required by Escrow Agent, the parties shall execute printed escrow instructions in the standard form utilized by Escrow Agent, containing such modifications as are mutually acceptable to Optionor, Optionee, and Escrow Agent (the "PRINTED INSTRUCTIONS"). In the event of a conflict between the terms of this Agreement and the terms of the Printed Instructions, the terms of this Agreement shall govern.

4.    Title; conveyance.

      4.1 Title Insurance Policy. Pursuant to the Master Agreement, Optionor has caused Greenberg Traurig, LLP (the "CLOSING AGENT") to provide Optionee with a title insurance commitment (the "OPTIONEE'S TITLE COMMITMENT") unconditionally committing First American Title Insurance Company ("TITLE COMPANY") to issue to Optionee at the Closing under the Master Agreement an ALTA Owner's Policy - Form B 1970 (rev. 10-17-70 and 10-17-84) with Florida modifications insuring Optionee's option rights hereunder in the Option Property subject only to the "Permitted Exceptions" (as defined below) (the "OPTIONEE'S TITLE POLICY"). The Optionee's Title Commitment and the Optionee's Title Policy shall name Optionee as the insured in an amount reasonably established by Optionee at the time of the Closing, and shall insure that good and marketable fee title to the Option Property is vested with the applicable Optionor free of liens, encumbrances and restrictions except for the Permitted Exceptions. The Optionee's Title Policy will include such endorsements authorized to be issued in Florida as Buyer may reasonably require, including without limitation, a survey endorsement (to the extent that surveys that satisfy the requirements for such endorsement are available), PUD endorsement, condominium endorsement (for those parcels that are condominiums), Florida Endorsement

Form 91 (FF 9.1)(for vacant lands), and Florida Endorsement Form 9.2 (FF 9.2)(for improved lands). The cost of the Optionee's Title Policy and the endorsements thereto will be paid by Optionor. Optionor shall cause the Optionee's Title Commitment to be marked-up or endorsed at the Closing to mark the effective date as of the Closing, to satisfy and delete the requirements of Schedule B-Section I, to delete the standard, gap and survey exceptions for Schedule B-Section II and to delete any other exceptions in Schedule B-Section II that are not Permitted Exceptions.

      At each Option Closing, Optionor shall cause the Title Company (or, if Title Company will not issue, shall cause Closing Agent) to issue to Optionee an endorsed or marked-up title commitment unconditionally committing the Title Company to issue to Optionee an ALTA Owner's Policy - Form B 1970 (rev. 10-17-70 and 10-17-84) with Florida modifications subject only to the applicable Permitted Exceptions (the "LOT TITLE POLICY") for that portion of the Option Property that was the subject thereof, insuring Optionee's ownership interest in such Lot(s) and Option Property in the amount of the Purchase Price therefor excluding any Future Land Profit component of such Purchase Price. At each Option Closing, Optionor shall pay the costs of each Lot Title Policy, and Optionee's obligations to consummate such Option Closing shall be conditioned upon the Title Company being prepared and irrevocably committed to issue a Lot Title Policy with respect to each Lot or other portion of the Option Property being acquired at such Option Closing. The Lot Title Policy will include such endorsements authorized to be issued in Florida as Buyer may reasonably require, including without limitation, a survey endorsement (to the extent that surveys that satisfy the requirements for such endorsement are available), PUD endorsement, condominium endorsement (for those parcels that are condominium), Florida Endorsement Form 91 (FF 9.1)(for vacant lands), and Florida Endorsement Form 9.2 (FF 9.2)(for improved lands). The cost of the Lot Title Policy and the endorsements thereto will be paid by Optionor. Optionor shall cause the Lot Title Commitment to be marked-up or endorsed at the Option Closing to reflect the effective date as of the Option Closing, to satisfy and delete the requirements of Schedule B-Section I to delete the standard, gap and survey exceptions for Schedule B-Section II and to delete any other exceptions in Schedule B-Section II that are not applicable Permitted Exceptions.

      4.2 Deed. Upon each Option Closing, fee simple title to each Lot or other portion of the Option Property purchased shall be conveyed by Optionor to Optionee at the Option Closing by a duly executed and acknowledged deed in the form attached hereto as Exhibit "H", subject only to the applicable Permitted Exceptions (each, a "DEED"). As used herein, the term "PERMITTED EXCEPTIONS" shall be defined as (i) the title exceptions set forth on Schedule B to the Optionee's Title Policy, (ii) the Memorandum, (iii) any matters created by or arising from the acts of Optionee and that are not a result of a breach of any of Optionor's obligations hereunder (e.g., a mechanic's or materialman's lien arising out of a failure of Optionor to make a payment required hereunder), and
(iv) any other matters specifically approved or deemed approved by Optionee as Permitted Exceptions in connection with this Agreement or otherwise in writing. Notwithstanding any provision contained herein or in the Master Agreement, Optionor shall, at the Closing under the Master Agreement, pay off all financial liens and encumbrances against the Option Property so there shall, at the Closing under the Master Agreement, be no financial liens or encumbrances against any portion of the Option Property. The parties acknowledge that Optionor may, after the Closing under the Master Agreement, place encumbrances against the Option Property and Optionee shall, upon the request of Optionor, subordinate its interests in each applicable Memoranda to secured financing hereafter obtained by Optionor in an amount not to exceed eighty percent (80%) of Optionor's actual out-of-pocket costs for the applicable Project and providing for an interest rate per annum not to exceed LIBOR plus 200 basis points; provided, however, it shall be a condition to Optionee's obligation to provide such subordination that such subordination agreement contains an unconditional commitment by the lender (and its successors and assigns) to recognize and abide by the terms and conditions of this Agreement regardless of any default by Optionor under its loan with such lender and regardless of the existence of or conclusion of any enforcement or foreclosure action by such lender or any deed in lieu or other similar resolution related thereto. Any such subordination agreement, including the recognition provisions described above, must be in a commercially reasonable form.

      4.3 Excluded Lots. Notwithstanding the foregoing to the contrary, any Lot subject to a lien, encumbrance, restriction or other title defect other than the Permitted Exceptions shall be deemed an "EXCLUDED LOT" and Optionor shall have ninety (90) days from receipt of written notice from Optionee describing such title defect within which to cure the same to Optionee's satisfaction and provide Optionee with notice of such cure. Once the title defect has been cured to Optionee's satisfaction within the above-described ninety (90) day period, such Lot shall no longer be deemed an Excluded Lot. If the title defect creating an Excluded Lot is not cured to Optionee's satisfaction within ninety (90) days from the date Optionor receives notice from Optionee of the title defect pertaining to the Excluded Lot, Optionor shall notify Optionee of its inability to cure the defect, and Optionee, within ten (10) Business Days following receipt of such notice from Optionor, shall elect either to (a) waive the title defect and acknowledge that the applicable Lot is no longer an Excluded Lot, or
(b) renounce its right to acquire the Excluded Lot. If Optionee fails to either waive the title defect or renounce its right to acquire the Excluded Lot within such ten (10) Business Day period, Optionee shall be deemed to have elected to renounce its right to acquire the Excluded Lot. If Optionee renounces, or is deemed to have renounced, its right to acquire an Excluded Lot pursuant to the terms of this Section 4.3, then (i) such Excluded Lot shall no longer be subject to the Option and Optionor may thereafter sell such Excluded Lot(s) to third parties; (ii) Optionor shall immediately deliver to Optionee the portion of the Deposit allocable to such Excluded Lot, and (iii) such Excluded Lot shall be deemed a purchased Lot for purposes of calculating the cumulative number of purchased Lots under Section 1.3. For each Excluded Lot situated within a Project specified in Exhibit "E-2", the Future Land Profits and the Future Land Profits payable with respect to such Project shall be reduced by the Per Lot Future Land Profits for such Lot. Notwithstanding the foregoing to the contrary, and except as contemplated in this Agreement or permitted in this Agreement, neither Optionor nor any of Optionor's employees, contractors, agents, or representatives shall take any action, fail to take any required action, or willfully allow or consent to any action by another (Optionee and its employees, contractors, agents, and representatives being expressly excluded from any of the foregoing) that would cause any of the Lots to be encumbered with any matter that is not a Permitted Exception.

5.    CLOSING.

      5.1 Closing Dates. As used herein, the following terms shall have the following meanings: (a) an "OPTION CLOSING" shall mean the recordation of the Deed for a Lot or other portion of the Option Property being purchased in the Official Records of the applicable Florida county; and (b) an "OPTION CLOSING DATE" shall mean the date upon which an Option Closing actually occurs.

      5.2 Deliveries by Optionor. On or before each Option Closing Date, Optionor, at its sole cost and expense, shall deliver or cause to be delivered into Escrow the following documents and instruments, each dated as of the applicable Option Closing Date and fully executed and acknowledged, if appropriate, in addition to all other items and payments required by this Agreement to be delivered by Optionor at such Option Closing:

            5.2.1 Deed. The Deed(s) conveying the Lot(s) or other portions of the Option Property being purchased at such Option Closing to Optionee, together with Florida Form DR 219;

            5.2.2 Affidavit. Gap and construction lien affidavit in the form required by the Escrow Agent in order to delete the standard gap and survey title exceptions from the Lot Title Policy at each Option Closing;

            5.2.3 Non-Foreign Affidavit. A Non-Foreign Affidavit in the form attached hereto as Exhibit "I" (the "NON-FOREIGN AFFIDAVIT");

            5.2.4 Proof of Authority. Such proof of Optionor's identity and authority and authorization to enter into this Agreement and consummate the transactions contemplated hereby as may be reasonably required by Escrow Agent or Optionee;

            5.2.5 Other. Such other documents and instruments, signed and properly acknowledged by Optionor, if appropriate, as may be reasonably required by Optionee or Escrow Agent or otherwise in order to effectuate the provisions of this Agreement and the closing of the transaction contemplated herein with respect to the Lot(s) or other portion of the Option Property being purchased at such Option Closing.

      5.3 Deliveries by Optionee. On or before each Option Closing Date, Optionee, at its sole cost and expense, shall deliver or cause to be delivered into Escrow the following documents and instruments, each dated as of the then applicable Option Closing Date and fully executed and acknowledged, if appropriate, and funds, in addition to all other items and payments required by this Agreement to be delivered by Optionee at such Option Closing:

            5.3.1 Purchase Price. The amounts specified in Section 2.1.2 plus all of Optionee's share of the Closing Costs (and otherwise sufficient to close the transaction contemplated herein with respect to the Lot(s) or other portion of the Option Property being purchased at such Option Closing); and

            5.3.2 Other. Such other documents and instruments, signed and properly acknowledged by Optionee, if appropriate, as may reasonably be required by Optionor or Escrow Agent or otherwise in order to effectuate the provisions of this Agreement and the closing of the transaction contemplated herein with respect to the Lot(s) or other portion of the Option Property being purchased at such Option Closing.

      5.4 Actions by Escrow Agent. When Optionee and Optionor have deposited into Escrow the documents and funds required by this Agreement and Title Company or Closing Agent, as applicable, is irrevocably and unconditionally committed to issue the Lot Title Policy as applicable, Escrow Agent shall, in the order and manner herein below indicated, take the following actions at each Option Closing:

            5.4.1 Funds. Disburse all funds as follows:

                  (a) Pursuant to the "Closing Statement" (as hereinafter defined), retain for Escrow Agent's own account all escrow fees and costs and the fees and expenses incurred in connection with the issuance of each Lot Title Policy for the Lot(s) or other portion of the Option Property being acquired at such Option Closing and disburse to any other persons or entities entitled thereto the amount of any other Closing Costs;

                  (b) Retain in Escrow the final [ * ] paid by Optionee pursuant to this Agreement, which shall constitute the "Escrow Amount" (as such term is defined in the Escrow Agreement), and pay such Escrow Amount as and when required in accordance with the terms of the Escrow Agreement; and

                  (c) Disburse to Optionor an amount equal to the Purchase Price payable for the Lot(s) or other portion of the Option Property being purchased at such Option Closing, less the amount of the Deposit allocable thereto, less or plus the net debit or credit to Optionor by reason of the allocations of Closing Costs provided for herein and any applicable Out-of-Order Premium or Premium Credit applicable to such Lot(s) or other portion of the Option Property.

            5.4.2 Recording. Cause the Deed(s) for the Lot(s) or other portion of the Option Property being purchased and any other documents customarily recorded and/or that the parties hereto may mutually direct to be recorded in the Official Records of the applicable Florida county and obtain conformed copies thereof for distribution to Optionee and Optionor.

            5.4.3 Delivery of Documents. Deliver: (a) to Optionor (i) one copy of the Non-Foreign Affidavit, and (ii) one conformed copy of each document recorded pursuant to the terms hereof; and (b) to Optionee, (i) the original Non-Foreign Affidavit, and (ii) one conformed copy of each document recorded pursuant to the terms hereof.

            5.4.4 Lot Title Policy. Cause Title Company or Closing Agent, as applicable, to issue to Optionee each Lot Title Policy for the Lot(s) or other portion of the Option Property being acquired at such Option Closing (at the then promulgated rate approved by the insurance commissioner).

      5.5 Taxes and Assessments. Real property taxes and assessments (general, special, or other) with respect to each Lot and/or other portion of the Option Property purchased at an Option Closing shall not be prorated, but shall be assumed or taken subject to by Optionee; provided, however, that any amounts (including, but not limited to, interest and/or penalties) due and owing with respect to such Lot(s) and/or other portion of the Option Property over and above the original amount of such tax or assessment by reason of the failure of Optionor to timely pay


------------------------------------
* Confidential information on this page has been omitted and filed separately with the Securities Exchange Commission pursuant to a Confidential Treatment Request.

all such taxes and assessments, or to take any other required action, shall be paid by Optionor in full at or before the Option Closing for such Lot(s) and/or other portion of the Option Property. Optionee shall have the right to protest any tax assessments related to any portion of the Option Property.

      5.6 Closing Costs. Each party shall pay its own costs and expenses arising in connection with each Option Closing (including, without limitation, its own attorneys' and advisors' fees, charges, and disbursements), except the following costs (the "CLOSING COSTS"), which shall be allocated between the parties as follows:

            5.6.1 Escrow Agent's escrow fees and costs shall be paid one-half by Optionor and one-half by Optionee;

            5.6.2 The cost of each Lot Title Policy issued in connection with such Option Closing shall be paid by Optionor;

            5.6.3 All recording fees shall be paid by Optionee and all other closing fees and costs shall be charged to and paid by Optionor and Optionee in accordance with customary escrow practices in the applicable Florida Counties, as determined by Title Company;

            5.6.4 All documentary stamp taxes and surtax (if any) shall be charged to and paid by Optionor.

      5.7 Closing Statement. As soon as possible prior to each Option Closing Date, Escrow Agent shall deliver to each of the parties for its review and approval a preliminary closing statement (the "PRELIMINARY CLOSING Statement") setting forth the Closing Costs and other amounts allocable to the parties pursuant to the terms of this Agreement. Based on each of the party's comments, if any, regarding the Preliminary Closing Statement, Escrow Agent shall revise the Preliminary Closing Statement and deliver a final, signed version of a closing statement to each of the parties at the Option Closing (the "CLOSING STATEMENT").

      5.8 Deliveries Outside of Escrow. Upon each Option Closing, Optionor shall deliver sole and exclusive possession of the Lot(s) and/or the Option Property purchased at such Option Closing to Optionee, subject only to the Permitted Exceptions.

6.    GOVERNMENTAL APPROVALS; PROJECT DEVELOPMENT AND USE.

      6.1 Governmental Approvals.

            6.1.1 Pursuit of Governmental Approvals. Subject to Section 6.1.2 below, from and after the Effective Date, Optionee shall use its reasonable efforts to (a) obtain any and all permits and development orders from any applicable governmental authority, quasi-governmental authority, and utility providers and/or regulators necessary for Optionee's development of the communities and projects in which the Lots are located or on which the Unplatted Property is to be platted into (each, a "PROJECT" and collectively the "PROJECTS"), and (b) obtain approval by the applicable governmental authorities, quasi-governmental authorities, and utility providers and/or regulators of any maps, plats, surface water management permits, and/or improvement plans and other reports and submittals required for such development and the recording of the approved final plat, and (c) enter into such agreements or other arrangements as are necessary or desirable for Optionee's intended development of the Projects, together with any modifications, amendments, revisions, and/or additions to any of the foregoing as are necessary or desirable for Optionee's intended development of the Projects (collectively, the "GOVERNMENTAL APPROVALS"). Governmental Approvals shall include the recording of the applicable final plat(s) in the office of the recorder of the applicable Florida County.

            6.1.2 Optionor Cooperation. Optionor shall cooperate with Optionee in its efforts to obtain the Governmental Approvals, and shall timely execute any and all applications, consents, and other documents reasonably requested by Optionee, regarding any of the Governmental Approvals. In addition, Optionor shall, within fifteen (15) days of written request by Optionee, make all dedications as may be required by any applicable governmental authority, quasi-governmental authority, and/or utility providers or regulators in connection with the Governmental Approvals or the development of the Projects. Optionee shall be entitled to deal directly with each applicable governmental authority, quasi-governmental authority, and utility providers and/or regulators.

            6.1.3 Material Deviations. Unless required by any applicable governmental authority, quasi-governmental authority, and/or utility provider and/or regulator, Optionee's pursuit of the Governmental Approvals shall be consistent with any Governmental Approvals that have been previously obtained by Optionor with respect to the Projects and the pursuit of Governmental Approvals for the Unplatted Property shall be consistent with the respective Conceptual Plans, although Optionee may, without the prior consent of Optionor, make changes to existing Governmental Approvals and to the Conceptual Plans and pending Governmental Approvals for the Unplatted Property, as applicable, provided such proposed changes do not constitute material deviations pursuant to this Section 6.1.3. Prior to any submittal to any governmental authority, quasi-governmental authority, and/or utility provider and/or regulator of any maps, plats, and/or improvement plans and other reports and submittals that would constitute a material deviation from Governmental Approvals previously obtained by Optionor, or with respect to any of the Unplatted Property would constitute a material deviation from the applicable Conceptual Plan, Optionee shall deliver a copy of such documents to Optionor for its review and approval, which approval shall not be withheld, conditioned, or delayed unreasonably. Within fifteen (15) days after receipt of such documents which include a material deviation from then existing Governmental Approvals previously obtained by Optionor or from the applicable Conceptual Plan, as applicable, Optionor shall notify Optionee in writing of Optionor's approval or disapproval (giving specific reasons for disapproval) of such documents. Notwithstanding the foregoing or any other provision contained herein, Optionor shall not be entitled to disapprove or object to any matter if such matter is required by any applicable governmental authority, quasi-governmental authority, and/or utility provider and/or regulator. If Optionor fails to deliver a written notice of approval of any matter for which Optionor may disapprove prior to expiration of such fifteen (15) day period, then Optionor shall be deemed to have disapproved the documents constituting a material deviation from the then existing Governmental Approvals previously obtained by Optionor or any Conceptual Plan, as applicable. If Optionor delivers a notice of disapproval prior to expiration of such fifteen (15) day period, or if Optionor fails to deliver a notice of approval within such fifteen (15) day period, then Optionee and Optionor shall promptly meet with the engineer(s) and/or the applicable governmental authority, quasi-governmental authority, and/or utility provider and/or regulator to attempt to resolve in good faith to Optionor's reasonable satisfaction such matters disapproved by Optionor prior to Optionee's submittal of the documents constituting a material deviation from then existing Governmental Approvals or any Conceptual Plan, as applicable, to any applicable governmental authority, quasi-governmental authority, and/or or utility provider and/or regulator. If Optionee and Optionor still are unable, in good faith, to resolve to Optionor's reasonable satisfaction such matters disapproved by Optionor, such matter shall be subject to the dispute resolution provisions of Exhibit E to the Master Agreement. The Option Periods will automatically be extended by the number of days involved in such dispute resolution process. For purpose of this Agreement, any proposed change or deviation from existing Governmental Approvals previously obtained by Optionor or any Conceptual Plan, as applicable, shall not be deemed to be a material deviation unless such proposed change or deviation is voluntarily proposed by Optionee, as opposed to being required by applicable authorities, and: (a) decreases the number of Lots in any Project within the Unplatted Property by more than ten (10); (b) changes the number of Lots in any Project other than the Unplatted Property; (c) adversely affects access to any Project; (d) would result in an increase of ten percent (10%) or more in the then current budget to develop any Project other than the Project known as Naples 100; (e) would result in an increase of fifteen percent (15%) or more in the then current budget to develop the Project known as Naples 100 or (f) would delay the occurrence of the Governmental Approvals by more than one hundred twenty (120) days. For purpose of determining the 10% and 15% thresholds described in subsections (d) and (e) in the immediately preceding sentence, the increase, if any, in costs due to any Moody River Amenity Overage, any Naples 100 Overage, or any Bonita 150 Amenity Overage shall not be included in any updated budget. The Moody River Amenity Overage shall mean the actual costs, if any, in excess of $8,350,000 incurred to construct the amenity improvements described on Exhibit "K" as the Moody River Amenities. The Naples 100 Amenity Overage shall mean the actual costs, if any, in excess of $2,000,000 incurred to construct the amenity improvements described on Exhibit "K" as the Naples 100 Amenities. The Bonita 150 Amenity Overage shall mean the actual costs, if any, in excess of $5,000,000 incurred to construct the amenity improvements described on Exhibit "K" as the Bonita 150 Amenities.

      6.2 Project Improvements.

            6.2.1 Administration of Construction. Optionee shall act as contract administrator in coordinating the design, engineering, and construction of all on-site, off-site and other infrastructure work and improvements for the Option Property and any portion, if any, of the Projects in which such Option Property is located (collectively, the "IMPROVEMENTS") including those necessary to cause each Lot, whether now existing or hereafter created in the Unplatted Property, to be a "Finished Lot" (as such term is defined on Exhibit "J" hereto). The Improvements shall be constructed in conformance with plans and specifications identified on Exhibit "G" attached hereto and such additional improvement plans and specifications as may hereafter be prepared and approved in connection with the Governmental Approvals (the "IMPROVEMENT PLANS"). Optionee shall exercise reasonable care to monitor the progress of work under the "Improvements Contracts" (as hereinafter defined), which shall require that such work be continuously performed in a good and workmanlike manner, in accordance with all applicable Improvement Plans and all applicable laws and including all work and improvements required in connection with the Governmental Approvals. Optionor shall cooperate with Optionee in connection with the design, engineering, and construction of the Improvements and shall timely execute any and all documents reasonably requested by Optionor in connection therewith (e.g., easements, etc.).

            6.2.2 Improvement Contracts. Pursuant to the Transaction Agreements, Optionor has previously sold, conveyed, granted, assigned, and transferred to Optionee a co-ownership interest in all rights and benefits in, to, and under all contracts and agreements relating to the design, engineering, and/or construction of the Improvements, as and to the extent such contracts and agreements exist as of the Effective Date (collectively, the "EXISTING IMPROVEMENT CONTRACTS"). From and after the Effective Date, Optionee is hereby authorized to solicit bids for any additional contracts or agreements necessary or desirable for the design, engineering, and/or construction of any of the Improvements. Optionee shall deliver copies of any such bids, together with Optionee's designation of the bid Optionee desires to have accepted (the "SELECTED BID"), to Optionor for its review. Within fifteen (15) days after receipt of such bids, Optionor shall notify Optionee in writing of Optionor's approval or disapproval (giving specific reasons for disapproval) of the Selected Bid. If Optionor fails to deliver a written notice of approval prior to expiration of such fifteen (15) day period, then Optionor shall be deemed to have disapproved the Selected Bid. If Optionor delivers a notice of disapproval prior to expiration of such fifteen (15) day period, or if Optionor fails to deliver a notice of approval within such fifteen (15) day period, then Optionee and Optionor shall promptly meet, which meeting may include any other appropriate parties, to attempt to resolve in good faith to Optionor's reasonable satisfaction such matters disapproved by Optionor. If Optionee and Optionor still are unable, in good faith, to resolve to Optionor's reasonable satisfaction such matters disapproved by Optionor, then such matter shall be subject to the dispute resolution provisions of Exhibit E to the Master Agreement. The Option Periods shall automatically be extended by the number of days involved in any such dispute resolution process. Optionor shall timely enter into all contracts with consultants and contractors relating to the Governmental Approvals and the Improvements and all such contracts shall be in a commercially reasonable form reasonably satisfactory to Optionee and Optionor and shall name Optionee as a third party beneficiary of such contracts. If Optionor fails and/or refuses to timely enter into any of such contracts and/or Optionor and Optionee cannot agree on the format and/or content of such contracts, then such matter(s) shall be subject to the dispute resolution provisions of Exhibit E to the Master Agreement. If, after the conclusion of the dispute resolution provisions of Exhibit E to the Master Agreement, Optionor still fails and/or refuses to timely enter into any of such contracts that Optionor is required to enter into pursuant to this Section 6.2, then Optionee shall be entitled to enter into such contracts directly, or to retain the services of a third party to enter into such contracts, and Optionee shall be entitled to pursue all remedies available at law and/or in equity.

      6.3 Costs. Optionor shall be responsible for payment of all fees, costs, and expenses of obtaining the Governmental Approvals and all fees, costs and expenses related to the construction of the Improvements. With respect to Improvements in Projects known as Renaissance and Colonial Shores (the "PARTIALLY SOLD PROJECTS"), any fees, costs and expenses hereafter incurred in connection with obtaining Governmental Approvals and/or constructing the Improvements for any Partially Sold Project, and or for repairs of Improvements constructed after the Effective Date, and/or for establishing appropriate reserves for the owners associations for the Partially Sold Projects all to the extent such items exceed the Budget of Future Costs (as defined in Exhibit "E") with respect thereto shall be allocated among all lots within such Partially Sold Projects so that Optionor shall be responsible for the per lot or unit excess amount for lots/units/homes sold and conveyed by Optionor to homebuyers prior to the Effective Date and the excess amount allocable to the Lots subject to this Agreement shall, subject to the provisions of Exhibit "F", increase the Purchase Price for such Lots. Such allocation of excess costs shall not, however, adversely affect any rights and remedies Optionee may have with respect thereto pursuant to the Master Agreement. Conversely, to the extent the Budget of Future Costs for a Partially Sold Project is, upon completion of the Improvements, determined to have exceeded the actual costs incurred after the Effective Date to obtain the Governmental Approvals for such Partially Sold Project and to complete the Improvements for such Partially Sold Project, then the excess budget amount for such Partially Sold Project shall be allocated between Optionor and Optionee so that Optionee shall be entitled to a credit against the Purchase Price for the next Lots purchased by Optionee only in the amount of such excess attributable to Lots subject to this Option Agreement and Optionor shall therefore receive its pro rata share of such savings with respect to lots/units/homes sold and conveyed by Optionor to homebuyers prior to the Effective Date. The following disbursement procedures shall apply in connection with the payment of the costs and expenses of the Governmental Approvals and the
Improvements:

            6.3.1 Disbursement Requests. Not more often than twice each month, Optionee may deliver to Optionor a disbursement request (a "DISBURSEMENT REQUEST") in an amount not greater than a sum equal to (a) the fees, costs and expenses then payable with respect to the Governmental Approvals and/or the Improvements and allocable to Lots for which a Closing has not occurred hereunder, minus (b) any fees, costs and expenses for which a Disbursement Request previously has been delivered by Optionee and satisfied by Optionor. Each Disbursement Request shall include copies of invoices, paid receipts, applications for payment, or other reasonable supporting evidence of the costs and expenses to be paid pursuant to such Disbursement Request.

            6.3.2 Payment by Optionor. Within fifteen (15) days after Optionor receives a Disbursement Request, Optionor shall pay all amounts in such Disbursement Request (a "DISBURSEMENT") and deliver to Optionee an unconditional lien waiver and release (on the appropriate form under applicable law) from each contractor, subcontractor, supplier, material provider, and other potential lien claimants involved in that portion of the Governmental Approvals and/or Improvements, as applicable, for which that Disbursement relates. Notwithstanding the cure periods provided in Section 10.1, if Optionor fails to make any Disbursement as and when required under this Agreement, Optionee shall have the right, but not the obligation, in addition to all other remedies available under this Agreement, to make such Disbursement. Any such Disbursement made by Optionee shall be immediately due and payable by Optionor to Optionee and shall accrue interest at the rate of LIBOR plus ten percent (10%) per annum from the date such amount was due and payable until such amount is paid in full. In addition, Optionee shall be entitled to offset said sums and interest against the Purchase Price payable by Optionee in connection with the next Option Closing hereunder and/or against any other sums payable by Optionee to Optionor hereunder.

      6.4 Waiver of Claims. Notwithstanding Optionee's pursuit of the Governmental Approvals and/or Optionee's acting as contract administrator in coordinating the design, engineering, and construction of the Improvements, Optionee does not and will not warrant, and shall have no liability with respect to, any claims or defects arising from or related to the

Governmental Approvals and/or the Improvements, and Optionor and/or anyone claiming by, through, or under Optionor hereby fully releases Optionee, Meritage, and the current and future officers, directors, managers, trustees, trust beneficiaries, contractors, agents and employees of Optionee and/or Meritage and of such current and future direct and indirect owners (collectively, the "OPTIONEE-RELATED PERSONS") from any and all claims that it may now have or hereafter acquire against Optionee and/or any other Optionee-Related Person for any cost, loss, liability, damage, expense, demand, action, or cause of action arising from or related to the Governmental Approvals and/or the Improvements other than those brought as a result of Optionee's gross negligence, willful misconduct, or willful, material deviation from the Improvement Plans, as modified from time-to-time. Optionor further acknowledges and agrees that this release shall be given full force and effect according to each of its expressed terms and provisions, including, but not limited to, those relating to unknown and unsuspected claims, damages, and causes of action. This waiver and release of claims shall survive each Option Closing.

      6.5 Conveyance of Common Areas to Owners Association(s). All common area tracts within the Projects known as Renaissance and Colonial Shores that have not been conveyed to the applicable owners association(s), if any, or governmental entities, if applicable, shall be conveyed by Optionor at the "Closing" as such term is defined in the Master Agreement, and Optionor shall execute, acknowledge, and cause to be recorded all such instruments required in connection therewith. No purchase price or other payments or consideration whatsoever shall be payable to Optionor with respect to the conveyance of such common area tracts to such owners association(s) and/or applicable governmental entities. Such common area tracts shall be conveyed by Optionor free and clear of all financial liens and encumbrances created or caused to be created by Optionor. Optionor shall be responsible for all expenses associated with the conveyance of such common areas/tracts to such owners association(s) and/or applicable governmental entities. For any Project other than Renaissance and Colonial Shores in which, as of the Effective Date, all common area tracts within such Project have not been conveyed to the applicable owners association(s), if any, or governmental entities, if applicable, Optionor shall, promptly upon the request of Optionee (which shall be made as and when appropriate to facilitate the development and marketing of the Projects and the operation of the owners associations for such Projects), execute, acknowledge, and cause to be recorded one or more Deeds to convey such common area tracts (other than with respect to those portions of the Moody River Project that are subject to Section 7.1.21) to any applicable owners association(s) and/or applicable governmental entities designated by Optionee to be the entity to own, manage, and operate such common areas/tracts. No purchase price or other payments or consideration whatsoever shall be payable to Optionor with respect to the conveyance of such common area tracts to such owners association(s) and/or applicable governmental entities. Such common area tracts shall be conveyed by Optionor free and clear of all financial liens and encumbrances created or caused to be created by Optionor. Optionor shall be responsible for all expenses associated with the conveyance of such common areas/tracts to such owners association(s) and/or applicable governmental entities, and such amounts shall be deemed to be costs of Improvements under Exhibit "E-1" of this Agreement.

      6.6 Use. Optionee shall, during the term of this Agreement, and subject to all local laws and regulations as set forth below, have a license to use the Option Property before its purchase thereof, and to use the common areas and/or common elements for each Project for purposes of inspection, making surveys and staking, obtaining topographical information, the installation of the Improvements and activities and the placement of trailers, temporary facilities, and parking related thereto, showing such Lots and/or any model homes related thereto to prospective purchasers of homes from Optionee and parking purposes, walkways, and temporary sales facilities related thereto, the placement of signage and billboards relating to the development of the Project and the marketing of Lots, and such other activities as otherwise are consistent with Optionee's development and marketing of the Lots. Optionee shall, at its expense, comply with all existing and future laws, codes, ordinances, orders, rules, regulations and requirements of all applicable municipal, county, state, and federal governmental authorities pertaining to the Lots. Subject to Optionor's payment requirements under Section 6.3 above, and subject to the financing Optionor is permitted to obtain pursuant to Section 4.2 above, Optionee shall keep the unpurchased Lots free and clear of all liens and encumbrances incurred by or resulting from the acts of Optionee and its agents, employees, contractors and representatives, and shall indemnify, defend and hold harmless Optionor for, from and against any such liens and encumbrances.

7.    OPTIONOR'S REPRESENTATIONS AND WARRANTIES.

      7.1 Representations and Warranties. Each of Colonial Homes, Colonial Shores and Colonial Company jointly and severally acknowledges, covenants, represents, and warrants to Optionee that the following are true in all material respects as of the Effective Date and will be true, in all material respects, as of each Option Closing, and in entering into this Agreement Optionee is, in addition to the representations and warranties contained in Article IV of the Master Agreement, relying upon the following:

            7.1.1 Due Organization and Authorization. Each of Colonial Homes, Colonial Shores and Colonial Company is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. The individual(s) executing this Agreement and the instruments, documents, and agreements referenced herein or to be executed in connection herewith on behalf of Colonial Homes, Colonial Shores and Colonial Company have the legal power, right, and actual authority to bind such entities to the terms hereof and thereof, and the execution, delivery, and performance hereof and thereof does not violate any provision of any document governing the organization and/or operation and management of such entity.

            7.1.2 Optionor's Authority; Validity of Agreements. Optionor has full right, power, and authority to sell the Option Property to Optionee as provided in this Agreement and to carry out its obligations hereunder. This Agreement is, and all other instruments, documents and agreements to be executed and delivered by Optionor in connection with this Agreement shall be, duly executed and delivered by Optionor and the valid, binding and enforceable obligations of Optionor (except as enforcement may be limited by bankruptcy, insolvency or similar laws) and do not, and as of each Option Closing will not, violate any provisions of any agreement or judicial order to which Optionor is a party or to which Optionor or the Projects is subject.

            7.1.3 Sole Owner. Optionor is the sole owner of fee simple interest to the Option Property. Except as permitted pursuant to Section 4.2 above, Optionor shall not take any action to affect title to the Option Property while this Agreement is in effect, and the sole and exclusive possession of each Lot or other portion of the Option Property purchased shall be delivered to Optionee on or before the date of the Option Closing therefor.

            7.1.4 No Third-Party Rights. Except for any matter identified in the existing Optionee's Title Policy, there are no leases, occupancy agreements, easements, licenses or other agreements that grant third-parties any possessory or usage rights to all or any part of the Option Property or the Projects. Notwithstanding the foregoing, the parties acknowledge that there is presently a farm lease affecting the Bonita 150 Project and Optionor intends to continue to have one or more farm leases in effect as to that Project during the term of this Agreement, provided, however, that all such farm leases must be able to be terminated by the Optionor upon no more than thirty (30) days notice to the tenants under such farm leases, and provided further that Optionor shall cause such farm leases to be terminated as and when required in order for Optionor to construct Improvements and deliver Lots as and when required by Optionee pursuant to this Agreement.

            7.1.5 Litigation. To Optionor's knowledge, (a) there are no actions, investigations, suits, or proceedings (other than tax appeals or protests) pending or threatened that affect the Option Property or the Projects, the ownership or operation thereof, or that question the validity or enforceability of the transaction contemplated herein or that would materially and adversely affect Optionor's ability to perform its obligations under this Agreement and
(b) there are no judgments, orders, awards or decrees currently in effect and that that have not been fully discharged prior to the Effective Date with respect to the ownership or operation of the Option Property or the Projects or that would materially and adversely affect Optionor's ability to perform its obligations under this Agreement.

            7.1.6 Zoning and Condemnation. To Optionor's knowledge and except as disclosed in the Reports delivered by Colonial to Optionee pursuant to the Master Agreement, there are no pending proceedings to alter or restrict the zoning or other use restrictions applicable to the Option Property or the Projects, or to condemn all or any portion of the Option Property or the Projects by eminent domain proceedings or otherwise.

            7.1.7 Violations of Laws and Agreements. To Optionor's knowledge, the execution, delivery and performance by Optionor of this Agreement and such other instruments and documents to be executed and delivered in connection herewith by Optionor does not, and shall not, result in any violation of, or conflict with, or constitute a default under, any provisions of any agreement of Optionor or any mortgage, deed of trust, indenture, lease, security agreement, or other instrument, covenant, obligation, or agreement to which Optionor or the Option Property or the Projects is subject, or any judgment, law, writ, decree, order, injunction, rule, ordinance or governmental regulation or requirement affecting Optionor or the Option Property or the Projects.

            7.1.8 Bankruptcy. There are no attachments, levies, executions, assignments for the benefit of creditors, receiverships, conservatorships or voluntary or involuntary proceedings in bankruptcy or any other debtor relief actions contemplated by Optionor or filed by Optionor, or to Optionor's knowledge, pending in any current judicial or administrative proceeding against Optionor.

            7.1.9 No Violations of Environmental Laws. To Optionor's knowledge, without any independent inquiry or investigation, (i) the Projects and the Option Property are not in violation, nor have there been or are currently under investigation for violation of any federal, state, regional, local or other governmental law, ordinance, regulation, order or permit relating to industrial hygiene, worker health and safety, or to the environmental conditions in, at, on or under or about the Option Property or the Projects, including, but not limited to, soil and groundwater conditions ("ENVIRONMENTAL LAWS"); (ii) the Option Property and the Projects have not been subject to a deposit of any Hazardous Substance (as defined below); (iii) neither Optionor nor any third party has used, generated, manufactured, stored or disposed in, at, on or under the Option Property or the Projects any Hazardous Substance; and (iv) there is not now in, on or under the Option Property or the Projects any underground or above ground storage tanks or surface impoundments, any asbestos containing materials or any polychlorinated biphenyls used in hydraulic oils, electrical transformers or other equipment. Optionor hereby assigns to Optionee as of the Close of Escrow all claims, counterclaims, defenses and actions, whether at common law or pursuant to any other applicable federal, state or other laws which Optionor may have against any third party or parties relating to the existence or presence of any Hazardous Substance in, at, on, under or about the Option Property or the Projects. For purpose of this Agreement, the term "HAZARDOUS SUBSTANCE" shall be deemed to include any wastes, materials, substances, pollutants and other matters regulated by Environmental Laws.

            7.1.10 No Liens. To Optionor's knowledge, there are no mechanic's or materialman's liens or similar claims or liens now asserted against the Option Property or the Projects for work performed or commenced prior to the date hereof; and Optionor shall timely satisfy and discharge any and all obligations relating to work performed on or conducted at or materials delivered to the Option Property or the Projects prior to the Option Closings therefor in order to prevent the filing of any claim or mechanic's lien with respect thereto, but Optionor shall not be responsible for any amounts due to consultants or others performing work at Optionee's request and Optionee shall timely pay all such amounts when due.

            7.1.11 No Other Commitments. Except as may be disclosed in the existing Optionee's Title Policy or in the Reports delivered by Optionor to Optionee, and except as may hereafter be made in the normal course of pursuit of Governmental Approvals, Optionor has not made any commitment or representation to any governmental authority, or any adjoining or surrounding property owner, which would in any way be binding on Optionee or would interfere with Optionee's ability to develop and improve the Option Property or the Projects as residential developments, and Optionor shall not make any such commitment or representation which would affect the Option Property or the Projects or any portion thereof prior to the Close of Escrow, without Optionee's written consent.

            7.1.12 No Default. To Optionor's knowledge, Optionor is not in default under the provisions of any deed of trust or other encumbrances, liens, or restrictions that affect the Option Property or the Projects. Optionor shall pay all amounts when due with regard to the Option Property or the Projects until the Closing therefor.

            7.1.13 Endangered Species. To Optionor's knowledge, and except as may be shown on Schedule 7.1.13, there are no endangered species or protected natural habitat, flora or fauna on the Option Property or the Projects nor are there any areas on or near the Option Property or the Projects that are designated as wetlands or otherwise subject to the United States Army Corps of Engineers' Section 404 permit requirements.

            7.1.14 Wells/Underground Tanks. To Optionor's knowledge, there are no wells, drilling holes, wellheads, or underground storage tanks located on or under the Option Property or the Projects.

            7.1.15 Landfill/Waste Disposal Site. Optionor has not used the Option Property or the Projects and, to Optionor's knowledge, neither the Option Property nor any of the Projects has ever been used as a landfill, waste disposal site, or burial site.

            7.1.16 No Other Agreements. There are no shared expense agreements, repayment agreements, reimbursement agreements, or development payback agreements that affect all or any portion of the Option Property or the Projects.

            7.1.17 No Defects or Deficiencies. No defects or deficiencies which are material (which for purposes of this Section shall mean they would, in the aggregate, cost more than $25,000.00 to remedy) exist with respect to any of the Improvements or any of the existing improvements on or with respect to the Option Property and/or the Projects.

            7.1.18 Property Materials. To Optionor's knowledge, there are no defects, deficiencies, or inaccuracies in any of the information furnished by Optionor to Optionee with respect to the Option Property and the Projects, and all information furnished by Optionor to Optionee with respect to the Option Property and the Projects is true, accurate, and complete.

            7.1.19 Covenants, Conditions and Restrictions. Optionor is currently the Declarant under all existing covenants, conditions and restrictions and condominium declarations (collectively, the "RESTRICTIONS") currently applicable to the Projects, and, as such, currently has the unilateral right to supplement, amend, and revoke the Restrictions. At the "Closing", as such term is defined in the Master Agreement, Optionor shall execute, acknowledge, and cause to be recorded an assignment to Optionee of all of the declarant's and/or developer's rights under the applicable Restrictions and all voting and other rights with respect to any property owners association governing the Projects known as Renaissance and Colonial Shores. In connection therewith, full and complete control of all applicable boards of directors and/or other governing bodies with respect to such Projects shall be transferred to Optionee, provided that so long as Optionee retains control of each such governing body, Optionee shall allow Optionor to appoint one representative to such governing body. With respect to each of the Projects other than Renaissance and Colonial Shores, Optionor shall, promptly upon the request of Optionee at any time after Optionee has acquired at least one (1) Lot in such Project, execute, acknowledge, and cause to be recorded an assignment to Optionee of all of declarant's and/or developer's rights under the existing Restrictions and all voting and other rights with respect to any property owners association governing such Project. In connection therewith, full and complete control of all applicable boards of directors and/or other governing bodies with respect to such Projects shall be transferred to Optionee, provided that so long as Optionee retains control of each such governing body, Optionee shall allow Optionor to appoint one representative to such governing body. Each assignment of Declarant's rights shall provide that the Declarant's rights with respect to a Project will be revested in Optionor in the event this Agreement is terminated prior to the purchase by Optionee of all Lots within such Project, subject, however, to a non-exclusive reservation in favor of Optionee of all Declarant's and/or developers rights necessary or convenient to Optionee's development, marketing, and sale of the Lots then owned by Optionee.

Similarly, Optionee shall transfer control of each governing body with respect to such Project in the event this Agreement is terminated prior to the purchase by Optionee of all Lots within such Project. After the Effective Date, Optionor shall not supplement, amend, or remove the Restrictions without Optionee's prior written consent. During the term of this Agreement, and subject to Optionor's approval, which shall not be unreasonably withheld, Optionee shall have the right to record declarations of covenants, conditions and restrictions and condominium declarations for those Projects that currently do not have appropriate declarations of covenants, conditions and restrictions and condominium declarations and thereupon such items shall be deemed to be Restrictions hereunder.

            7.1.20 Cooperation Re: Moody River Estate Community Development District. Optionor agrees, at its cost, to cooperate with Optionee in appointing Optionee's representatives to the governing board of the Moody River Estates Community Development District following the Closing, and to cause Optionor's employees, officers, agents and board appointees to cooperate with Optionee in the same manner. This cooperation shall include, but not be limited to, causing Optionor's appointee(s) to the governing board to resign at Optionee(s) direction; provided that Optionee shall allow Optionor to appoint one representative to such governing board.

            7.1.21 Moody Marina. At the Closing, Optionor and Optionee shall execute and cause to be recorded in the applicable Florida county an agreement in the form attached hereto as Exhibit "L" (the "MOODY MARINA AGREEMENT"). The Moody Marina Agreement, among other things, confirms Optionor's commitment to convey to the Owner's Association for the Moody River Project that area depicted as an exhibit to the Moody Marina Agreement as and when required to facilitate Optionee's development and sale of the Moody River Project and the use of such area as common areas for the benefit of residents who live in the Moody River Project. The Moody Marina Agreement further requires Optionor and Optionee to cooperate in connection with any proposed re-configuration or modifications to the property subject to the Moody Marina Agreement in connection with Optionor's proposed development of certain real property adjacent thereto, which real property is subject to the Right of First Refusal referred to in the Master Agreement. It is understood and agreed that any proposed relocation or modification to such property shall only be done if it can be accomplished without creating any liability with respect to any existing buyers of homes within the Moody River Project and provided further that the Optionor shall be responsible for any costs and expenses associated with any such proposed relocation or modifications. Notwithstanding the foregoing, it is agreed that the park contemplated to be constructed on the property which is the subject of the Moody Marina Agreement shall remain situated as currently contemplated in plans previously provided by Optionor to Optionee and by Optionor to third party homebuyers unless it is relocated and/or reconfigured in such a manner as to provide the same river front footage, the same proximity to the Moody River Project, and the same functionality and amenities. In any event, all of the property subject to the Moody River Agreement shall be conveyed to the applicable owner's association no later than two (2) years following the Effective Date.

      7.2 Limitations.

            7.2.1 Optionor's Knowledge. All representations made in this Agreement to Optionor's knowledge (or lack thereof) shall have the same meaning as Knowledge of Seller.

            7.2.2 Conflicting Information. If, following the Effective Date, Optionor becomes aware of new information, conditions, or events that result in any representation or warranty of Optionor being untrue in any material respect, then Optionor shall provide Optionee with prompt notice thereof, in which event each Lot affected thereby shall be deemed to be an Excluded Lot and Section 4.3 above shall apply, except that the cure shall be with respect to the new information, conditions, or events, rather than a title defect.

      7.3 Continuing Obligation; Survival. Prior to any termination of this Agreement, Optionor shall not take any action, fail to take any required action, or willfully allow or consent to any action by another that would cause any of Optionor's representations or warranties to become untrue. All of the representations, warranties, and agreements of Optionor set forth in this Agreement shall be true upon the Effective Date, shall be deemed to be repeated at and as of each Option Closing Date, and shall survive the delivery of each Deed and each Option Closing until the three-year anniversary of the last Option Closing hereunder.

8.    OPTIONEE'S REPRESENTATIONS AND WARRANTIES.

      8.1 Representations and Warranties. Each of Optionee and Meritage jointly and severally acknowledges, covenants, represents, and warrants to Optionor that the following are true in all material respects as of the Effective Date and will be true in all material respects as of each Option Closing, and in entering into this Agreement Optionor is relying upon the following:

      8.2 Due Organization. Each of Optionee and Meritage is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

      8.3 Optionee's Authority; Validity of Agreements. Optionee has full right, power, and authority to purchase and acquire the Lots from Optionor as provided in this Agreement and to carry out its obligations hereunder. The individual(s) executing this Agreement and the instruments referenced herein on behalf of Optionee have the legal power, right, and actual authority to bind Optionee to the terms hereof and thereof. This Agreement is, and all instruments, documents and agreements to be executed and delivered by Optionee in connection with this Agreement shall be, duly authorized, executed and delivered by Optionee and shall be valid, binding, and enforceable obligations of Optionee (except as enforcement may be limited by bankruptcy, insolvency, or similar laws) and do not, and as of each Option Closing Date will not, violate any provision of any agreement or judicial order to which Optionee is a party or to which Optionee is subject.

      8.4 Survival. All of the representations and warranties of Optionee set forth in this Agreement shall be true upon the Effective Date, shall be deemed to be repeated at and as of each Option Closing Date (except as otherwise set forth in writing to Optionor) and shall survive the delivery of each Deed and each Option Closing until the three-year anniversary of the last Option Closing hereunder.

9.    RISK OF LOSS.

      9.1 Condemnation. If, prior to any Option Closing, all or any portion of any Lot is taken by condemnation or eminent domain (or is the subject of a pending or contemplated taking which has not been consummated), Optionor shall immediately notify Optionee of such fact. In such event, each of the affected Lots shall be deemed an Excluded Lot and
Section 4.3 above shall apply, except that (a) the cure shall be with respect to the condemnation or eminent domain (or the pending or contemplated taking which has not been consummated), and (b) if such Lot no longer is deemed to be an Excluded Lot pursuant to Section 4.3, then (i) Optionee shall be deemed to have accepted such Lot subject to the taking affecting such Lot and without a reduction in the Purchase Price therefor, (ii) Optionee shall have the right to participate in the negotiation of any award for such taking, and (iii) Optionor shall assign and turn over at the Option Closing for such Lot, and Optionee shall be entitled to receive and keep, all awards for the taking that affected such Lot.

      9.2 Casualty. Prior to an Option Closing, the entire risk of loss or damage by earthquake, hurricane, tornado, flood, landslide, fire, sinkhole or other casualty with respect to the Projects shall be borne and assumed by Optionor. If, prior to the Option Closing therefor, any damage occurs to any portion of a Lot as a result of any earthquake, hurricane, tornado, flood, landslide, fire, sinkhole or other casualty, the party which discovers such casualty shall immediately notify the other party of such fact. In such event, such Lot shall be deemed an Excluded Lot and Section 4.3 above shall apply, except that (a) the cure shall be with respect to the damage, and (b) if such Lot no longer is deemed to be an Excluded Lot pursuant to Section 4.3, (i) Optionee shall be deemed to have accepted such Lot subject to the damage or destruction and without a reduction in the Purchase Price therefor, (ii) Optionee shall have the right to participate in any adjustment of the insurance claim therefor, and (iii) Optionor shall assign and turn over at the Option Closing for such Lot, and Optionee shall be entitled to receive and keep, all insurance proceeds payable with respect to such damage or destruction (which shall then be repaired or not at Optionee's option and cost).

      9.3 Pre-Plat Condemnation or Casualty of Unplatted Property. If condemnation or eminent domain proceedings or a casualty as described in Section
9.1 or 9.2 above at any time affect any part of the Unplatted Property prior to the time the Unplatted Property is subdivided into Lots, then the provisions of Sections 9.1 and/or 9.2, as applicable, shall be applied to the affected portions of the Unplatted Property, with reference to Lots therein to be deemed to refer to the proposed lots shown in the applicable Conceptual Plan.

10.   DEFAULT; REMEDIES.

      10.1 Default by Optionor. Optionor shall not be deemed to be in default under this Agreement: (a) with respect to any monetary obligation of Optionor unless the default is not cured within the greater of thirty (30) days after Optionor's receipt of notice of such default from Optionee or such longer period as is provided in specific provisions of this Agreement, or (b) with respect to any non-monetary obligation of Optionor unless the default is not cured within forty-five (45) days after Optionor's receipt of notice from Optionee or such longer period as is provided in specific provisions of this Agreement; provided that the failure to execute, acknowledge, or deliver instruments or documents on any Option Closing Date shall be subject to the notice and cure provisions of clause "(a)"; and provided further, that if such non-monetary default is capable of being cured within a reasonable period of time, but is not reasonably capable of being cured within such forty-five (45) day period, Optionor shall not be deemed in default under this Agreement so long as Optionor commences the cure within such forty-five (45) day period and thereafter diligently pursues such cure to completion within such reasonable period of time, subject, however, to Optionee's right to seek provisional or other extraordinary relief immediately if specifically provided for in this Agreement. A default by Optionor under this Agreement shall constitute a default by Optionor under the Master Agreement and each other Agreement executed pursuant thereto, and a default by Optionor under the Master Agreement and/or any other Agreement executed pursuant thereto shall constitute a default by Optionor under this Agreement which default shall not be subject to the additional cure periods set forth in this Section 10.1.

      10.2 Optionee's Remedies. Upon Optionor's default under this Agreement, and provided Optionee is not in default under this Agreement, Optionee may waive such default and proceed in accordance with the terms of this Agreement (including, without limitation, Section 1.2.3) or pursue Optionee's remedies provided for in this Agreement, including that (a) Optionee may terminate the Option by notice to Optionor and Escrow Agent, whereupon any unapplied portion of the Deposit shall be immediately returned to Optionee, and Optionor shall promptly pay to Optionee an amount equal to the sum of any unapplied Premium Credit(s), the actual fees, costs and expenses incurred by Optionee in connection with this Agreement, and any other amounts then due and owing under this Agreement, or (b) proceed with any remedies available to Optionee at law or in equity, which may, without limitation, include the bringing of an action against Optionor for specific performance and/or recovery of the Deposit, any unapplied Premium Credit(s), and any other damages suffered or incurred by Optionee as a result of Optionor's default under this Agreement. Nothing in this
Section 10 shall limit or prevent Optionee from enforcing Optionor's obligations and liabilities that survive the termination of the Option and this Agreement. In addition to the remedies provided above, if Colonial fails to pay Optionee any amount which may become payable to Optionee pursuant to this Agreement, then interest shall accrue thereon at the rate of LIBOR plus ten percent (10%) per annum until such amount is paid in full and in addition to any other remedy which Optionee may be entitled to, Optionee shall be entitled to offset such amounts against any amounts payable by Optionee pursuant to this Agreement or the Master Agreement.

      10.3 Default by Optionee. Optionee shall not be deemed to be in default under this Agreement: (a) with respect to any monetary obligation of Optionee unless the default is not cured within the greater of thirty (30) days after Optionee's receipt of notice of such default from Optionor or such longer period as is provided in the applicable provisions of this Agreement, or (b) with respect to any non-monetary obligation of Optionee unless the default is not cured within forty-five (45) days after Optionee's receipt of notice from Optionor or such longer period as is provided in the applicable provisions of this Agreement; provided that the failure to execute, acknowledge or deliver instruments or documents on either Option Closing Date shall be subject to the notice and cure provisions of the foregoing clause "(a)" and provided, further, that if such non-monetary default is capable of being cured within a reasonable period of time but is not reasonably capable of being cured within such forty-five (45) day period, Optionee shall not be deemed in default under this Agreement so long as Optionee commences the cure within such forty-five (45) day period and thereafter diligently pursues such cure to completion within such reasonable period of time, subject, however, to Optionor's right to seek provisional or other extraordinary relief immediately if specifically provided for in this Agreement.

      10.4 Optionor's Remedies. Upon Optionee's default under this Agreement, and provided Optionor is not then in default under this Agreement, Optionor may, as its sole and exclusive remedy, terminate this Agreement by notice to Optionee and Escrow Agent, whereupon the Deposit and any paid Out-of-Order Premiums shall be retained by Optionor, and Optionee shall have no right whatsoever to receive any refund of any portion of the Deposit and any paid Out-of-Order Premiums and any unapplied Premium Credits, as liquidated damages and not as a penalty, Optionee and Optionor acknowledging that it would be impractical and extremely difficult to establish the actual damages that Optionor may suffer as a result of a default by Optionee hereunder and, therefore, Optionee and Optionor agree that the sum of the Deposit, any paid Out-of-Order Premiums, and any unapplied Premium Credits has been calculated in good faith, under the circumstances existing at the time this Agreement is entered into, as a reasonable estimate of the amount of damages likely to be suffered by Optionor as a result of Optionee's default. Nothing in this Section 10 shall limit or prevent Optionor from enforcing Optionee's obligations and liabilities that survive the termination of the Option and this Agreement.

11.   BROKERS.

      Optionee and Optionor hereby represent and warrant to and agree with each other that neither Optionee nor Optionor has had, and shall not have, any dealings with any third party to whom the payment of any broker's fee, finder's fee, commission or other similar compensation ("COMMISSION") shall or may become due or payable in connection with the transaction contemplated hereby, other than as set forth in the Master Agreement (the "BROKER"). Any Commission due and payable to the Broker in connection with the transaction contemplated hereby shall be paid by Optionor as contemplated in the Master Agreement. Optionor shall indemnify, defend, protect, and hold Optionee harmless from and against any and all claims incurred by Optionee by reason of any breach or inaccuracy of the representation, warranty, and agreement of Optionor contained in this Section. Optionee shall indemnify, defend, protect, and hold Optionor harmless from and against any and all Claims incurred by Optionor by reason of any breach or inaccuracy of the representation, warranty, and agreement of Optionee contained in this Section. The provisions of this Section shall survive each Option Closing and the termination of this Agreement.

12.   MISCELLANEOUS PROVISIONS.

      12.1 Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including obtaining all necessary waivers, consents and approvals and effecting all necessary registrations and filings and submissions of information requested by governmental authorities. Each of Colonial Homes, Colonial Shores and Colonial Company agrees that it will, at any time before or after an Option Closing, execute, acknowledge and deliver any further deeds, assignments, conveyances and other assurances, documents and instruments of transfer reasonably requested by Optionee or Meritage, and will take any other action consistent with the terms of this Agreement that may reasonably be requested by Optionee or Meritage, for the purpose of conveying, assigning, transferring, granting, conveying and confirming to Optionee, or reducing to possession, any or all property to be conveyed and transferred by this Agreement. If requested by Optionee or Meritage, each of Colonial Homes, Colonial Shores, and Colonial Company further agrees to prosecute or otherwise enforce in its name for the benefit of Optionee or Meritage, any claims, rights, or benefits that are transferred to Optionee by this Agreement and that require prosecution or enforcement in its name. After each Option Closing and for a period of six months following the final acquisition of Lots by Optionee hereunder, the parties will cooperate in good faith and use commercially reasonable efforts to resolve any issues that may arise in the transition of the Colonial Business.

      12.2 Notices. All notices, consents, and other communications hereunder (a "NOTICE") will be in writing and deemed to have been duly given when (i) delivered by hand, (ii) sent by telecopier (with receipt confirmed), provided that a copy is mailed by registered mail, postage pre-paid return receipt requested or (iii) when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (postage pre-paid return receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate as to itself by Notice to the other):

      If to Optionee:   Meritage Homes Corporation
                        8501 East Princess Drive, Suite 290
                        Scottsdale, Arizona 85255
                        Phone: (480) 609-3330
                        Fax: (480) 998-9178
                        Attn: Chief Financial Officer


      and               Meritage Homes of Florida, Inc.
                        12631 West Links Dr. Unit No. 7
                        Fort Myers, Florida 33913
                        Phone: (800) 595-6133
                        Fax: (239) 561-6566
                        Attn: Anthony Persichilli


      With a copy to:   Snell & Wilmer L.L.P.
                        One Arizona Center
                        Phoenix, Arizona 85004-0001
                        Phone: (602) 382-6252
                        Fax: (602) 382-6070
                        Attn: Steven D. Pidgeon, Esq.

                        and

      With a copy to:   Greenberg Traurig, LLP
                        2375 E. Camelback Road, Suite 700
                        Phoenix, Arizona 85016
                        Phone: (602) 445-8249
                        Fax: (602) 445-8602
                        Attn: C. Timothy White, Esq.


      If to Optionor:   Colonial Homes, Inc.
                        Colonial Shores, L.L.C.
                        The Colonial Company
                        2000 Interstate Park Drive, Suite 400
                        Montgomery, Alabama 36104
                        Phone: (334) 270-6565
                        Fax: (334) 270-6599
                        Attn:  President


      With a copy to:   Sack Harris & Martin, P.C.
                        8270 Greensboro Drive, Suite 810
                        McLean, Virginia 22102
                        Phone: (703) 883-0102
                        Fax: (703) 883-0108
                        Attn: James Sack, Esq.


      To Escrow Agent:  First American Title Insurance Company
                        25400 U.S. Highway 19 North, Suite 135
                        Clearwater, FL 33763
                        Phone: (727) 797-4166
                        Fax: (727) 791-7240
                        Attn: John Wilson


      To Closing Agent: Greenberg Traurig, LLP
                        777 S. Flagler Drive, Suite 300 East
                        West Palm Beach, Florida, 33419
                        Phone: (561) 650-7900
                        Fax: (561) 655-6222
                        Attn: Michael Sabatello, Esq.


Each required copy of each Notice given hereunder shall be dispatched to the specified recipient(s) at the same time and using the same delivery method as that used for the Notice. The inability to deliver a Notice because of a changed address of which no Notice was given or an inoperative facsimile number for which no Notice was given of a substitute number, or any rejection or other refusal to accept any Notice, shall be deemed to be the receipt of the Notice as of the date of such inability to deliver or rejection or refusal to accept. Any Notice to be given by any party hereto may be given by legal counsel for such party. Telephone numbers are provided herein for convenience only and shall not alter the manner of giving Notice set forth in this Section 12.2.

      12.3 Counterparts. This Agreement may be executed in any number of counterparts, and each counterpart will constitute an original instrument, but all such separate counterparts will constitute one and the same agreement.

      12.4 Governing Law; Venue. The validity, construction, and enforceability of this Agreement will be governed in all respects by the laws of the State of Florida, without regard to its conflict of laws rules. Venue for any proceeding arising herefrom shall lie in Lee or Collier Counties, Florida.

      12.5 Assignment. This Agreement will not be assigned by operation of law or otherwise, except that Optionee or Meritage may assign all or any portion of their rights under this Agreement to (a) any wholly owned subsidiary or parent or sister entities, (b) to any landbankers with whom Optionee or Meritage enters into one or more landbanking transaction(s) with for all or part of the Option Property, (c) to any entity in which Optionee or Meritage owns 49% or more of the ownership interest therein or which Optionee or Meritage otherwise controls, or (d) to any corporation or entity with or into which Optionee may be merged or consolidated or to which Optionee transfers all or substantially all of its assets. However, no such assignment will relieve Optionee or its successor of its primary liability for all obligations of Optionee hereunder. Any assignment in violation of the provisions of this Agreement will be null and void.

      12.6 Gender and Number. The masculine, feminine or neuter pronouns used herein will be interpreted without regard to gender, and the use of the singular or plural will be deemed to include the other whenever the context so requires.

      12.7 Schedules and Exhibits. The Schedules and Exhibits referred to in this Agreement and attached to this Agreement are incorporated in this Agreement by such reference as if fully set forth in the text of this Agreement.

      12.8 Waiver of Provisions. The terms, covenants, representations, warranties, and conditions of this Agreement may be waived only by a written instrument executed by the party waiving compliance. The failure of any party at any time to require performance of any provisions hereof will, in no manner, affect the right at a later date to enforce the same. No waiver by any party of any condition, or breach of any provision, term, covenant, representation, or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, will be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation, or warranty of this Agreement.

      12.9 Costs. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties will be entitled to recover reasonable attorneys' fees, accounting fees, and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

      12.10 Amendment. This Agreement may not be amended except by an instrument in writing approved by the parties to this Agreement and signed on behalf of each of the parties hereto.

      12.11 Severability. If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Agreement will remain in full force and effect and will in no way be affected, impaired, or invalidated and the court will modify this Agreement or, in the absence thereof, the parties will negotiate in good faith to modify this Agreement to preserve each party's anticipated benefits under this Agreement.

      12.12 Binding Effect. Subject to the provisions and restrictions of
Section 12.5, the provisions of this Agreement are binding upon and will inure to the benefit of the parties and their respective successors and assigns.

      12.13 Construction. References in this Agreement to "Sections," "Articles," "Exhibits," and "Schedules" are to the Sections and Articles in, and the Exhibits and Schedules to, this Agreement, unless otherwise noted.

      12.14 Time Periods; Business Day. Except as expressly provided for in this Agreement, the time for performance of any obligation or taking any action under this Agreement will be deemed to expire at 5:00 o'clock p.m. (Dallas, Texas time) on the last day of the applicable time period provided for in this Agreement. As used herein, the term "BUSINESS DAY" shall mean a day that is not a Saturday, Sunday, or legal holiday. In the event that the date for the performance of any covenant or obligation under this Agreement shall fall on a Saturday, Sunday, or legal holiday, the date for performance thereof shall be extended to the next Business Day. Similarly, in the event that the date for the performance of any covenant or obligation under this Agreement that involves Escrow Agent shall fall on a Business Day on which Escrow Agent is closed for business to the public, the date for performance thereof shall be extended to the next Business Day on which Escrow Agent is open for business to the public.

      12.15 Headings. The headings of this Agreement are for purposes of reference only and will not limit or define the meaning of any provision of this Agreement.

      12.16 Entire Agreement. This Agreement, along with the Transaction Agreements, constitutes the entire agreement, including with respect to representations and warranties, between the parties pertaining to the subject matter contained in the Transaction Agreements. All prior and contemporaneous agreements, representations, and understandings of the parties, oral or written, are superseded by and merged in the Transaction Agreements. No supplement, modification, or amendment of the Transaction Agreements will be binding unless in writing and executed by the parties to the Transaction Agreements.

      12.17 Arbitration. Any disputes arising hereunder will be resolved pursuant to the dispute resolution provisions of Exhibit E to the Master Agreement. However, it is acknowledged and agreed that any action for specific performance of Optionor's obligations hereunder may be initiated in the counties in Florida in which the Option Property is located.

                Remainder of this page intentionally left blank.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date first written above by their respective officers thereunder duly authorized.

                              MERITAGE HOMES CORPORATION,
                              a Maryland corporation


                              ---------------------------------------------
                              By:
                                   ----------------------------------------
                              Its:
                                   ----------------------------------------


                              MERITAGE HOMES OF FLORIDA, INC.,
                              an Arizona corporation


                              ---------------------------------------------
                              By:
                                   ----------------------------------------
                              Its:
                                   ----------------------------------------


                              COLONIAL HOMES, INC.,
                              a Florida corporation


                              ---------------------------------------------
                              By:
                                   ----------------------------------------
                              Its:
                                   ----------------------------------------


                              COLONIAL SHORES, L.L.C.,
                              a Florida limited liability company


                              ---------------------------------------------
                              By:
                                   ----------------------------------------
                              Its:
                                   ----------------------------------------


                              THE COLONIAL COMPANY,
                              an Alabama corporation


                              ---------------------------------------------
                              By:
                                   ----------------------------------------
                              Its:
                                   ----------------------------------------

ESCROW AGENT:

First American Title Insurance Company, the Escrow Agent under the foregoing Option and Development Agreement, does hereby (i) accept the foregoing Option and Development Agreement as its escrow instructions and (ii) accepts employment to handle the escrow established by the Agreement in accordance with the terms set forth therein. By accepting the escrow, Escrow Agent agrees to be the designated "reporting person" under Section 6045(e) of the U.S. Internal Revenue Code with respect to the real estate transaction described in the foregoing Option and Development Agreement and to prepare, file, and deliver such information, returns, and statements as the U.S. Treasury Department may require in connection therewith, including Form 1099-B.

                                    First American Title Insurance Company


                              By:
                                   ----------------------------------------
                              Name:
                                   ----------------------------------------
                              Its:
                                   ----------------------------------------

EXHIBIT D

                            INDEMNIFICATION AGREEMENT

                            INDEMNIFICATION AGREEMENT

      This Indemnification Agreement (the "AGREEMENT"), is made as of February 9, 2005, by and among Meritage Homes Corporation, a Maryland corporation ("MERITAGE"), Meritage Homes of Florida, Inc., an Arizona corporation, ("BUYER"), Colonial Homes, Inc., a Florida corporation and its wholly-owned subsidiary Colonial Shores, L.L.C., an Arizona limited liability company (together, "COLONIAL"), and The Colonial Company, an Alabama corporation ("PARENT," and together with Colonial, the "SELLER").

                                    RECITALS

      1. As of the date hereof, Meritage, Buyer and Seller entered into a Master Transaction Agreement (the "MASTER AGREEMENT"), an Agreement of Purchase and Sale of Assets, an Agreement of Purchase and Sale of Real Property and an Option and Development Agreement pursuant to which Buyer has agreed to purchase from Colonial and Colonial has agreed to sell to Buyer the assets of the Colonial Business. Capitalized terms not otherwise defined shall have the meanings ascribed to them in the Master Agreement.

      2. As a material condition to the consummation of the Master Agreement, Seller, Buyer and Meritage are willing to enter into this Indemnification Agreement.

      In consideration of the premises, the mutual promises of the parties set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller, Buyer and Meritage, intending to be legally bound, agree as follows:

                                    AGREEMENT

      1. Indemnification of Buyer and Meritage by Seller. Subject to the limitations set forth in Section 4 of this Agreement, and without giving effect to materiality, Seller will indemnify and defend Buyer and Meritage and their direct and indirect parent companies, subsidiaries and affiliates, and their respective officers, directors, shareholders, successors and assigns, from and against any and all costs, expenses, losses, damages, fines, penalties or liabilities (including, without limitation, interest which may be imposed in connection therewith, court costs, litigation expenses, and reasonable attorneys' and accounting fees) (collectively, "LOSSES") incurred by them, directly or indirectly, with respect to, in connection with, arising from, or alleged to result from, arise out of, or be in connection with:

            A. a breach by Colonial or Parent of any representation, warranty, covenant, restriction or agreement made by Colonial or Parent and contained in the Master Agreement, any of the Transaction Agreements, the Seller's Disclosure Schedule or in any certificate or other document delivered by such parties to Buyer or Meritage thereunder;

            B. any Excluded Liabilities;

            C. any salary, bonus, profit sharing, severance, success fee, commission or similar item owed or alleged to be owed to Anthony Persichilli in connection with his employment with Colonial, Parent or any of their affiliates prior to the Closing Date or arising out of the Master Agreement and related transactions;

            D. any other claim, contingency, debt, suit, cause of action, investigation or proceeding of any kind whatsoever, including those listed on the Seller's Disclosure Schedule other than Assumed Liabilities, whether instituted or commenced prior to or after the Closing Date and which relates to or arises from the Colonial Business or the Acquired Assets on or before the Closing Date; and

            E. any Losses arising from unrecorded liens which relate to work performed on any of the Owned Real Property prior to the Closing Date, except and to the extent reflected as a liability on the Final Closing Balance Sheet.

      2. Indemnification of Seller by Buyer and Meritage. Buyer and Meritage each, jointly and severally, will indemnify and defend Seller and their direct and indirect subsidiaries and affiliates, and their respective officers, directors, shareholders, successors and assigns from and against any Losses incurred by them, directly or indirectly, with respect to, in connection with, arising from, or alleged to result from, arise out of, or be in connection with:

            A. a breach by the Buyer of any representation, warranty, covenant, restriction or agreement made by Buyer and contained in the Master Agreement or in any certificate or other document delivered by Buyer to the Seller thereunder;

            B. any Losses directly caused by Buyer's negligent actions or willful misconduct in connection with its entry onto the Owned Real Property during its inspection and diligence procedures;

            C. any Assumed Liabilities;

            D. any other claim, contingency, debt, suit, cause of action, investigation or proceeding of any kind whatsoever instituted or commenced after the Closing Date which relates to or arises from Buyer's operation of the Colonial Business after the Closing Date (except for any claims arising out of Seller's liabilities or obligations to Buyer under the Master Agreement or any of the Transaction Agreements);

            E. any Losses incurred by Colonial resulting from a breach by Meritage of Section 18 of that certain Agreement of Purchase and Sale, by and between Rockpoint/Ronto Naples, L.L.C and Colonial, dated October 22, 2004, as amended by that First Amendment to Agreement of Purchase and Sale, dated January 5, 2005 and that Second Amendment to Agreement of Purchase and Sale, dated January 11, 2005, which was assigned to Meritage pursuant to the Master Agreement; and

            F. any Losses incurred by Colonial resulting from (i) its service as Buyer's general contractor and agent pursuant to, and subject to the limitations of, Section 6.13 of the Master Agreement and (ii) its post-Closing conveyance of the Retained Condominium Parcels as contemplated by Section 2.2D of the Master Agreement (except for any claims arising out of Seller's gross negligence, willful misconduct or breach of Section 2.2D).

      3. Procedure for Indemnification.

            A. The party which is entitled to be indemnified hereunder (the "INDEMNIFIED PARTY") shall promptly give notice hereunder to the party required to indemnify (the "INDEMNIFYING

PARTY") after obtaining written notice of any claim as to which recovery may be sought against the indemnifying party because of the indemnity in Section 1 and
Section 2 hereof and, if such indemnity shall arise from the claim of a third party, shall permit the Indemnifying Party to assume the defense of any such claim and any litigation resulting from such claim, provided that, Buyer or Meritage may, in their discretion, undertake, at Seller's cost and expense, the defense of any claim for which Seller is responsible hereunder with respect to any lots, land, rights to purchase lots or land, project or subdivision within the Owned Real Property. Notwithstanding the foregoing, the right to indemnification hereunder shall not be affected by any failure of an Indemnified Party to give such notice, or delay by an Indemnified Party in giving such notice, unless, and then only to the extent that, the rights and remedies of the Indemnifying Party shall have been prejudiced as a result of the failure to give, or delay in giving, such notice. Failure by an Indemnifying Party to notify an Indemnified Party of its election to defend any such claim or action by a third party within 10 days after notice thereof shall have been given to the Indemnifying Party shall be deemed a waiver by the Indemnifying Party of its right to defend such claim or action.

            B. If the Indemnifying Party assumes the defense of such claim or litigation, the Indemnifying Party shall take all steps necessary in the defense or settlement of such claim or litigation, and will hold the Indemnified Party harmless from and against any and all damages caused by or arising out of any settlement approved by the Indemnifying Party or any judgment in connection with such claim or litigation. The Indemnifying Party shall not, in the defense of such claim or any litigation resulting therefrom, consent to entry of any judgment (other than a judgment of dismissal on the merits without costs) except with the written consent of the Indemnified Party, or enter into any settlement (except with the written consent of the Indemnified Party) which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such claim or litigation.

            C. If the Indemnifying Party does not assume the defense of any such claim by a third party or litigation after receipt of notice from the Indemnified Party to do so, the Indemnified Party may defend against such claim or litigation in such manner as it deems appropriate, and unless the Indemnifying Party shall deposit with the Indemnified Party a sum equivalent to the total amount demanded in such claim or litigation plus the Indemnified Party's estimate of the costs of defending the same, the Indemnified Party may settle such claim or litigation on such terms as it may deem appropriate and the Indemnifying Party shall promptly reimburse the Indemnified Party for the amount of such settlement and for all damages incurred by the Indemnified Party in connection with the defense against or settlement of such claim or litigation.

            D. The Indemnifying Party shall promptly reimburse the Indemnified Party for the amount of any judgment rendered with respect to any claim or litigation by a third party in such litigation and for all damage incurred by the Indemnified Party in connection with the defense against such claim or litigation, whether or not resulting from, arising out of, or incurred with respect to, the act of a third party.

            E. Anything in this Section 3 to the contrary notwithstanding, the party not primarily responsible for the defense of a claim or litigation may, with counsel of its choice and at its expense, participate in the defense of any such claim or litigation.

            F. Buyer and Meritage may at their option set-off any of Seller's indemnification obligations arising under this Agreement against the Future Land Profit component of the purchase price for the Optioned Real Property. Any such set-off will be against future lot takedowns by Buyer until such indemnification obligations are satisfied. In addition, Buyer and Seller agree that if Buyer elects to acquire substantially all of the Optioned Real Property pursuant to the Option Agreement, Buyer's final [ * ]payment of the Future Land Profit, or such lesser portion that is then otherwise payable, (the "HOLDBACK AMOUNT") will be placed into escrow at such time payment is due under the Option Agreement. The Holdback Amount will be placed into an escrow account at a bank or trust company mutually acceptable to Buyer and Colonial [ * ]. Buyer and Meritage may at their option, as a non-exclusive remedy, set-off any of Seller's indemnification obligations arising under this Agreement against the Holdback Amount. The form of the escrow agreement to be entered into is attached as EXHIBIT A to this Agreement. In addition, Buyer and Meritage may at their option, as a non-exclusive remedy, set-off any of Seller's indemnification obligations arising under Section 1E of this Agreement against any amounts payable under the Master Agreement, the Option Agreement (including but not limited to the Holdback Amount) or any of the Transaction Documents.

            G. The parties agree that if the Indemnifying Party fails to promptly reimburse the Indemnified Party for the amount of any valid indemnification claim hereunder, the Indemnifying Party shall be entitled to interest on the amount of such claim, which interest shall accrue at a rate of [
* ] per annum.

      4. Limits on Indemnity; Certain Procedures and Provisions.

            A. For purposes of the indemnification pursuant to Section 1, any qualifications relating to materiality, material adverse changes or the like will be disregarded.

            B. The parties agree that the indemnification obligation of Seller will be capped (the "INDEMNIFICATION CAP") at a total of [ * ]; provided, however, that Seller shall remain obligated to discharge all Excluded Liabilities as set forth in the following paragraph.

            Notwithstanding anything in this Agreement to the contrary, the Indemnification Cap will not apply to, and Seller remains obligated to discharge any Excluded Liabilities related to:

            (1) any Losses relating to any Housing Unit completed and sold prior to the Closing Date;

            (2) any Losses relating (i) to any housing development or other land development or real estate project completed and closed out prior to the Closing Date or (ii) to the Colonial Pointe, Indigo Lakes, Rookery Pointe and Laurel Lakes projects or
                  (iii) to the Sterling Oaks project;

            (3) any liens (other than liens relating to Assumed Liabilities) relating to the Owned Real Property or other Acquired Assets;

            (4) any Taxes (including deferred Tax liabilities) applicable to Colonial or the Colonial Business arising out of or relating to periods prior to the Closing Date or as a result of the transactions contemplated by the Master Agreement;

--------------
* Confidential information on this page has been omitted and filed separately with the Securities Exchange Commission pursuant to a Confidential Treatment Request.

            (5) any pending or threatened litigation existing on, or relating to the acts or omissions first occurring prior to, the Closing Date;

            (6) any Losses relating to fraud or intentional misstatement by Seller;

            (7) any Losses relating to a breach by Seller of the Non-Disclosure and Non-Compete Agreement;

            (8) any Losses (including future clean-up or remediation costs) relating to the presence of Arsenic on the Moody project portion of the Optioned Real Property, which presence was noted in that certain Limited Phase II Environmental Site Assessment dated March 15, 2002;

            (9)   any Losses referred to in Section 1E of this Agreement.

            C. Where a Loss relates to land development or infrastructure improvements at a project in which Colonial and Buyer each have potential liability exposure, Colonial and Buyer hereby agree that the division of liability shall be based each party's respective percentage of responsibility, except that Seller shall remain responsible for claims arising out of activities carried on prior to the Closing Date that Buyer may continue to carry on after the Closing Date until known or discovered and after a reasonable curative period. Buyer and Seller shall negotiate in good faith to implement the provisions of this Section 4C where necessary. If Buyer and Seller are unable to agree on a division of liability, the parties agree to settle the dispute pursuant to the arbitration procedures set forth in Section 5 of this Agreement. The parties acknowledge that except with respect to Losses related to Housing Units closed after the Closing, Buyer shall have no responsibility for any projects completed and closed out prior to the Closing Date or the Rookery Pointe, Laurel Lakes, Colonial Pointe, Indigo Lakes or Eagle Cove at Sterling Oaks projects, which responsibility is expressly retained by Seller pursuant to
Section 2.4B(2) of the Master Agreement.

      5. Arbitration. Any dispute, controversy or claim, whether contractual or non-contractual, between Meritage and Buyer on the one hand and Seller on the other hand arising directly or indirectly out of or connected with the Master Agreement, relating to the breach or alleged breach of any representation, warranty, agreement or covenant under the Transaction Agreements, or otherwise relating to the indemnification obligations set forth under this Agreement, unless mutually settled by the parties, shall be resolved in accordance with the dispute resolution procedures attached as EXHIBIT E to the Master Agreement, incorporated herein by this reference.

      6. Notices. All notices, consents and other communications hereunder shall be in writing and deemed to have been duly given when (i) delivered by hand,
(ii) sent by telecopier (with receipt confirmed), provided that a copy is mailed by registered mail, postage pre-paid return receipt requested or (iii) when received by the addressee, if sent by Express Mail, Federal Express, or other express delivery service (postage pre-paid return receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate as to itself by notice to the other):

                         If to Buyer:     Meritage Homes Corporation

                                          8501 East Princess Drive,
                                          Suite 290
                                          Scottsdale, Arizona 85255
                                          Phone: (480) 609-3330
                                          Fax: (480) 998-9178
                                          Attn: Chief Financial Officer

                                          and

                                          2745 North Dallas Parkway
                                          Suite 600
                                          Plano, Texas 75093
                                          Phone: (972) 543-8100
                                          Fax: (972) 543-8201
                                          Attn:  John R. Landon

                         With a copy to:  Snell & Wilmer L.L.P.
                                          One Arizona Center
                                          Phoenix, Arizona 85004-0001
                                          Phone: (602) 382-6252
                                          Fax: (602) 382-6070
                                          Attn: Steven D. Pidgeon, Esq.

                         If to Seller:    The Colonial Company
                                          2000 Interstate Park Drive
                                          Suite 400
                                          Montgomery, Alabama 36104
                                          Phone: (334) 270-6565
                                          Fax: (334) 270-6599
                                          Attn:  P.L. McLeod, Jr.

                         With a copy to:  Sack Harris & Martin, P.C.
                                          8270 Greensboro Drive, Suite 810
                                          McLean, Virginia 22102
                                          Phone: (703) 883-0102
                                          Fax: (703) 883-0108
                                          Attn: James Sack, Esq.

      7. Enforcement of Rights. Buyer's and Meritage's rights under, and the remedies to enforce, this Agreement are joint and several as to the Seller. Buyer and Meritage are completely free to enforce any or all of their rights under this Agreement against either Colonial or Parent with or without the concurrence or joinder of any other party. Further, nothing in this Agreement will preclude Buyer or Meritage from seeking injunctive or other equitable relief to enforce any covenant not to compete, confidentiality provision or other breach, including without limitation, the right to seek specific performance under the Master Agreement or the Non-Disclosure and Non-Compete Agreement.

      8. Assignment. This Agreement will not be assigned by operation of law or otherwise, except that Buyer or Meritage may assign all or any portion of its rights under this Agreement to any wholly owned subsidiary or parent or sister entity, but no such assignment will relieve Buyer or its successor of its primary liability for all obligations of Buyer hereunder, and except that this Agreement may be assigned by operation of law to any corporation or entity with or into which Buyer may be merged or consolidated or to which Buyer transfers all or substantially all of its assets, and such corporation or entity assumes this Agreement and all obligations and undertakings of Buyer hereunder. Any assignment in violation of the provisions of this Agreement will be null and void.

      9. Construction. Captions and References in this Agreement to "Sections," "Exhibits," and "Schedules" are to the Sections and Articles in, and the Exhibits and Schedules to, this Agreement, unless otherwise noted.

      10. Gender and Number. The masculine, feminine or neuter pronouns used herein will be interpreted without regard to gender, and the use of the singular or plural will be deemed to include the other whenever the context so requires.

      11. Entire Agreement. This Agreement along with the Transaction Agreements constitute the entire agreement, including with respect to representations and warranties, between the parties pertaining to the subject matter contained in the Transaction Agreements. All prior and contemporaneous agreements, representations and understandings of the parties, oral or written, are superseded by and merged in the Transaction Agreements. No supplement, modification or amendment of the Transaction Agreements will be binding unless in writing and executed by the parties to the Transaction Agreements.

      12. Counterparts. This Agreement may be executed in any number of counterparts, and each counterpart will constitute an original instrument, but all such separate counterparts will constitute one and the same agreement.

      13. Governing Law; Venue. The validity, construction and enforceability of this Agreement will be governed in all respects by the laws of the State of Florida, without regard to its conflict of laws rules. Venue for any proceeding arising herefrom shall lie in Collier or Lee Counties, Florida.

      14. Waiver of Provisions. The terms, covenants, representations, warranties and conditions of the Agreements may be waived only by a written instrument executed by the party waiving compliance. The failure of any party at any time to require performance of any provisions hereof will, in no manner, affect the right at a later date to enforce the same. No waiver by any party of any condition, or breach of any provision, term, covenant, representation or warranty contained in the Transaction Agreements, whether by conduct or otherwise, in any one or more instances, will be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty of the Transaction Agreements.

      15. Costs. If any legal action or any arbitration or other proceeding is brought for the enforcement of the Transaction Agreements, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of the Transaction Agreements, the successful or prevailing party or parties will be entitled to recover reasonable attorneys' fees, accounting fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

      16. Amendment. This Agreement may not be amended except by an instrument in writing approved by the parties to this Agreement and signed on behalf of each of the parties hereto.

      17. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect and will in no way be affected, impaired or invalidated and the court will modify this Agreement or, in the absence thereof, the parties will negotiate in good faith to modify this Agreement to preserve each party's anticipated benefits under this Agreement.

      18. Binding Effect. Subject to the provisions and restrictions of Section 8, the provisions of this Agreement are binding upon and will inure to the benefit of the parties and their respective heirs, personal representatives, successors and assigns.

      19. Headings. The headings of this Agreement are for purposes of reference only and will not limit or define the meaning of any provision of this Agreement.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date first written above by their respective officers thereunder duly authorized.

                                    MERITAGE HOMES CORPORATION,
                                    a Maryland corporation

                                    ____________________________________________
                                    By: John R. Landon
                                    Its: Co-Chairman and Chief Executive Officer

                                    MERITAGE HOMES OF FLORIDA, INC.,
                                    an Arizona corporation

                                    ____________________________________________
                                    By: John R. Landon
                                    Its: Chairman and CEO

                                    COLONIAL HOMES, INC.,
                                    a Florida corporation

                                    ____________________________________________
                                    By:
                                    Its:

                                    COLONIAL SHORES, L.L.C.,
                                    a Florida limited liability company

                                    By: Colonial Homes, Inc.
                                    Its: Sole Member and Manager

                                               _________________________________
                                               By:
                                               Its:

                                    THE COLONIAL COMPANY,
                                    an Alabama corporation

                                    ____________________________________________
                                    By:
                                    Its:

                  [SIGNATURE PAGE TO INDEMNIFICATION AGREEMENT]

                                    EXHIBIT A

                            FORM OF ESCROW AGREEMENT

EXHIBIT E

                          DISPUTE RESOLUTION PROCEDURES

      All claims, disputes and other matters in controversy (herein called "DISPUTE") arising directly or indirectly out of or related to the Agreement, or the breach thereof, whether contractual or noncontractual, and whether during the term or after the termination of such Agreement, will be resolved exclusively according to the procedures set forth in this EXHIBIT E.

      1. Negotiation. The parties will attempt to settle disputes arising out of or relating to the Agreement or the breach thereof by a meeting of two designated representatives of each party within five days after a request by either of the parties to the other party asking for the same.

      2. Mediation. If such dispute cannot be settled at such meeting either party within five (5) days of such meeting may give a written notice (a "DISPUTE NOTICE") to the other party setting forth the nature of the dispute. The parties will attempt in good faith to resolve the dispute by mediation in Dallas, Texas under the Commercial Mediation Rules of the American Arbitration Association ("AAA") in effect on the date of the Dispute Notice. The parties will select a person who will act as the mediator under this Paragraph 2 within 60 days of the date of the Agreement. If the dispute has not been resolved by mediation as provided above within thirty (30) days after delivery of the Dispute Notice, then the dispute will be determined by arbitration in accordance with the provisions of Paragraph 3 hereof.

      3. Arbitration. Any dispute that is not settled through mediation as provided in Paragraph B above will be resolved by arbitration in Tampa, Florida, governed by the Federal Arbitration Act, 9 U.S.C. Section 1 et seq., and administered by the AAA under its Commercial Arbitration Rules in effect on the date of the Dispute Notice, as modified by the provisions of this Section C, by a single arbitrator. The arbitrator selected, in order to be eligible to serve, will be a lawyer with at least 15 years experience specializing in business matters. In the event the parties cannot agree on a mutually acceptable single arbitrator from the list submitted by the AAA, the AAA will appoint the arbitrator who will meet the foregoing criteria. The arbitrator will base the award on applicable law and judicial precedent and, unless both parties agree otherwise, will include in such award the findings of fact and conclusions of law upon which the award is based. Judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

      Notwithstanding the foregoing or anything in the Transaction Agreements to the contrary:

            A. Upon the application by either party to a court for an order confirming, modifying or vacating the award, the court will have the power to review whether, as a matter of law based on the findings of fact determined by the arbitrator, the award should be confirmed, modified or vacated in order to correct any errors of law made by the arbitrator. In order to effectuate such judicial review limited to issues of law, the parties agree (and will stipulate to the court) that the findings of fact made by the arbitrator will be final and binding on the parties and will serve as the facts to be submitted to and relied on by the court in determining the extent to which the award should be confirmed, modified or vacated; and

            B. Either party will have the right to apply to any court for an order to specifically enforce their rights under the Agreement and the other Transaction Agreements, including but not limited to a party's obligation to close the transaction and the confidentiality provisions contained in the Agreement.

      4. Costs and Attorneys' Fees. If either party fails to proceed with mediation or arbitration as provided herein or unsuccessfully seeks to stay such mediation or arbitration, or fails to comply with any arbitration award, or is unsuccessful in vacating or modifying the award pursuant to a petition or application for judicial review, the other party will be entitled to be awarded costs, including reasonable attorneys' fees, paid or incurred by such other party in successfully compelling such arbitration or defending against the attempt to stay, vacate or modify such arbitration award and/or successfully defending or enforcing the award.

      5. Tolling of Statute of Limitations. All applicable statutes of limitations and defenses based upon the passage of time will be tolled while the procedures specified in this EXHIBIT E are pending. The parties will take such action, if any, required to effectuate such tolling.

EXHIBIT F

                        PERSICHILLI EMPLOYMENT AGREEMENT

EXHIBIT G

                    NON-DISCLOSURE AND NON-COMPETE AGREEMENT

                    NON-DISCLOSURE AND NON-COMPETE AGREEMENT

      This Agreement (the "AGREEMENT"), is made as of February 9, 2005, by and among Meritage Homes Corporation, a Maryland corporation ("MERITAGE"), Meritage Homes of Florida, Inc., an Arizona corporation ("BUYER"), Colonial Homes, Inc., a Florida corporation and its wholly-owned subsidiary Colonial Shores, L.L.C., a Florida limited liability company (together, "COLONIAL") and The Colonial Company, an Alabama corporation ("PARENT," and together with Colonial, the "SELLER").

                                    RECITALS

      1. Seller owns and operates the Colonial Business.

      2. The assets of the Colonial Business will be acquired by Buyer pursuant to a certain Master Transaction Agreement dated as of February 9, 2005 (the "MASTER AGREEMENT"). Capitalized terms not otherwise defined shall have the meanings ascribed to them in the Master Agreement.

      3. To induce Buyer and Meritage to enter into the Master Agreement, the Seller has agreed to execute this Agreement.

      4. For purposes of Sections 1 and 2 hereof, "MERITAGE" means all joint ventures (50% or more owned directly or indirectly), subsidiaries and parent companies of Meritage (whether corporate, partnership or in other form).

      In consideration of the premises, the mutual promises and covenants of the parties set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller, intending to be legally bound, agrees as follows:

                                    AGREEMENT

      1. Noncompetition. For the period beginning on the Closing Date and ending on the [ * ] (the "RESTRICTION PERIOD"), Colonial and Parent, and their subsidiaries, affiliates, officers, directors, employees, agents and family members will not, directly or indirectly, either as a joint venturer, partner, member, shareholder, owner, lender, director, advisor or consultant or in any similar capacity, engage in any homebuilding, home sales, land development, lot development or any other business related to the sale or development of owned residential housing (including low rise (three floors or less) condominiums) in [ * ] (a "COMPETING BUSINESS"). The restrictions set forth in this Section 1 shall not apply to Seller's activities relating to [ * ]

-----------------
* Confidential information on this page has been omitted and filed separately with the Securities Exchange Commission pursuant to a Confidential Treatment Request.

       2. Right of First Refusal Provisions. In the event that Seller engages in other residential land and lot development, it must first offer the lots or other real property to Buyer or Meritage at least 10 business days prior to any offer to a third party. If Buyer or Meritage determines to purchase the property, Seller will negotiate a sale to Buyer or Meritage in good faith. If no such sale is then consummated, then Seller may pursue a sale with a third party. If the terms of such third-party sale are different than the offer made to Buyer or Meritage, Buyer or Meritage will have the right of first refusal to purchase the lots within three business days of notice of the proposed sale to such a third party. This notice must contain the specific terms and conditions thereof and the proposed buyer. If Buyer or Meritage does not respond to the right of first offer within 10 days or the right of first refusal within three days, Buyer and Meritage will be deemed to have waived the applicable right. Buyer or Meritage can substitute cash for any non-cash consideration (at the fair market value thereof). This right will arise again if the third party offer is modified or amended.

       3. Nonsolicitation. During the Restriction Period, neither Colonial or Parent or their subsidiaries or affiliates will recruit, hire or discuss employment with any person who is, or within the one year period preceding the date of such activity was, an employee of Meritage or solicit any customer or supplier of Meritage or otherwise attempt to induce any such customer or supplier to discontinue its relationship with Meritage. Notwithstanding the previous sentence, (i) Colonial and Parent may utilize any subcontractor or supplier of Meritage in connection with any activities permitted by Section 1 of this Agreement, provided that such use does not disrupt Buyer's operations and
(ii) Seller may (x) engage Scott Clark as a consultant in connection with Seller's development of the Moody Marina project and (y) consult with Scott Clark on a limited basis for a period not to exceed 90 days with respect to matters exclusively involving Seller's post-Closing obligations under the Master Agreement and Option Agreement.

       4. Protection of Information. Seller recognizes and acknowledges that Meritage's trade secrets and all other confidential and proprietary information of a business, financial or other nature, including without limitation, proprietary information of Meritage, as it exists from time to time (collectively, "CONFIDENTIAL INFORMATION"), are valuable and unique assets of Meritage and therefore agrees that, during the Restriction Period, it will not, and will use its best efforts to ensure that its directors, officers, employees, advisers, agents and consultants do not, disclose any Confidential Information concerning Meritage, to any person, firm, corporation, partnership, limited liability company, association or other entity, for any reason whatsoever, unless previously authorized in writing to do so by Meritage. It is understood that Confidential Information shall not include any information that is or becomes generally available to the public other than as a result of an unauthorized disclosure by Seller, that is disclosed by Seller in accordance with the terms of a prior written consent of Meritage, or that is owned jointly with Meritage. It is understood that Confidential Information includes information pertaining to the Colonial Business which was acquired by Buyer pursuant to the Master Agreement. For the purpose of enforcing this provision, Meritage may resort to any remedy available to it under the law.

       5. Severability. In the event that a court of competent jurisdiction determines that the Restriction Period is unenforceable, the Restriction Period shall mean [ * ]. Additionally, if

-------------------------
* Confidential information on this page has been omitted and filed separately with the Securities Exchange Commission pursuant to a Confidential Treatment Request.

any other provision of this Agreement is held to be illegal, invalid or unenforceable under any applicable law, then such provision will be deemed to be modified to the minimum extent necessary to render it legal, valid and enforceable, and if no such modification will render it legal, valid and enforceable, then this Agreement will be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties will be construed and enforced accordingly.

       6. Waiver. The waiver by either party of a breach of any provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent breach.

       7. Injunctive Relief. Seller acknowledges and agrees that Meritage would be irreparably harmed by any violation of Seller's obligations under Sections 1 through 4 hereof and that, in addition to all other rights or remedies available at law or in equity, Meritage will be entitled to injunctive and other equitable relief to prevent or enjoin any such violation. The prevailing party in any litigation hereunder agrees to pay any and all reasonable costs and expenses, including attorneys' fees, incurred by the other party.

       8. Assignment by Meritage or Buyer. Nothing in this Agreement shall preclude Meritage from consolidating or merging into or with, or transferring or assigning all or substantially all of their assets to, another corporation or entity that assumes this Agreement and all obligations and undertakings hereunder. Upon such consolidation, merger or transfer of assets and assumption, the term "Meritage" as used herein shall mean such other corporation or entity, as appropriate, and this Agreement shall continue in full force and effect.

       9. Entire Agreement. This Agreement embodies the complete agreement of the parties hereto with respect to the subject matter hereof and supersedes any prior written, or prior or contemporaneous oral, understandings or agreements between the parties that may have related in any way to the subject matter hereof. This Agreement may be amended only in writing executed by Meritage and Seller.

       10. Governing Law; Venue. This Agreement and all questions relating to its validity, interpretation, performance and enforcement, shall be governed by and construed in accordance with the internal laws, and not the law of conflicts, of the State of Florida. Venue for any proceeding arising herefrom shall lie in Collier or Lee Counties, Florida.

       11. Arbitration. Any disputes arising hereunder will be resolved pursuant to the dispute resolution provisions of EXHIBIT E to the Master Agreement.

       12. Notice. Any notice required or permitted under this Agreement must be in writing and will be deemed to have been given when delivered personally or by overnight courier service or three days after being sent by mail, postage prepaid, at the address indicated below or to such changed address as such person may subsequently give such notice of:

If to Buyer:                       Meritage Homes Corporation

                                   8501 East Princess Drive,
                                   Suite 290
                                   Scottsdale, Arizona 85255
                                   Phone: (480) 609-3330
                                   Fax: (480) 998-9178
                                   Attn: Chief Financial Officer

                                   and

                                   2745 North Dallas Parkway
                                   Suite 600
                                   Plano, Texas 75093
                                   Phone: (972) 543-8100
                                   Fax: (972) 543-8201
                                   Attn:  John R. Landon

With a copy to:                    Snell & Wilmer L.L.P.
                                   One Arizona Center
                                   Phoenix, Arizona 85004-0001
                                   Phone: (602) 382-6252
                                   Fax: (602) 382-6070
                                   Attn: Steven D. Pidgeon, Esq.

If to Seller:                      The Colonial Company
                                   2000 Interstate Park Drive
                                   Suite 400
                                   Montgomery, Alabama 36104
                                   Phone: (334) 270-6565
                                   Fax: (334) 270-6599
                                   Attn:  P.L. McLeod, Jr.

With a copy to:                    Sack Harris & Martin, P.C.
                                   8270 Greensboro Drive, Suite 810
                                   McLean, Virginia 22102
                                   Phone: (703) 883-0102
                                   Fax: (703) 883-0108
                                   Attn: James Sack, Esq.

       IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date first written above by their respective officers thereunder duly authorized.

                                   MERITAGE HOMES CORPORATION,
                                   a Maryland corporation

                                   __________________________________________
                                   By:   John R. Landon
                                   Its:  Co-Chairman and Chief Executive Officer

                                   MERITAGE HOMES OF FLORIDA, INC.,
                                   an Arizona corporation

                                   __________________________________________
                                   By:   John R. Landon
                                   Its: Chairman and CEO

                                   COLONIAL HOMES, INC.,
                                   a Florida corporation

                                   __________________________________________
                                   By:
                                   Its:

                                   COLONIAL SHORES, L.L.C.,
                                   a Florida limited liability company

                                   By:   Colonial Homes, Inc.
                                   Its:   Sole Member and Manager

                                        _____________________________________
                                        By:
                                        Its:

                                   THE COLONIAL COMPANY,
                                   an Alabama corporation

                                   __________________________________________
                                   By:
                                   Its:

          [SIGNATURE PAGE TO NON-DISCLOSURE AND NON-COMPETE AGREEMENT]

EXHIBIT H

                             STATUTORY WARRANTY DEED

[NOTE: MUST USE SEPARATE DEEDS FOR COLLIER AND LEE COUNTIES FOR RECORDING PURPOSES]

This instrument prepared by and to returned to:
Michael J. Sabatello, Esquire
Greenberg Traurig, P.A.
777 South Flagler Drive, Suite 300 East
West Palm Beach, FL 33401

Tax Folio Identification Numbers: _______________
Social Security/Taxpayer I.D. no. of Grantee: _________________

                             STATUTORY WARRANTY DEED

       THIS STATUTORY WARRANTY DEED is made and executed this day of February, 2005, by Colonial Homes, Inc., a Florida corporation, whose mailing address is 2000 Interstate Park Drive, Suite 400, Montgomery, Alabama 36104 (the "Grantor"), to Meritage Homes of Florida, Inc., an Arizona corporation authorized to transact business in Florida (the "Grantee"), whose mailing address is 8501 East Princess Drive, Suite 290, Scottsdale, Arizona 85255.

       That Grantor, for and in consideration of the sum of Ten and No/100 Dollars ($10.00), to Grantor in hand paid by Grantee, the receipt whereof is hereby acknowledged, has granted, bargained and sold to Grantee and Grantee's successors and assigns forever, the following described land (the "Property") located in [Lee/Collier] County, Florida:

       SEE EXHIBIT "A" ATTACHED HERETO AND MADE PART HEREOF

       Together with all improvements thereon and all tenements, hereditaments, easements and appurtenances belonging thereto or in any way appertaining to the Property.

       Subject, however, to zoning restrictions and prohibitions imposed by governmental authority; the restrictions, easements, covenants and other matters set forth in Exhibit "B" attached hereto and made a part hereof, without reimposing same; and, taxes and assessments for 2004 and subsequent years.

       And Grantor does hereby fully warrant the title to said Property, and will defend the same against the lawful claims of all person whomsoever.

       IN WITNESS WHEREOF, Grantor has caused this Statutory Warranty Deed to be executed as of the day and year first written above.

WITNESSES:                                    GRANTOR:

                                              Colonial Homes, Inc., a Florida
(1)______________________________             corporation
Signature

_________________________________             By:_____________________________
Printed Name                                  Name:___________________________

(2)______________________________             Its:  President
Signature

_________________________________             (seal)
Printed Name

STATE OF FLORIDA                 )
                                 ) ss:
COUNTY OF________________________)

       The foregoing instrument was acknowledged before me this day of February, 2005, by ____________________, as _____________ of Colonial Homes, Inc., a
Florida corporation, on behalf of the __________________, who is personally known to me or produced a __________ drivers license for identification.

                                 Notary:______________________________________
         [NOTARIAL SEAL]         Print Name:__________________________________
                                 Notary Public, State of Texas
                                 My commission expires:_______________________

              [ ] Personally Known OR [ ] Produced Identification
            Type of Identification Produced _________________________

                                   EXHIBIT "A"

                                LEGAL DESCRIPTION

                                   EXHIBIT "B"

                      RESTRICTIONS, EASEMENTS AND COVENANTS

                               AFFIDAVIT OF OWNER

STATE OF FLORIDA           )
                           ) ss:
COUNTY OF__________________)

       BEFORE ME, the undersigned authority, personally appeared ______________ (the "AFFIANT"), who being first duly sworn upon oath by me, deposes and says that:

       A. Affiant is the ________ of Colonial Homes, Inc., a Florida corporation (the "CORPORATION").

       B. The Corporation is the fee simple owner of that certain real property situate in [Lee/Collier] County, Florida and being more particularly described as follows (the "PROPERTY"):

       SEE EXHIBIT "A" ATTACHED HERETO AND MADE A PART HEREOF.

       C. Affiant makes this affidavit on behalf of the Corporation in order to induce First American Title Insurance Company and its Agent, Greenberg Traurig, P.A. (collectively, the "TITLE INSURER"), to insure the title of the Property, and this Affidavit is to be relied upon only by the Title Insurer and Meritage Homes of Florida, Inc., the buyer ("BUYER") of the Property.

       D. There are no outstanding contracts, either oral or written, for the furnishing of any labor, materials or services to the Property or to the improvements on the Property, except those for which full payment has been made.

       E. There have been no improvements made upon the Property within the past ninety (90) days for which there remain any outstanding and unpaid bills for labor, materials or supplies for which a lien or liens might be claimed by anyone.

       F. The Corporation has been in possession of said property since the time of vesting of title to said property in the Corporation; there are no parties who have any interest or right to claim an interest in the Property or possession to the Property other than the Corporation.

       G. The Property is free and clear of all liens (including mechanic's, materialman's or laborer's liens), taxes, encumbrances, claims, demands and judgments, except for the lien of real estate taxes for the year 2004 and subsequent years, and except for other matters described in the Title Insurer's Commitment (the "COMMITMENT").

       H. There are no outstanding unrecorded easements, contracts for sale, agreements for deed, deeds, liens or mortgages affecting the Property or any portion thereof.

       I. There are no outstanding pending assessments against the Property by any governmental agency or authority, nor any unpaid assessments or unpaid service charges outstanding for gas, water, garbage or sewerage services with respect to the Property.

       J. There are no federal or state tax claims, liens or penalties assessed against the Corporation, and there are no judgments against the Corporation unsatisfied of record in the courts of any state or of the United States of America.

       K. No proceedings in bankruptcy have ever been brought by or against the Corporation, nor has the Corporation, made any assignment for the benefit of creditors at any time, nor is there now in effect any assignment of rents of the Property or any part thereof.

       L. There has been no change in title to the Property from and after the effective date of the Commitment to insure the Property which could adversely affect the interest to be insured under the Commitment.

       M. There are no matters pending against the Corporation or the Property that could give rise to a lien that would attach to the Property between the effective date of the Commitment and the actual date of recordation of the documents for the pending transaction.

       N. The Corporation shall not effectuate the execution of any instrument or take any action that would adversely affect the interest to be insured under the Commitment.

       O. The Corporation shall indemnify and hold the Title Insurer and Buyer harmless of and from all loss, cost, damage and expense of every kind, including attorney's fees, which the Buyer and/or the Title Insurer shall or may suffer or become liable for because of their reliance on the statements made in this affidavit or because of any change in the title to the Property as aforesaid, except for liens relating to the notice of commencement listed on the title commitment.

       FURTHER AFFIANT SAYETH NOT.

                                              __________________________________

STATE OF FLORIDA           )
                           ) ss:
COUNTY OF__________________)

       The foregoing instrument was sworn to and subscribed before me this day of February, 2005, by ____________________, as _____________ of Colonial Homes,
Inc., a Florida corporation, on behalf of the __________________, who is personally known to me or produced a _____________ drivers license for identification.

                                 Notary:______________________________________
         [NOTARIAL SEAL]         Print Name:__________________________________
                                 Notary Public, State of Texas
                                 My commission expires:_______________________

              [ ] Personally Known OR [ ] Produced Identification
            Type of Identification Produced _________________________

                                   EXHIBIT "A"

                                LEGAL DESCRIPTION

EXHIBIT I

                      BILL OF SALE AND ASSIGNMENT AGREEMENT

                      BILL OF SALE AND ASSIGNMENT AGREEMENT

       KNOW ALL MEN BY THESE PRESENTS, that Colonial Homes, Inc., a Florida corporation and Colonial Shores, L.L.C., a Florida limited liability company (together, the "SELLER") do hereby sell, convey, transfer, assign and set over unto Meritage Homes of Florida, Inc., an Arizona corporation ("BUYER"), and its successors and assigns, all of Seller's rights, title, and interest in and to the Acquired Assets as that term is defined in that certain Master Transaction Agreement by and among Meritage Homes Corporation, a Maryland corporation ("MERITAGE"), Buyer, Seller and The Colonial Company, an Alabama corporation, dated February 9, 2005 ("MASTER AGREEMENT"). Capitalized terms used herein and not otherwise defined will have the same meaning as set forth in the Master Agreement.

       As provided in the Master Agreement, Seller represents, warrants and covenants that it is the lawful owner of the Acquired Assets, free from all liens, claims and encumbrances except as provided in the Master Agreement and the schedules thereto. Seller will warrant and defend the same to Meritage and Buyer and their successors and assigns in accordance with the terms and provisions of the Master Agreement and the Indemnification Agreement.

       Seller hereby constitutes and appoints Buyer, its successors and assigns, the true and lawful attorneys of Seller, with full power of substitution, for Seller and in its name and stead or otherwise, by and on behalf and for the benefit of Buyer, its successors and assigns, to demand and receive from time to time any and all of the Acquired Assets and to give receipts and releases for or in respect of the same and any part thereof, and from time to time to institute and prosecute in the name of Seller or otherwise, but at the expense and for the benefit of Meritage and Buyer, their successors and assigns, unless otherwise provided in the Master Agreement or agreements delivered thereunder, any and all proceedings at law, in equity, or otherwise which Meritage or Buyer, their successors and assigns, may deem proper in order to collect, assert, or enforce any claim, right, or title of any kind in or to the Acquired Assets and to defend or compromise any and all actions, suits, or proceedings in respect of any of the Acquired Assets and to do all such acts and things in relation thereto as Buyer, its successors or assigns, deem desirable. Seller hereby declares that the appointment made and the powers hereby granted are coupled with an interest and are and will be irrevocable by Seller in any manner or for any reason.

       Seller covenants with Meritage and Buyer that it will do, execute, and deliver or cause to be done, executed, and delivered all such further acts, documents, or things, including without limitation, transfers, assignments, conveyances, powers of attorney, and assurances for better assuring, conveying, and confirming unto Meritage and Buyer, their successors and assigns, all and singular, the entire right, title, and interest of Seller throughout the world in, to, and under the Acquired Assets as Meritage and Buyer, their successors and assigns, reasonably require.

       This Bill of Sale and Assumption Agreement will inure to the benefit of, and will bind Seller and Buyer and their respective successors and assigns.

       IN WITNESS WHEREOF, the undersigned parties have executed this Bill of Sale and Assignment Agreement to be effective as of the of February, 2005.

                                            COLONIAL HOMES, INC.,
                                            a Florida corporation

                                            _______________________________
                                            By:
                                            Its:

                                            COLONIAL SHORES, L.L.C.,
                                            a Florida limited liability company

                                            By:   Colonial Homes, Inc.
                                            Its:  Sole Member and Manager

                                                 ____________________________
                                                 By:
                                                 Its:

            [SIGNATURE PAGE TO BILL OF SALE AND ASSIGNMENT AGREEMENT]

EXHIBIT J

                                LICENSE AGREEMENT

                           TRADEMARK LICENSE AGREEMENT

       This Trademark License Agreement (the "AGREEMENT") is entered into as of February 9, 2005, by and among Meritage Homes Corporation, a Maryland corporation, Meritage Homes of Florida, Inc., an Arizona corporation (together, "BUYER"), Colonial Homes, Inc., a Florida corporation ("COLONIAL") and The Colonial Company, an Alabama corporation ("PARENT" and together with Colonial, "SELLER").

                                    RECITALS

       1. The parties are contemporaneously entering into that certain Master Transaction Agreement (the "MASTER AGREEMENT") pursuant to which Buyer is acquiring the homebuilding assets of Colonial. All capitalized terms contained herein but are not otherwise defined will have the meaning described in the Master Agreement.

       2. Seller owns certain trademark rights in the Colonial Homes brand and related assets.

       3. As contemplated by the Master Agreement, Seller will grant to Buyer the right and license to use the Colonial Homes trademark in connection with Buyer's ongoing homebuilding business.

       In consideration of the premises and mutual covenants set forth herein, Seller and Buyer hereby agree as follows:

                                    AGREEMENT

       1. Grant of License. Seller hereby grants to Buyer the exclusive right and license to use the mark "Colonial Homes" and any other similar name or mark (including the name "Colonial" alone or in conjunction with other names to identify subdivisions or product lines), provided that the use of such names is related to homebuilding or home sales products (including single family homes, condominiums and townhomes) or activities (the "COLONIAL TRADEMARKS"). The trademark license shall be subject to the following terms and conditions:

              (a) The trademark license shall be perpetual to the extent permissible under the trademark laws. In particular, the temporal term of the trademark license shall extend perpetually unless terminated as set forth in
Section 5 of this Agreement.

              (b) The trademark license shall be irrevocable. That is, the parties agree that even though Colonial, Parent or any of their affiliates may have legal, equitable or contractual rights vis-a-vis Buyer pertaining to the transactions contemplated by the Master Agreement, Seller may not terminate, rescind or otherwise interfere with the trademark license granted herein.

              (c) Subject to Section 2, the trademark license granted herein shall be sole and exclusive, such that only Buyer may use the Colonial Trademarks in connection with homebuilding (including single family homes, condominiums and townhomes) and related goods and services within the territorial scope set forth in Section 1(d), and that Seller may not hereafter use the Colonial Trademarks within the territorial scope set forth in Section 1(d) below, and Seller shall not take or refrain from taking any action with respect to any third party, including the granting of any license rights, which would interfere with or be inconsistent with the trademark licenses granted herein.

              (d) The territorial scope of the trademark license granted herein shall be the State of Florida, except for the Florida Panhandle (the Florida Panhandle being as defined in the Master Agreement as the counties of Bay, Calhoun, Escambia, Franklin, Gadsden, Gulf, Holmes, Jackson, Jefferson, Leon, Liberty, Okaloosa, Santa Rosa, Wakulla, Walton and Washington).

       2. Right to Use. Notwithstanding the foregoing, Parent retains the right to use the Colonial Trademarks subject to the following:

              (a) that Parent shall be permitted to use such Colonial Trademarks, if any, as it has actually used them in the ordinary course of its homebuilding operations in the Florida Panhandle;

              (b) that Parent shall be permitted to use such Colonial Trademarks outside the State of Florida;

              (c) that Parent shall be permitted to use such Colonial Trademarks within the State of Florida for non-residential building operations;

              (d) that Parent will maintain a high standard of quality with respect to all goods and services relating to its use of the Colonial Trademarks; and

              (e) that Parent shall take reasonable measures to allow Buyer to monitor and confirm that Parent continues to maintain high quality standards for any goods and services delivered under the Colonial Trademarks.

       3.     Quality Control.

              (a) Without limiting the generality of the foregoing, if Buyer determines there has been a material diminishment of the Colonial Trademarks, upon written request from Buyer, Parent agrees to provide Buyer with a written summary of its quality control processes or, alternatively, Parent shall permit Buyer or Buyer's designee to conduct an audit of Parent's quality procedures relating to Parent's use of the Colonial Trademarks, or such other means as may be reasonably requested by Buyer from time to time to permit Buyer to monitor the quality of goods and services produced by Parent under any of the Colonial Trademarks. If as a result of such audit, Buyer identifies a material diminishment of the Colonial Trademarks or inadequate quality procedures, which result from actions (or lack of action) on the part of Colonial or Parent, Colonial and Parent agree to take remedial measures (at their cost) to cure the identified issues.

              (b) In a similar fashion, upon written request from Seller, Buyer shall provide written summaries to Parent or allow Parent to conduct a quality assurance audit of Buyer's quality procedures with respect to the Colonial Trademarks. If as a result of such audit, Colonial or Parent identifies a material diminishment of the Colonial Trademarks or inadequate quality procedures, which result from actions (or lack of action) on the part Buyer, Buyer agrees to take remedial measures (at its cost) to cure the identified issues.

       4. Goodwill. Except for the rights and associated goodwill granted to Buyer hereunder, all goodwill occasioned by the use of the Colonial Trademarks by either party shall inure to the benefit of Seller as the owner of the Colonial Trademarks.

       5. Termination. Notwithstanding the perpetual and irrevocable nature of the trademark license granted herein, the parties agree that the trademark license shall terminate in the event Buyer ceases to use any of the Colonial Trademarks for a period of three (3) consecutive years, and if such abandonment can be established by Parent with reasonable certainty. The parties agree that Buyer's use of the Colonial Trademarks as part of a subdivision or housing line (which shall include single family homes, condominiums or townhomes) constitutes use for purposes of this Section 5.

       6.     Additional Agreements.

              (a) The parties have assessed their respective businesses as they will be conducted under this Agreement, and in view of all of the facts and circumstances the parties have concluded that the arrangement contemplated by this Agreement is not likely to give rise to customer confusion with respect to any of the Colonial Trademarks. Nevertheless, if circumstances should subsequently suggest that confusion is or may be likely with respect to the parties' respective use of the Colonial Trademarks, Seller agrees to take whatever steps may be reasonably necessary, including but not limited to modifying, changing or ceasing its use of the Colonial Trademarks, to avoid any such likelihood of confusion to the reasonable satisfaction of Buyer, in a reasonably expedited manner and upon a written request from Buyer to do so.

              (b) Parent shall take all other steps which are reasonable and appropriate under the circumstances to mitigate any likelihood of confusion resulting from Parent's permitted use of the Colonial Trademarks as set forth above.

              (c) All rights and obligations set forth herein shall extend to the successors and assigns of the respective parties.

              (d) No other rights of any kind or nature shall be retained by Seller or otherwise implied under this Agreement.

       7. Assignment. Buyer has the right to sublicensee, assign, transfer or covey, in whole or in part, any of the rights granted hereunder as may be appropriate, in Buyer's sole discretion, in the conduct of its ongoing business.

       8. Right to Bring Action. As the exclusive licensee under the Colonial Trademarks, Buyer shall have the right to bring any legal action, including but not limited to trademark infringement, against any third party and as such may step into the shoes of Parent or Seller as though Buyer were the owner of such trademarks for purposes of such enforcement actions, any money damages or other remedies which may accrue subsequent to the effective date of this Agreement shall inure to the benefit of Buyer, such rights and remedies which shall inure to the benefit of Parent. The decision to bring or refrain from bringing any such enforcement actions shall be at the sole discretion of Buyer. Seller agrees to provide reasonable cooperation, including evidence, testimony, and the like, to assist Buyer in connection with such enforcement actions.

       9. Representations and Warranties. The representations and warranties contained in Section 4.19 of the Master Agreement are incorporated herein by reference.

       10. Notices. All notices, consents, and other communications hereunder will be in writing and deemed to have been duly given when (i) delivered by hand, (ii) sent by telecopier (with receipt confirmed), provided that a copy is mailed by registered mail, postage pre-paid return receipt requested or (iii) when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (postage pre-paid return receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate as to itself by notice to the other):

                  If to Buyer:              Meritage Homes Corporation

                                            8501 East Princess Drive,
                                            Suite 290
                                            Scottsdale, Arizona 85255
                                            Phone: (480) 609-3330
                                            Fax: (480) 998-9178
                                            Attn: Chief Financial Officer

                                            and

                                            2745 North Dallas Parkway
                                            Suite 600
                                            Plano, Texas 75093
                                            Phone: (972) 543-8100
                                            Fax: (972) 543-8201
                                            Attn:  John R. Landon

                  With a copy to:           Snell & Wilmer L.L.P.
                                            One Arizona Center
                                            Phoenix, Arizona 85004-0001
                                            Phone: (602) 382-6252
                                            Fax: (602) 382-6070
                                            Attn: Steven D. Pidgeon, Esq.

                  If to Seller:             The Colonial Company
                                            2000 Interstate Park Drive
                                            Suite 400
                                            Montgomery, Alabama 36104
                                            Phone: (334) 270-6565
                                            Fax: (334) 270-6599
                                            Attn:  P.L. McLeod, Jr.

                  With a copy to:           Sack Harris & Martin, P.C.
                                            8270 Greensboro Drive, Suite 810
                                            McLean, Virginia 22102
                                            Phone: (703) 883-0102
                                            Fax: (703) 883-0108
                                            Attn: James Sack, Esq.

       11. Counterparts. This Agreement may be executed in any number of counterparts, and each counterpart will constitute an original instrument, but all such separate counterparts will constitute one and the same agreement.

       12. Gender and Number. The masculine, feminine or neuter pronouns used herein will be interpreted without regard to gender, and the use of the singular or plural will be deemed to include the other whenever the context so requires.

       13. Waiver of Provisions. The terms, covenants, representations, warranties and conditions of this Agreement may be waived only by a written instrument executed by the party waiving compliance. The failure of any party at any time to require performance of any provisions hereof will, in no manner, affect the right at a later date to enforce the same. No waiver by any party of any condition, or breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, will be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

       14. Costs. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties will be entitled to recover reasonable attorneys' fees, accounting fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

       15. Amendment. This Agreement may not be amended except by an instrument in writing approved by the parties to this Agreement and signed on behalf of each of the parties hereto.

       16. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect and will in no way be affected, impaired or invalidated and the court will modify this Agreement or, in the absence thereof, the parties will negotiate in good faith to modify this Agreement to preserve each party's anticipated benefits under this Agreement.

       17. Headings. The headings of this Agreement are for purposes of reference only and will not limit or define the meaning of any provision of this Agreement.

       18. Entire Agreement. This Agreement along with the Transaction Agreements constitute the entire agreement, including with respect to representations and warranties, between the parties pertaining to the subject matter contained in the Transaction Agreements. All prior and contemporaneous agreements, representations and understandings of the parties, oral or written, are superseded by and merged in the Transaction Agreements. No supplement, modification or amendment of the Transaction Agreements will be binding unless in writing and executed by the parties to the Transaction Agreements.

       19. Arbitration. Any disputes arising hereunder will be resolved pursuant to the dispute resolution provisions of EXHIBIT E to the Master Agreement.

       IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date first written above by their respective officers thereunder duly authorized.

                                            MERITAGE HOMES CORPORATION,
                                            a Maryland corporation

                                            ________________________________
                                            By:   John R. Landon
                                            Its:  Co-Chief Executive Officer

                                            MERITAGE HOMES OF FLORIDA, INC.,
                                            an Arizona corporation

                                            ________________________________
                                            By:   John R. Landon
                                            Its:  Chairman and CEO

                                            COLONIAL HOMES, INC.,
                                            a Florida corporation

                                            ________________________________
                                            By:
                                            Its:

                                            THE COLONIAL COMPANY,
                                            an Alabama corporation

                                            ________________________________
                                            By:
                                            Its:

                      [SIGNATURE PAGE TO LICENSE AGREEMENT]

EXHIBIT K

                             ASSOCIATION DISCLOSURE
                                   MOODY RIVER

IF THE DISCLOSURE SUMMARY REQUIRED BY SECTION 720.401, FLORIDA STATUTES, HAS NOT BEEN PROVIDED TO THE PROSPECTIVE PURCHASER BEFORE EXECUTING THIS CONTRACT FOR SALE, THIS CONTRACT IS VOIDABLE BY BUYER BY DELIVERING TO SELLER OR SELLER'S AGENT OR REPRESENTATIVE WRITTEN NOTICE OF THE BUYER'S INTENTION TO CANCEL WITHIN 3 DAYS AFTER RECEIPT OF THE DISCLOSURE SUMMARY OR PRIOR TO CLOSING, WHICHEVER OCCURS FIRST. ANY PURPORTED WAIVER OF THIS VOIDABILITY RIGHT HAS NO EFFECT. BUYER'S RIGHT TO VOID THIS CONTRACT SHALL TERMINATE AT CLOSING.

DISCLOSURE SUMMARY FOR THE COMMUNITY. The following disclosure summaries have been presented to Buyer prior to the execution of the Contract and are incorporated herein:

       1. AS A PURCHASER OF PROPERTY IN THIS COMMUNITY, YOU WILL BE OBLIGATED TO BE A MEMBER OF A HOMEOWNERS' ASSOCIATION.

       2. THERE HAVE BEEN OR WILL BE RECORDED RESTRICTIVE COVENANTS GOVERNING THE USE AND OCCUPANCY OF PROPERTIES IN THE COMMUNITY.

       3. YOU WILL BE OBLIGATED TO PAY ASSESSMENTS TO THE ASSOCIATION. ASSESSMENTS MAY BE SUBJECT TO PERIODIC CHANGE. IF APPLICABLE, THE CURRENT AMOUNT IS $ _______ PER _______. YOU WILL ALSO BE OBLIGATED TO PAY ANY SPECIAL ASSESSMENTS IMPOSED BY THE ASSOCIATION. SUCH SPECIAL ASSESSMENTS MAY BE SUBJECT TO CHANGE. IF APPLICABLE, THE CURRENT AMOUNT IS $_NONE_ PER _____.

       4. YOU MAY BE OBLIGATED TO PAY SPECIAL ASSESSMENTS TO THE RESPECTIVE MUNICIPALITY, COUNTY, OR SPECIAL DISTRICT. ALL ASSESSMENTS ARE SUBJECT TO PERIODIC CHANGE.

       5. YOUR FAILURE TO PAY SPECIAL ASSESSMENTS OR ASSESSMENTS LEVIED BY A MANDATORY HOMEOWNERS' ASSOCIATION COULD RESULT IN A LIEN ON YOUR PROPERTY.

       6. THERE MAY BE AN OBLIGATION TO PAY RENT OR LAND USE FEES FOR RECREATIONAL OR OTHER COMMONLY USED FACILITIES AS AN OBLIGATION OF MEMBERSHIP IN THE HOMEOWNERS' ASSOCIATION. IF APPLICABLE, THE CURRENT AMOUNT IS $_____NONE___ PER _____.

       7. THE DEVELOPER MAY HAVE THE RIGHT TO AMEND THE RESTRICTIVE COVENANTS WITHOUT THE APPROVAL OF THE ASSOCIATION MEMBERSHIP OR THE APPROVAL OF THE PARCEL OWNERS.

       8. THE STATEMENTS CONTAINED IN THIS DISCLOSURE FORM ARE ONLY SUMMARY IN NATURE, AND, AS A PROSPECTIVE PURCHASER, YOU SHOULD REFER TO THE COVENANTS AND THE ASSOCIATION GOVERNING DOCUMENTS BEFORE PURCHASING PROPERTY.

       9. THESE DOCUMENTS ARE EITHER MATTERS OF PUBLIC RECORD AND CAN BE OBTAINED FROM THE RECORD OFFICE IN THE COUNTY WHERE THE PROPERTY IS LOCATED, OR ARE NOT RECORDED AND CAN BE OBTAINED FROM THE DEVELOPER.

       AS A PROSPECTIVE PURCHASER, YOU SHOULD NOT EXECUTE THIS CONTRACT UNTIL YOU HAVE RECEIVED AND READ THE DISCLOSURE SUMMARY PRINTED ABOVE AND REQUIRED BY
SECTION 720.401, FLORIDA STATUTES.

                             ASSOCIATION DISCLOSURE
                                 ROOKERY POINTE

IF THE DISCLOSURE SUMMARY REQUIRED BY SECTION 720.401, FLORIDA STATUTES, HAS NOT BEEN PROVIDED TO THE PROSPECTIVE PURCHASER BEFORE EXECUTING THIS CONTRACT FOR SALE, THIS CONTRACT IS VOIDABLE BY BUYER BY DELIVERING TO SELLER OR SELLER'S AGENT OR REPRESENTATIVE WRITTEN NOTICE OF THE BUYER'S INTENTION TO CANCEL WITHIN 3 DAYS AFTER RECEIPT OF THE DISCLOSURE SUMMARY OR PRIOR TO CLOSING, WHICHEVER OCCURS FIRST. ANY PURPORTED WAIVER OF THIS VOIDABILITY RIGHT HAS NO EFFECT. BUYER'S RIGHT TO VOID THIS CONTRACT SHALL TERMINATE AT CLOSING.

DISCLOSURE SUMMARY FOR THE COMMUNITY. The following disclosure summaries have been presented to Buyer prior to the execution of the Contract and are incorporated herein:

       1. AS A PURCHASER OF PROPERTY IN THIS COMMUNITY, YOU WILL BE OBLIGATED TO BE A MEMBER OF A HOMEOWNERS' ASSOCIATION.

       2. THERE HAVE BEEN OR WILL BE RECORDED RESTRICTIVE COVENANTS GOVERNING THE USE AND OCCUPANCY OF PROPERTIES IN THE COMMUNITY.

       3. YOU WILL BE OBLIGATED TO PAY ASSESSMENTS TO THE ASSOCIATION. ASSESSMENTS MAY BE SUBJECT TO PERIODIC CHANGE. IF APPLICABLE, THE CURRENT AMOUNT IS $ _______ PER _______. YOU WILL ALSO BE OBLIGATED TO PAY ANY SPECIAL ASSESSMENTS IMPOSED BY THE ASSOCIATION. SUCH SPECIAL ASSESSMENTS MAY BE SUBJECT TO CHANGE. IF APPLICABLE, THE CURRENT AMOUNT IS $_NONE_ PER _____.

       4. YOU MAY BE OBLIGATED TO PAY SPECIAL ASSESSMENTS TO THE RESPECTIVE MUNICIPALITY, COUNTY, OR SPECIAL DISTRICT. ALL ASSESSMENTS ARE SUBJECT TO PERIODIC CHANGE.

       5. YOUR FAILURE TO PAY SPECIAL ASSESSMENTS OR ASSESSMENTS LEVIED BY A MANDATORY HOMEOWNERS' ASSOCIATION COULD RESULT IN A LIEN ON YOUR PROPERTY.

       6. THERE MAY BE AN OBLIGATION TO PAY RENT OR LAND USE FEES FOR RECREATIONAL OR OTHER COMMONLY USED FACILITIES AS AN OBLIGATION OF MEMBERSHIP IN THE HOMEOWNERS' ASSOCIATION. IF APPLICABLE, THE CURRENT AMOUNT IS $_____NONE___ PER _____.

       7. THE DEVELOPER MAY HAVE THE RIGHT TO AMEND THE RESTRICTIVE COVENANTS WITHOUT THE APPROVAL OF THE ASSOCIATION MEMBERSHIP OR THE APPROVAL OF THE PARCEL OWNERS.

       8. THE STATEMENTS CONTAINED IN THIS DISCLOSURE FORM ARE ONLY SUMMARY IN NATURE, AND, AS A PROSPECTIVE PURCHASER, YOU SHOULD REFER TO THE COVENANTS AND THE ASSOCIATION GOVERNING DOCUMENTS BEFORE PURCHASING PROPERTY.

       9. THESE DOCUMENTS ARE EITHER MATTERS OF PUBLIC RECORD AND CAN BE OBTAINED FROM THE RECORD OFFICE IN THE COUNTY WHERE THE PROPERTY IS LOCATED, OR ARE NOT RECORDED AND CAN BE OBTAINED FROM THE DEVELOPER.

       AS A PROSPECTIVE PURCHASER, YOU SHOULD NOT EXECUTE THIS CONTRACT UNTIL YOU HAVE RECEIVED AND READ THE DISCLOSURE SUMMARY PRINTED ABOVE AND REQUIRED BY
SECTION 720.401, FLORIDA STATUTES.

                             ASSOCIATION DISCLOSURE
                                 COLONIAL SHORES

IF THE DISCLOSURE SUMMARY REQUIRED BY SECTION 720.401, FLORIDA STATUTES, HAS NOT BEEN PROVIDED TO THE PROSPECTIVE PURCHASER BEFORE EXECUTING THIS CONTRACT FOR SALE, THIS CONTRACT IS VOIDABLE BY BUYER BY DELIVERING TO SELLER OR SELLER'S AGENT OR REPRESENTATIVE WRITTEN NOTICE OF THE BUYER'S INTENTION TO CANCEL WITHIN 3 DAYS AFTER RECEIPT OF THE DISCLOSURE SUMMARY OR PRIOR TO CLOSING, WHICHEVER OCCURS FIRST. ANY PURPORTED WAIVER OF THIS VOIDABILITY RIGHT HAS NO EFFECT. BUYER'S RIGHT TO VOID THIS CONTRACT SHALL TERMINATE AT CLOSING.

DISCLOSURE SUMMARY FOR THE COMMUNITY. The following disclosure summaries have been presented to Buyer prior to the execution of the Contract and are incorporated herein:

       1. AS A PURCHASER OF PROPERTY IN THIS COMMUNITY, YOU WILL BE OBLIGATED TO BE A MEMBER OF A HOMEOWNERS' ASSOCIATION.

       2. THERE HAVE BEEN OR WILL BE RECORDED RESTRICTIVE COVENANTS GOVERNING THE USE AND OCCUPANCY OF PROPERTIES IN THE COMMUNITY.

       3. YOU WILL BE OBLIGATED TO PAY ASSESSMENTS TO THE ASSOCIATION. ASSESSMENTS MAY BE SUBJECT TO PERIODIC CHANGE. IF APPLICABLE, THE CURRENT AMOUNT IS $ _______ PER _______. YOU WILL ALSO BE OBLIGATED TO PAY ANY SPECIAL ASSESSMENTS IMPOSED BY THE ASSOCIATION. SUCH SPECIAL ASSESSMENTS MAY BE SUBJECT TO CHANGE. IF APPLICABLE, THE CURRENT AMOUNT IS $_NONE_ PER _____.

       4. YOU MAY BE OBLIGATED TO PAY SPECIAL ASSESSMENTS TO THE RESPECTIVE MUNICIPALITY, COUNTY, OR SPECIAL DISTRICT. ALL ASSESSMENTS ARE SUBJECT TO PERIODIC CHANGE.

       5. YOUR FAILURE TO PAY SPECIAL ASSESSMENTS OR ASSESSMENTS LEVIED BY A MANDATORY HOMEOWNERS' ASSOCIATION COULD RESULT IN A LIEN ON YOUR PROPERTY.

       6. THERE MAY BE AN OBLIGATION TO PAY RENT OR LAND USE FEES FOR RECREATIONAL OR OTHER COMMONLY USED FACILITIES AS AN OBLIGATION OF MEMBERSHIP IN THE HOMEOWNERS' ASSOCIATION. IF APPLICABLE, THE CURRENT AMOUNT IS $_____NONE___ PER _____.

       7. THE DEVELOPER MAY HAVE THE RIGHT TO AMEND THE RESTRICTIVE COVENANTS WITHOUT THE APPROVAL OF THE ASSOCIATION MEMBERSHIP OR THE APPROVAL OF THE PARCEL OWNERS.

       8. THE STATEMENTS CONTAINED IN THIS DISCLOSURE FORM ARE ONLY SUMMARY IN NATURE, AND, AS A PROSPECTIVE PURCHASER, YOU SHOULD REFER TO THE COVENANTS AND THE ASSOCIATION GOVERNING DOCUMENTS BEFORE PURCHASING PROPERTY.

       9. THESE DOCUMENTS ARE EITHER MATTERS OF PUBLIC RECORD AND CAN BE OBTAINED FROM THE RECORD OFFICE IN THE COUNTY WHERE THE PROPERTY IS LOCATED, OR ARE NOT RECORDED AND CAN BE OBTAINED FROM THE DEVELOPER.

       AS A PROSPECTIVE PURCHASER, YOU SHOULD NOT EXECUTE THIS CONTRACT UNTIL YOU HAVE RECEIVED AND READ THE DISCLOSURE SUMMARY PRINTED ABOVE AND REQUIRED BY
SECTION 720.401, FLORIDA STATUTES.

                             ASSOCIATION DISCLOSURE
                                  LAUREL LAKES

IF THE DISCLOSURE SUMMARY REQUIRED BY SECTION 720.401, FLORIDA STATUTES, HAS NOT BEEN PROVIDED TO THE PROSPECTIVE PURCHASER BEFORE EXECUTING THIS CONTRACT FOR SALE, THIS CONTRACT IS VOIDABLE BY BUYER BY DELIVERING TO SELLER OR SELLER'S AGENT OR REPRESENTATIVE WRITTEN NOTICE OF THE BUYER'S INTENTION TO CANCEL WITHIN 3 DAYS AFTER RECEIPT OF THE DISCLOSURE SUMMARY OR PRIOR TO CLOSING, WHICHEVER OCCURS FIRST. ANY PURPORTED WAIVER OF THIS VOIDABILITY RIGHT HAS NO EFFECT. BUYER'S RIGHT TO VOID THIS CONTRACT SHALL TERMINATE AT CLOSING.

DISCLOSURE SUMMARY FOR THE COMMUNITY. The following disclosure summaries have been presented to Buyer prior to the execution of the Contract and are incorporated herein:

       1. AS A PURCHASER OF PROPERTY IN THIS COMMUNITY, YOU WILL BE OBLIGATED TO BE A MEMBER OF A HOMEOWNERS' ASSOCIATION.

       2. THERE HAVE BEEN OR WILL BE RECORDED RESTRICTIVE COVENANTS GOVERNING THE USE AND OCCUPANCY OF PROPERTIES IN THE COMMUNITY.

       3. YOU WILL BE OBLIGATED TO PAY ASSESSMENTS TO THE ASSOCIATION. ASSESSMENTS MAY BE SUBJECT TO PERIODIC CHANGE. IF APPLICABLE, THE CURRENT AMOUNT IS $ _______ PER _______. YOU WILL ALSO BE OBLIGATED TO PAY ANY SPECIAL ASSESSMENTS IMPOSED BY THE ASSOCIATION. SUCH SPECIAL ASSESSMENTS MAY BE SUBJECT TO CHANGE. IF APPLICABLE, THE CURRENT AMOUNT IS $_NONE_ PER _____.

       4. YOU MAY BE OBLIGATED TO PAY SPECIAL ASSESSMENTS TO THE RESPECTIVE MUNICIPALITY, COUNTY, OR SPECIAL DISTRICT. ALL ASSESSMENTS ARE SUBJECT TO PERIODIC CHANGE.

       5. YOUR FAILURE TO PAY SPECIAL ASSESSMENTS OR ASSESSMENTS LEVIED BY A MANDATORY HOMEOWNERS' ASSOCIATION COULD RESULT IN A LIEN ON YOUR PROPERTY.

       6. THERE MAY BE AN OBLIGATION TO PAY RENT OR LAND USE FEES FOR RECREATIONAL OR OTHER COMMONLY USED FACILITIES AS AN OBLIGATION OF MEMBERSHIP IN THE HOMEOWNERS' ASSOCIATION. IF APPLICABLE, THE CURRENT AMOUNT IS $_____NONE___ PER _____.

       7. THE DEVELOPER MAY HAVE THE RIGHT TO AMEND THE RESTRICTIVE COVENANTS WITHOUT THE APPROVAL OF THE ASSOCIATION MEMBERSHIP OR THE APPROVAL OF THE PARCEL OWNERS.

       8. THE STATEMENTS CONTAINED IN THIS DISCLOSURE FORM ARE ONLY SUMMARY IN NATURE, AND, AS A PROSPECTIVE PURCHASER, YOU SHOULD REFER TO THE COVENANTS AND THE ASSOCIATION GOVERNING DOCUMENTS BEFORE PURCHASING PROPERTY.

       9. THESE DOCUMENTS ARE EITHER MATTERS OF PUBLIC RECORD AND CAN BE OBTAINED FROM THE RECORD OFFICE IN THE COUNTY WHERE THE PROPERTY IS LOCATED, OR ARE NOT RECORDED AND CAN BE OBTAINED FROM THE DEVELOPER.

       AS A PROSPECTIVE PURCHASER, YOU SHOULD NOT EXECUTE THIS CONTRACT UNTIL YOU HAVE RECEIVED AND READ THE DISCLOSURE SUMMARY PRINTED ABOVE AND REQUIRED BY
SECTION 720.401, FLORIDA STATUTES.

                             ASSOCIATION DISCLOSURE
                              TRIANA AT RENAISSANCE

IF THE DISCLOSURE SUMMARY REQUIRED BY SECTION 720.401, FLORIDA STATUTES, HAS NOT BEEN PROVIDED TO THE PROSPECTIVE PURCHASER BEFORE EXECUTING THIS CONTRACT FOR SALE, THIS CONTRACT IS VOIDABLE BY BUYER BY DELIVERING TO SELLER OR SELLER'S AGENT OR REPRESENTATIVE WRITTEN NOTICE OF THE BUYER'S INTENTION TO CANCEL WITHIN 3 DAYS AFTER RECEIPT OF THE DISCLOSURE SUMMARY OR PRIOR TO CLOSING, WHICHEVER OCCURS FIRST. ANY PURPORTED WAIVER OF THIS VOIDABILITY RIGHT HAS NO EFFECT. BUYER'S RIGHT TO VOID THIS CONTRACT SHALL TERMINATE AT CLOSING.

DISCLOSURE SUMMARY FOR THE COMMUNITY. The following disclosure summaries have been presented to Buyer prior to the execution of the Contract and are incorporated herein:

       1. AS A PURCHASER OF PROPERTY IN THIS COMMUNITY, YOU WILL BE OBLIGATED TO BE A MEMBER OF A HOMEOWNERS' ASSOCIATION.

       2. THERE HAVE BEEN OR WILL BE RECORDED RESTRICTIVE COVENANTS GOVERNING THE USE AND OCCUPANCY OF PROPERTIES IN THE COMMUNITY.

       3. YOU WILL BE OBLIGATED TO PAY ASSESSMENTS TO THE ASSOCIATION. ASSESSMENTS MAY BE SUBJECT TO PERIODIC CHANGE. IF APPLICABLE, THE CURRENT AMOUNT IS $ _______ PER _______. YOU WILL ALSO BE OBLIGATED TO PAY ANY SPECIAL ASSESSMENTS IMPOSED BY THE ASSOCIATION. SUCH SPECIAL ASSESSMENTS MAY BE SUBJECT TO CHANGE. IF APPLICABLE, THE CURRENT AMOUNT IS $_NONE_ PER _____.

       4. YOU MAY BE OBLIGATED TO PAY SPECIAL ASSESSMENTS TO THE RESPECTIVE MUNICIPALITY, COUNTY, OR SPECIAL DISTRICT. ALL ASSESSMENTS ARE SUBJECT TO PERIODIC CHANGE.

       5. YOUR FAILURE TO PAY SPECIAL ASSESSMENTS OR ASSESSMENTS LEVIED BY A MANDATORY HOMEOWNERS' ASSOCIATION COULD RESULT IN A LIEN ON YOUR PROPERTY.

       6. THERE MAY BE AN OBLIGATION TO PAY RENT OR LAND USE FEES FOR RECREATIONAL OR OTHER COMMONLY USED FACILITIES AS AN OBLIGATION OF MEMBERSHIP IN THE HOMEOWNERS' ASSOCIATION. IF APPLICABLE, THE CURRENT AMOUNT IS $_____NONE___ PER _____.

       7. THE DEVELOPER MAY HAVE THE RIGHT TO AMEND THE RESTRICTIVE COVENANTS WITHOUT THE APPROVAL OF THE ASSOCIATION MEMBERSHIP OR THE APPROVAL OF THE PARCEL OWNERS.

       8. THE STATEMENTS CONTAINED IN THIS DISCLOSURE FORM ARE ONLY SUMMARY IN NATURE, AND, AS A PROSPECTIVE PURCHASER, YOU SHOULD REFER TO THE COVENANTS AND THE ASSOCIATION GOVERNING DOCUMENTS BEFORE PURCHASING PROPERTY.

       9. THESE DOCUMENTS ARE EITHER MATTERS OF PUBLIC RECORD AND CAN BE OBTAINED FROM THE RECORD OFFICE IN THE COUNTY WHERE THE PROPERTY IS LOCATED, OR ARE NOT RECORDED AND CAN BE OBTAINED FROM THE DEVELOPER.

       AS A PROSPECTIVE PURCHASER, YOU SHOULD NOT EXECUTE THIS CONTRACT UNTIL YOU HAVE RECEIVED AND READ THE DISCLOSURE SUMMARY PRINTED ABOVE AND REQUIRED BY
SECTION 720.401, FLORIDA STATUTES.

                             ASSOCIATION DISCLOSURE
                                 COLONIAL POINTE

IF THE DISCLOSURE SUMMARY REQUIRED BY SECTION 720.401, FLORIDA STATUTES, HAS NOT BEEN PROVIDED TO THE PROSPECTIVE PURCHASER BEFORE EXECUTING THIS CONTRACT FOR SALE, THIS CONTRACT IS VOIDABLE BY BUYER BY DELIVERING TO SELLER OR SELLER'S AGENT OR REPRESENTATIVE WRITTEN NOTICE OF THE BUYER'S INTENTION TO CANCEL WITHIN 3 DAYS AFTER RECEIPT OF THE DISCLOSURE SUMMARY OR PRIOR TO CLOSING, WHICHEVER OCCURS FIRST. ANY PURPORTED WAIVER OF THIS VOIDABILITY RIGHT HAS NO EFFECT. BUYER'S RIGHT TO VOID THIS CONTRACT SHALL TERMINATE AT CLOSING.

DISCLOSURE SUMMARY FOR THE COMMUNITY. The following disclosure summaries have been presented to Buyer prior to the execution of the Contract and are incorporated herein:

       1. AS A PURCHASER OF PROPERTY IN THIS COMMUNITY, YOU WILL BE OBLIGATED TO BE A MEMBER OF A HOMEOWNERS' ASSOCIATION.

       2. THERE HAVE BEEN OR WILL BE RECORDED RESTRICTIVE COVENANTS GOVERNING THE USE AND OCCUPANCY OF PROPERTIES IN THE COMMUNITY.

       3. YOU WILL BE OBLIGATED TO PAY ASSESSMENTS TO THE ASSOCIATION. ASSESSMENTS MAY BE SUBJECT TO PERIODIC CHANGE. IF APPLICABLE, THE CURRENT AMOUNT IS $ _______ PER _______. YOU WILL ALSO BE OBLIGATED TO PAY ANY SPECIAL ASSESSMENTS IMPOSED BY THE ASSOCIATION. SUCH SPECIAL ASSESSMENTS MAY BE SUBJECT TO CHANGE. IF APPLICABLE, THE CURRENT AMOUNT IS $_NONE_ PER _____.

       4. YOU MAY BE OBLIGATED TO PAY SPECIAL ASSESSMENTS TO THE RESPECTIVE MUNICIPALITY, COUNTY, OR SPECIAL DISTRICT. ALL ASSESSMENTS ARE SUBJECT TO PERIODIC CHANGE.

       5. YOUR FAILURE TO PAY SPECIAL ASSESSMENTS OR ASSESSMENTS LEVIED BY A MANDATORY HOMEOWNERS' ASSOCIATION COULD RESULT IN A LIEN ON YOUR PROPERTY.

       6. THERE MAY BE AN OBLIGATION TO PAY RENT OR LAND USE FEES FOR RECREATIONAL OR OTHER COMMONLY USED FACILITIES AS AN OBLIGATION OF MEMBERSHIP IN THE HOMEOWNERS' ASSOCIATION. IF APPLICABLE, THE CURRENT AMOUNT IS $_____NONE___ PER _____.

       7. THE DEVELOPER MAY HAVE THE RIGHT TO AMEND THE RESTRICTIVE COVENANTS WITHOUT THE APPROVAL OF THE ASSOCIATION MEMBERSHIP OR THE APPROVAL OF THE PARCEL OWNERS.

       8. THE STATEMENTS CONTAINED IN THIS DISCLOSURE FORM ARE ONLY SUMMARY IN NATURE, AND, AS A PROSPECTIVE PURCHASER, YOU SHOULD REFER TO THE COVENANTS AND THE ASSOCIATION GOVERNING DOCUMENTS BEFORE PURCHASING PROPERTY.

       9. THESE DOCUMENTS ARE EITHER MATTERS OF PUBLIC RECORD AND CAN BE OBTAINED FROM THE RECORD OFFICE IN THE COUNTY WHERE THE PROPERTY IS LOCATED, OR ARE NOT RECORDED AND CAN BE OBTAINED FROM THE DEVELOPER.

       AS A PROSPECTIVE PURCHASER, YOU SHOULD NOT EXECUTE THIS CONTRACT UNTIL YOU HAVE RECEIVED AND READ THE DISCLOSURE SUMMARY PRINTED ABOVE AND REQUIRED BY
SECTION 720.401, FLORIDA STATUTES.

                             ASSOCIATION DISCLOSURE
                                  INDIGO LAKES

IF THE DISCLOSURE SUMMARY REQUIRED BY SECTION 720.401, FLORIDA STATUTES, HAS NOT BEEN PROVIDED TO THE PROSPECTIVE PURCHASER BEFORE EXECUTING THIS CONTRACT FOR SALE, THIS CONTRACT IS VOIDABLE BY BUYER BY DELIVERING TO SELLER OR SELLER'S AGENT OR REPRESENTATIVE WRITTEN NOTICE OF THE BUYER'S INTENTION TO CANCEL WITHIN 3 DAYS AFTER RECEIPT OF THE DISCLOSURE SUMMARY OR PRIOR TO CLOSING, WHICHEVER OCCURS FIRST. ANY PURPORTED WAIVER OF THIS VOIDABILITY RIGHT HAS NO EFFECT. BUYER'S RIGHT TO VOID THIS CONTRACT SHALL TERMINATE AT CLOSING.

DISCLOSURE SUMMARY FOR THE COMMUNITY. The following disclosure summaries have been presented to Buyer prior to the execution of the Contract and are incorporated herein:

       1. AS A PURCHASER OF PROPERTY IN THIS COMMUNITY, YOU WILL BE OBLIGATED TO BE A MEMBER OF A HOMEOWNERS' ASSOCIATION.

       2. THERE HAVE BEEN OR WILL BE RECORDED RESTRICTIVE COVENANTS GOVERNING THE USE AND OCCUPANCY OF PROPERTIES IN THE COMMUNITY.

       3. YOU WILL BE OBLIGATED TO PAY ASSESSMENTS TO THE ASSOCIATION. ASSESSMENTS MAY BE SUBJECT TO PERIODIC CHANGE. IF APPLICABLE, THE CURRENT AMOUNT IS $ _______ PER _______. YOU WILL ALSO BE OBLIGATED TO PAY ANY SPECIAL ASSESSMENTS IMPOSED BY THE ASSOCIATION. SUCH SPECIAL ASSESSMENTS MAY BE SUBJECT TO CHANGE. IF APPLICABLE, THE CURRENT AMOUNT IS $_NONE_ PER _____.

       4. YOU MAY BE OBLIGATED TO PAY SPECIAL ASSESSMENTS TO THE RESPECTIVE MUNICIPALITY, COUNTY, OR SPECIAL DISTRICT. ALL ASSESSMENTS ARE SUBJECT TO PERIODIC CHANGE.

       5. YOUR FAILURE TO PAY SPECIAL ASSESSMENTS OR ASSESSMENTS LEVIED BY A MANDATORY HOMEOWNERS' ASSOCIATION COULD RESULT IN A LIEN ON YOUR PROPERTY.

       6. THERE MAY BE AN OBLIGATION TO PAY RENT OR LAND USE FEES FOR RECREATIONAL OR OTHER COMMONLY USED FACILITIES AS AN OBLIGATION OF MEMBERSHIP IN THE HOMEOWNERS' ASSOCIATION. IF APPLICABLE, THE CURRENT AMOUNT IS $_____NONE___ PER _____.

       7. THE DEVELOPER MAY HAVE THE RIGHT TO AMEND THE RESTRICTIVE COVENANTS WITHOUT THE APPROVAL OF THE ASSOCIATION MEMBERSHIP OR THE APPROVAL OF THE PARCEL OWNERS.

       8. THE STATEMENTS CONTAINED IN THIS DISCLOSURE FORM ARE ONLY SUMMARY IN NATURE, AND, AS A PROSPECTIVE PURCHASER, YOU SHOULD REFER TO THE COVENANTS AND THE ASSOCIATION GOVERNING DOCUMENTS BEFORE PURCHASING PROPERTY.

       9. THESE DOCUMENTS ARE EITHER MATTERS OF PUBLIC RECORD AND CAN BE OBTAINED FROM THE RECORD OFFICE IN THE COUNTY WHERE THE PROPERTY IS LOCATED, OR ARE NOT RECORDED AND CAN BE OBTAINED FROM THE DEVELOPER.

       AS A PROSPECTIVE PURCHASER, YOU SHOULD NOT EXECUTE THIS CONTRACT UNTIL YOU HAVE RECEIVED AND READ THE DISCLOSURE SUMMARY PRINTED ABOVE AND REQUIRED BY
SECTION 720.401, FLORIDA STATUTES.

EXHIBIT L

                      MEMORANDUM OF RIGHT OF FIRST REFUSAL

                       AGREEMENT OF RIGHT OF FIRST REFUSAL

      THIS AGREEMENT OF RIGHT OF FIRST REFUSAL ("AGREEMENT") is made as of February 9, 2005, by Colonial Homes, Inc., a Florida corporation and The Colonial Company, an Alabama corporation ("SELLER"), and Meritage Homes of Florida, Inc., an Arizona corporation ("BUYER"), on the terms and conditions set forth herein.

                                    RECITALS

      A. The parties to this Agreement have previously entered into a Master Transaction Agreement ("MASTER AGREEMENT"), an Agreement of Purchase and Sale of Assets, an Agreement of Purchase and Sale of Real Property, an Option and Development Agreement, an Indemnification Agreement, and certain other agreements, all as described in the Master Agreement (collectively, the "TRANSACTION AGREEMENTS"). All capitalized terms used and not otherwise defined herein have the meaning ascribed in the Master Agreement.

      B. Seller is the owner of an undivided fee simple interest in that certain real property located in the County of Lee, State of Florida, as more particularly described on Exhibit "A" attached hereto (the "OWNED PROPERTY").

      C. Seller is a party to (1) a Contract for Purchase and Sale of Real Property dated on or about July 20, 2004, by and between Gordon D. Olson and Rosemary E. Olson, as sellers, and Colonial Homes, Inc., as buyer, and (2) a Contract for Purchase and Sale of Real Property dated on or about July 20, 2004 by and between J. William Fischer and Evelyn A. Fischer, as sellers, and Colonial Homes, Inc., as buyer (the "UNDERLYING PURCHASE CONTRACT"), pursuant to which Seller has the right to acquire real property adjacent to the Owned Property, as more particularly described therein (the "CONTRACTED PROPERTY," and together with the Owned Property, the "PROPERTY").

      D. In connection with the transactions contemplated by the Transaction Agreements, Seller desires to grant to Buyer a right of first refusal to Buyer with respect to the Property, upon and subject to the terms and conditions set forth in this Agreement.

                                    AGREEMENT

      NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Buyer and Seller hereby agree as follows:

      1. RIGHT OF FIRST REFUSAL. In the event Seller proposes to sell or otherwise transfer all or any of the Property, or any rights thereto (including, without limitation, any rights to acquire the Contracted Property pursuant to the Underlying Purchase Contract), to any person or entity (a "TRANSFER"), Buyer shall have a right of first refusal to purchase such portion of the Property on the terms and conditions hereinafter set forth.

      2. OFFER. In the event that Seller receives an offer to enter into a Transfer that Seller proposes to accept, Seller shall deliver to Buyer and First American Title Insurance Company ("ESCROW AGENT") a written notice (the "OFFER NOTICE") that shall include: (a) a copy of the written bona fide offer that sets forth all of the material terms upon which Seller intends to consummate the proposed Transfer, including, without limitation, (i) the name of the proposed transferee (the "PROPOSED TRANSFEREE") and information demonstrating that the Proposed Transferee is financially capable of performing all of its obligations under and with respect to such offer, (ii) the portion of the Property and/or rights therein or thereto to be transferred (the "OFFERED PROPERTY"), (iii) the bona fide cash price for which Seller proposes to Transfer the Property (the "OFFERED PRICE"), and the terms under which the proposed cash price is to be paid, and (iv) the proposed closing date for the Transfer; (b) a current commitment for an ALTA Extended Coverage Owner's Policy of Title Insurance-Form B 1970 (rev. 10-17-70 and 10-17-84) with Florida modifications in favor of Buyer for the Offered Property; and (c) an offer from Seller to sell the Offered Property to Buyer at the Offered Price pursuant to the terms set forth in this Agreement.

      3. EXERCISE OF RIGHT OF FIRST REFUSAL. At any time within fifteen (15) days after receipt of an Offer Notice, Buyer may elect to purchase the Offered Property at the purchase price determined in accordance with Section 4 below by delivering to Seller and Escrow Agent a written notice (an "EXERCISE NOTICE") of such election.

      4. PURCHASE PRICE. The purchase price ("PURCHASE PRICE") for the Offered Property shall be the Offered Price.

      5. CLOSING. In the event Buyer exercises its right of first refusal hereunder: (a) Buyer shall consummate the transaction described in the Offer Notice, through an escrow established with Escrow Agent, on the later to occur of (i) the closing date specified in the Offer or (ii) ten (10) business days following the applicable Exercise Notice, and (b) Seller shall convey the Property to Buyer by statutory warranty deed in the same form as that attached to the Option Agreement as Exhibit "H", free of (a) any monetary and/or financial liens and encumbrances (other than current taxes not yet due) and any additional encumbrances incurred by Seller after the Agreement Date in violation of any provision of this Agreement, and (b) all leases, possessory agreements, licenses, operating agreement, and any other instrument affecting the Offered Property and granting any possessory interest thereto to any person or entity other than Buyer. Except for Seller's acquisition of the Contracted Property pursuant to the Underlying Purchase Agreement, Seller shall not take any action to affect title to the Property while this Agreement is in effect.

      6. SELLER'S RIGHT TO TRANSFER. If the Offered Property is not purchased by Buyer as provided in Sections 3 and 5, then the Seller may Transfer the Offered Property, but no other portion of the Property, to the Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within ninety (90) days after the date of delivery of the Offer Notice. Seller's right to Transfer the Offered Property pursuant to this Section 6 shall apply only with respect to the Offered Property, and shall not excuse Seller from its obligations hereunder with respect to any other portion of the Property. Furthermore, if the Offered Property is not transferred to the Proposed Transferee within ninety (90) days after the date of delivery of the Offer Notice, a new Offer Notice shall be given Buyer, and Buyer shall again be offered the right of first refusal provided herein, before any of the Property may be Transferred.

      7. UNDERLYING PURCHASE RIGHTS. If Seller, at any time, determines that it will not consummate the purchase of the Contracted Property pursuant to the Underlying Purchase Contract for any reason other than a default by the seller under the Underlying Purchase Contract that would entitle Seller to receive a return of all of Seller's earnest money deposited pursuant to the Underlying Purchase Contract, then Seller shall offer to assign and transfer to Buyer, at no cost to Buyer, all of its right, title, and interest in and to the Underlying Purchase Contract, the Contracted Property, and any escrow related thereto (including, without limitation, any earnest money deposited therein) by delivering written notice to Buyer of such offer at least fifteen (15) days prior to terminating or canceling the Underlying Purchase Contract. Such notice shall include all material information in Seller's possession and/or control regarding the Underlying Purchase Contract and the Contracted Property. Buyer shall have until the termination or cancellation of the Underlying Purchase Contract to exercise the offer by delivery of written notice of such exercise and definitive instruments, in commercially reasonable form, effectuating such assignment and transfer.

      8. INJUNCTIVE RELIEF. Seller acknowledges that Seller's breach of this Agreement would cause Buyer irreparable harm and that Buyer shall be entitled to obtain injunctive relief from a court of competent jurisdiction in the event of Seller's breach or threatened breach of this Agreement.

      9. MISCELLANEOUS. The provisions of Section 12 of the Option Agreement are hereby incorporated herein by this reference, except all references therein to "Optionor" shall be deemed to mean "Seller" hereunder, all references therein to "Optionee" shall be deemed to mean "Buyer hereunder, and all references therein to "this Agreement," or similar import, shall be deemed to mean this Agreement of Right of First Refusal.

                Remainder of this page intentionally left blank.
                           Signature page(s) follow.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date first written above by their respective officers thereunder duly authorized.

                                           MERITAGE HOMES CORPORATION,
                                           a Maryland corporation

                                           /s/ John R. Landon
                                           -------------------------------
                                           By:  John R. Landon
                                           Its: Co-Chief Executive Officer

                                           MERITAGE HOMES OF FLORIDA, INC.,
                                           an Arizona corporation

                                           /s/ John R. Landon
                                           -------------------------------
                                           By:  John R. Landon
                                           Its: Co-Chief Executive Officer

                                           COLONIAL HOMES, INC.,
                                           a Florida corporation

                                           /s/ Alan S. Farrior
                                           -------------------------------
                                           By:  Alan S. Farrior
                                           Its: President

                                           COLONIAL SHORES L.L.C.,
                                           a Florida limited liability company

                                           /s/ Alan S. Farrior
                                           -------------------------------
                                           By:  Alan S. Farrior
                                           Its: President

                                           THE COLONIAL COMPANY,
                                           an Alabama corporation

                                           /s/ PL Mc Leod Jr.
                                           -------------------------------
                                           By:  PL Mc Leod Jr.
                                           Its: President & CEO

STATE OF Texas   )
                 )ss:
COUNTY OF Dallas )

      The foregoing instrument was acknowledged before me this 10th day of Feb., ________________, by_____________________________________________________,
as___________________________________of________________________________________,
a Maryland corporation, on behalf of the corporation, who is personally known to me or produced a Texas drivers license for identification.

                                           Notary: /s/ Glenda Holmes
                                                   -----------------------------
                [NOTARIAL SEAL]            Print Name___________________________
                                           Notary Public, State of______________
                                           My commission expires:_______________

[ ] Personally Known OR [X] Produced Identification
Type of Identification Produced TX D.L.

STATE OF Texas   )
                 )ss:
COUNTY OF Dallas )

      The foregoing instrument was acknowledged before me this 10th day of Feb., _____, by________________________,as__________________of______________________ ,
a Orizona corporation, on behalf of the corporation, who is personally known to me or produced a _____________ drivers license for identification.

                                           Notary: /s/ Glenda Holmes
                                                   -----------------------------
                [NOTARIAL SEAL]            Print Name:__________________________
                                           Notary Public, State of______________
                                           My commission expires:_______________

[ ] Personally Known OR [X] Produced Identification
Type of Identification Produced TX. D.L.

STATE OF Texas   )
                 )ss:
COUNTY OF Dallas )

      The foregoing instrument was acknowledged before me this 10th day of Feb., ________________, by_____________________________________________________,
as___________________________________of________________________________________,
a Florida corporation, on behalf of the corporation, who is personally known to me or produced a Alabama D.L. drivers license for identification.

                                           Notary: /s/ Glenda Holmes
                                                   -----------------------------
                [NOTARIAL SEAL]            Print Name:__________________________
                                           Notary Public, State of______________
                                           My commission expires:_______________

[ ] Personally Known OR [X] Produced Identification
Type of Identification Produced Alabama D.L.

STATE OF Texas   )
                 )ss:
COUNTY OF Dallas )

      The foregoing instrument was acknowledged before me this 10th day of Feb., ________________, by _____________________, as ______________________ of
________________________________, a Florida corporation, on behalf of the corporation, who is personally known to me or produced a Alabama D.L. drivers license for identification.

                                           Notary: /s/ Glenda Holmes
                                                   -----------------------------
                [NOTARIAL SEAL]            Print Name:__________________________
                                           Notary Public, State of______________
                                           My commission expires:_______________

[ ] Personally Known OR [X] Produced Identification
Type of Identification Produced Alabama D.L.

STATE OF Texas   )
                 )ss:
COUNTY OF Dallas )

      The foregoing instrument was acknowledged before me this 10th day of Feb., ____________, by _________________________________, as _____________________ of
____________________________, a Alabama corporation, on behalf of the corporation, who is personally known to me or produced a Alabama drivers license for identification.

                                           Notary: /s/ Glenda Holmes
                                                   -----------------------------
                [NOTARIAL SEAL]            Print Name:__________________________
                                           Notary Public, State of______________
                                           My commission expires:_______________

[ ] Personally Known OR [X] Produced Identification
Type of Identification Produced Alabama D.L.

                EXHIBIT A TO AGREEMENT OF RIGHT OF FIRST REFUSAL

                           (Description of Property)

EXHIBIT M

                             MEMORANDUM OF AGREEMENT

                                             INSTR # 6645062
                                             OR BK 04589 Pgs 4575 - 4578; (4pgs)
                                             RECORDED 02/11/2005 03:04:34 PM
                                             CHARLIE GREEN, CLERK OF COURT
This instrument prepared by, and to be       LEE COUNTY, FLORIDA
returned to:                                 RECORDING FEE 35.50
Michael Sabatello, Esq.                      DEPUTY CLERK P Haywood
Greenberg Traurig, LLP
777 S. Flagler Drive, Suite 300 East
West Palm Beach, Florida, 33419

Parcel Identification Nos.________________

                             MEMORANDUM OF AGREEMENT
                     (MOODY RIVER & TRIANA AT RENAISSANCE)

      By this Memorandum of Agreement ("MEMORANDUM") entered into this 10th day of February, 2005, Colonial Homes, Inc., a Florida corporation ("SELLER"), and Meritage Homes of Florida, Inc., an Arizona corporation ("BUYER"), hereby declare and agree as follows:

      A. Seller owns that certain real property located in Lee County, Florida and described on the attached Exhibit "A" (the "PROPERTY").

      B. Seller has granted to Buyer certain rights relating to the Property (the "PROPERTY RIGHTS") pursuant to that certain Master Transaction Agreement by and among Buyer, Seller and certain related parties (as amended from time to time, the "AGREEMENT").

      C. Buyer and Seller desire to give actual and constructive notice to all persons dealing with the Property of the existence of the Agreement and Buyer's rights with respect thereto.

                                   MEMORANDUM:

      1. The foregoing recitals are true and correct and are incorporated herein by this reference.

      2. The Property Rights shall continue in full force and effect until the date that the Agreement is terminated with respect to the Property in accordance with the terms and conditions of the Agreement.

      3. A complete copy of the Agreement can be reviewed and examined at the office of Buyer's counsel, as set forth in the upper left-hand corner of this Memorandum.

      4. All of the terms, conditions, and agreements contained within the Agreement are fully incorporated herein by reference as if fully set forth herein. This Memorandum is not intended to change any of the terms of the Agreement and in the event of any conflict between this Memorandum and the Agreement, the Agreement shall control.

      IN WITNESS WHEREOF, the parties have executed this Memorandum of Agreement as of the date first set forth above.

WITNESSES:                                   SELLER:

(1) /s/ Victoria A. Nelson
    ----------------------                   COLONIAL HOMES, INC.,
Signature                                    Florida corporation
    Victoria A. Nelson
--------------------------
Printed Name

(2) /s/ James M. Sack                        By:   /s/  Alan S. Farrior
    ----------------------                         -----------------------------
 Signature                                   Name: Alan S. Farrior
     James M. Sack                           Its   President
--------------------------                   (seal)
 Printed Name

WITNESSES:                                   BUYER:

(1) /s/ C. Timothy White
    ----------------------                   MERITAGE HOMES OF FLORIDA, INC.,
Signature                                    an Arizona corporation
    C. Timothy White
--------------------------
Printed Name

(2) /s/ Jeff Beck                            By:   /s/ John R. Landon
    ----------------------                         -----------------------------
Signature                                    Name: John R. Landon
    Jeff Beck                                Its   Co-Chief Executive Officer
--------------------------
Printed Name                                 (seal)

STATE OF TEXAS   )
                 ) ss:
COUNTY OF DALLAS )

      The foregoing instrument was acknowledged before me this 10th day of Feb., ________________, by Alan S. Farrior, as President of Colonial Homes, Inc., a Florida corporation, on behalf of the corporation, who is personally known to me or produced a Alabama D.L. drivers license for identification.

                                             Notary: /s/ Glenda Holmes
                                                     ---------------------------
             [NOTARIAL SEAL]                 Print Name:________________________
                                             Notary Public, State of____________
                                             My commission expires:_____________

[ ] Personally Known OR [X] Produced Identification
Type of Identification Produced Alabama D.L.

STATE OF TEXAS   )
                 ) ss:
COUNTY OF DALLAS )

     The foregoing instrument was acknowledged before me this 10th day of Feb., _________, by ______________________, as _____________________ of Meritage
Homes of Florida, Inc., an Arizona corporation, on behalf of the corporation, who is personally known to me or produced a TEXAS drivers license for identification.

                                             Notary: /s/ Glenda Holmes
                                                     ---------------------------
             [NOTARIAL SEAL]                 Print Name:________________________
                                             Notary Public, State of____________
                                             My commission expires:_____________

[ ] Personally Known OR [X] Produced Identification
Type of Identification Produced D.L.

                                    EXHIBIT A
                            LEGAL DESCRIPTION (CONDO)

PARCEL VII: (Renaissance)

All of Tract "G", Renaissance, a subdivision according to the Plat thereof as recorded in Plat Book 72, Page 18 through 30 of the Public Records of Lee County, Florida.

Less the following:

All of Triana I of Renaissance, a Condominium according to the Declaration of Condominium recorded in O.R. Book 3887, Page 2824, of the Public Records of Lee County, Florida.

And

All of Triana II of Renaissance, a Condominium according to the Declaration of Condominium recorded in O.R. Book 4537, Page 1143, of the Public Records of Lee County, Florida.